Filed Pursuant to Rule 424(b)(3)

Registration No. 333-281617

PROSPECTUS SUPPLEMENT NO. 1

(to Prospectus dated September 5, 2024)

Mangoceuticals, Inc.

1,077,778 Shares of Common Stock

This prospectus supplement updates, amends, and supplements the prospectus dated September 5, 2024 (as amended and supplemented, the “Prospectus”), which forms a part of Mangoceuticals, Inc.’s (the “Company’s”, “our”) Registration Statement on Form S-1 (Registration No. 333-281617). Certain capitalized terms used herein are defined in the Prospectus.

This prospectus supplement is being filed to update, amend, and supplement the information in the Prospectus:

(a) to update the “Selling Stockholders” table set forth in the Prospectus, to account for the transfers of certain shares of Series B Preferred Stock and Warrants held by the original Selling Stockholder named therein; and

(b) with the information contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2024 (the “Quarterly Report”), and our Current Reports on Form 8-K, filed with the SEC on September 27, 2024; October 1, 2024; October 2, 2024; October 3, 2024; October 11, 2024; October 22, 2024; October 25, 2024; October 31, 2024; November 12, 2024; December 6, 2024; December 19, 2024; December 26, 2024; January 8, 2025; January 15, 2025; January 21, 2025; January 31, 2025; and February 7, 2025 (collectively, the “Current Reports”), to disclose, among other things, a 1-for-15 reverse stock split of the Company’s outstanding common stock which became effective at 12:01 A.M. Eastern Time on October 16, 2024, as more fully described below (the “Reverse Stock Split”).

Accordingly, we have attached an update to the “Selling Stockholders” table, the Quarterly Report and Current Reports to this prospectus supplement.

The share values, floor prices and exercise prices of the Company’s Series B Convertible Preferred Stock and warrants (as applicable), discussed in the updated “Selling Stockholders” table below, have been retroactively adjusted to take into account the Reverse Stock Split.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our common stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MGRX”. On February 7, 2025, the last reported sale price for our common stock as reported on Nasdaq was $4.25 per share.

INVESTING IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 29 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Please insert this prospectus supplement into your Prospectus and retain both this prospectus supplement and the Prospectus for future reference. If you would like to receive a copy of the Prospectus, as supplemented, please write to Mangoceuticals, Inc. at 15110 N. Dallas Parkway, Suite 600, Dallas, Texas 75248.

The date of this prospectus supplement is February 10, 2025.

SELLING STOCKHOLDERS

The following updates the Selling Stockholder table set forth in the Prospectus, to account for a transfer of shares listed in such table that the Company is aware of since the date of the Prospectus. Effective on December 19, 2024, in three separate transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), Platinum Point Capital LLC (“Platinum”), the original Selling Stockholder named in the Prospectus, sold (a) 436 shares of Series B Convertible Preferred Stock (“Series B Preferred”) of the Company, to Abri Advisors Ltd. (“Abri”); (b) 174 shares of Series B Preferred to MAAB Global, Ltd. (“MAAB”); and (c) 610 shares of Series B Preferred and common stock purchase warrants to purchase up to 100,000 shares of common stock (of which common stock purchase warrants to purchase up to 21,250 shares of common stock were from the Warrants and common stock purchase warrants to purchase up to 68,730 shares of common stock were from warrants sold at the Initial Closing) to Clover Crest Bahamas Limited (“Clover”). The table under the section entitled “Selling Stockholders” of the Prospectus, is therefore amended as described below, by: (i) reducing the number of shares of common stock being offered by Platinum; (ii) including Abri, MAAB and Clover as a selling stockholder thereunder; and (iii) updating the total number of unsold shares of common stock underlying the Series B Preferred held by Platinum and included in the Prospectus as of the date of this prospectus supplement.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock Offered Hereby		Number of Shares of Common Stock Owned After Offering		%
Brian Freifeld (1)	444,327	(2)	190,972	(3)	—	(4)	—
Abri Advisors Ltd.(5)	213,156	(6)	213,156	(7)	—	(4)	—
MAAB Global Ltd.(8)	418,401	(9)	85,067	(10)	333,334	(4)(14)	9.1	% (15)
Clover Crest Bahamas Limited(11)	398,222	(12)	329,472	(13)	—	(4)	—

(1)	The securities are held by Platinum Point Capital LLC. Platinum Point Capital LLC is managed by Brian Freifeld, who may be deemed to have beneficial ownership. Address: 353 Lexington Avenue, Suite 1501, New York, New York 10065.

(2)	Consists of (i) 102,105 shares of Common Stock; (ii) 122,222 shares of Common Stock issuable upon conversion of 250 shares of Series B Preferred Stock with each share having a stated value of $1,100 and having an assumed conversion price of the floor price of $2.25 per share; (iii) 151,200 shares of Common Stock issuable upon exercise of warrants received at the Initial Closing with an exercise price of $1.50 per share; (iv) 45,834 shares of Common Stock issuable upon exercise of the $0.50 Warrants (which have an exercise price of $1.50 following the Reverse Stock Split and a dilutive issuance); and (v) 22,916 shares issuable upon exercise of the $1.00 Warrants (which have an exercise price of $1.50 following the Reverse Stock Split and a dilutive issuance). The Series B Designation includes a conversion limitation prohibiting any holder and their affiliates from converting the Series B Preferred Stock into Common Stock in the event that upon such conversion their beneficial ownership of the Company’s Common Stock would exceed 4.99%.

(3)	Consists of 122,222 shares of Common Stock issuable upon conversion of 250 shares of Series B Preferred Stock with each share having a stated value of $1,100 and having an assumed conversion price of the floor price of $2.25 per share; and (i) 45,834 shares of Common Stock issuable upon exercise of the $0.50 Warrants (which have an exercise price of $1.50 following the Reverse Stock Split and a dilutive issuance); and (ii) 22,916 shares issuable upon exercise of the $1.00 Warrants (which have an exercise price of $1.50 following the Reverse Stock Split and a dilutive issuance).

(4)	Assumes all shares registered in this registration statement and in the Prior Registration Statement will be sold.

(5)	The securities held by Abri Advisors Ltd. may be deemed to be beneficially owned by Jeffrey Tirman, its President and sole director. Address: Clarendon House, 2 Church St., Hamilton HM11, Bermuda.

(6)	Consists of 213,156 shares of Common Stock issuable upon conversion of 436 shares of Series B Preferred Stock with each share having a stated value of $1,100 and having an assumed conversion price of the floor price of $2.25 per share. The Series B Designation includes a conversion limitation prohibiting any holder and their affiliates from converting the Series B Preferred Stock into Common Stock in the event that upon such conversion their beneficial ownership of the Company’s Common Stock would exceed 4.99%.

(7)	Consists of 213,156 shares of Common Stock issuable upon conversion of 436 shares of Series B Preferred Stock with each share having a stated value of $1,100 and having an assumed conversion price of the floor price of $2.25 per share.

(8)	The shares of Common Stock held by MAAB Global Ltd. may be deemed to be beneficially owned by Bruce Brent, its President. Address: 34 Gibson Ave, Toronto, Ontario M5R 1T5.

(9)	Consists of 85,067 shares of Common Stock issuable upon conversion of 174 shares of Series B Preferred Stock with each share having a stated value of $1,100 and having an assumed conversion price of the floor price of $2.25 per share. Also includes 333,334 shares of Common Stock issuable, at the option of the holder, upon the conversion of $500,000 of outstanding debt at a conversion price of $1.50 per share. The Series B Designation includes a conversion limitation prohibiting any holder and their affiliates from converting the Series B Preferred Stock into Common Stock in the event that upon such conversion their beneficial ownership of the Company’s Common Stock would exceed 4.99%.

(10)	Consists of 85,067 shares of Common Stock issuable upon conversion of 174 shares of Series B Preferred Stock with each share having a stated value of $1,100 and having an assumed conversion price of the floor price of $2.25 per share.

(11)	The securities held by Clover Crest Bahamas Limited may be deemed to be beneficially owned by Eric Strachan, its Director. Address: Templeton Building, West Bay Street, Nassau, Bahamas.

(12)	Consists of (i) 68,720 shares of Common Stock issuable upon exercise of warrants originally issued at the Initial Closing with an exercise price of $1.50 per share; (ii) 298,222 shares of Common Stock issuable upon conversion of 610 shares of Series B Preferred Stock with each share having a stated value of $1,100 and having an assumed conversion price of the floor price of $2.25 per share; (iii) 20,833 shares of Common Stock issuable upon exercise of the $0.50 Warrants (which have an exercise price of $1.50 following the Reverse Stock Split and a dilutive issuance); and (iv) 10,417 shares issuable upon exercise of the $1.00 Warrants (which have an exercise price of $1.50 following the Reverse Stock Split and a dilutive issuance). The Series B Designation and each of the warrants held by the Selling Stockholder include a conversion/exercise limitation prohibiting any holder and their affiliates from converting/exercising the Series B Preferred Stock and/or warrants into Common Stock in the event that upon such conversion/exercise their beneficial ownership of the Company’s Common Stock would exceed 4.99%. The beneficial ownership limitation in the warrants can be increased to 9.99% with 61 days prior written notice to the Company.

(13)	Consists of (i) 298,222 shares of Common Stock issuable upon conversion of 610 shares of Series B Preferred Stock with each share having a stated value of $1,100 and having an assumed conversion price of the floor price of $2.25 per share; (ii) 20,833 shares of Common Stock issuable upon exercise of the $0.50 Warrants (which have an exercise price of $1.50 following the Reverse Stock Split and a dilutive issuance); and (iii) 10,417 shares issuable upon exercise of the $1.00 Warrants (which have an exercise price of $1.50 following the Reverse Stock Split and a dilutive issuance).

(13)	Consists of (i) 298,222 shares of Common Stock issuable upon conversion of 610 shares of Series B Preferred Stock with each share having a stated value of $1,100 and having an assumed conversion price of the floor price of $2.25 per share; (ii) 20,833 shares of Common Stock issuable upon exercise of the $0.50 Warrants (which have an exercise price of $1.50 following the Reverse Stock Split and a dilutive issuance); and (iii) 10,417 shares issuable upon exercise of the $1.00 Warrants (which have an exercise price of $1.50 following the Reverse Stock Split and a dilutive issuance).

(14)	Represents 333,334 shares of Common Stock issuable, at the option of the holder, upon the conversion of $500,000 of outstanding debt at a conversion price of $1.50 per share.

(15)	Based on an aggregate of 3,650,708 shares of Common Stock outstanding, assuming the conversion of the holder’s Series B Preferred Stock into Common Stock and the sale of such shares by the holder.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2024

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File Number: 001-41615

Mangoceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Texas	87-3841292
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(214) 242-9619

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MGRX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Number of shares of registrant’s common stock outstanding as of November 14, 2024: 2,486,512.

Cautionary Statement Regarding Forward-Looking Information

This Quarterly Report on Form 10-Q (this “Report”) contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, regarding future events and the future results of Mangoceuticals, Inc. (the “Company”) that are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the management of the Company. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this Report. Factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in this Report, including under, or incorporated by reference into, “Risk Factors”, which factors include:

●	our ability to obtain additional funding, the terms of such funding, and dilution caused thereby;

●	the effect of pandemics on our operations, sales, and the market for our products;

●	our ability to build and maintain our brand;

●	cybersecurity, information systems and fraud risks and problems with our websites;

●	our ability to expand and grow our operations, and successfully market our products;

●	changes in, and our compliance with, rules and regulations affecting our operations, sales, and/or our products;

●	shipping, production or manufacturing delays;

●	our ability to increase sales;

●	regulations we are required to comply with in connection with our operations, manufacturing, labeling and shipping;

●	competition from existing competitors or new competitors or products that may emerge;

●	our dependency on third-parties to prescribe and compound our products;

●	our ability to establish or maintain relations and/or relationships with third-parties;

●	potential safety risks associated with our products, including the use of ingredients, combination of such ingredients and the dosages thereof;

●	the effects of changing inflation and interest rates, economic downturns, including potential recessions, as well as macroeconomic, geopolitical, health and industry trends, pandemics, acts of war (including the ongoing Ukraine/Russian conflict and ongoing conflict in and around Israel) and other large-scale crises;

●	our ability to protect intellectual property rights, claims that we have infringed on intellectual property rights, litigation and the outcome thereof;

●	our ability to adequately support future growth; and

●	other risk factors included under “1A. Risk Factors” below.

1

You should read the matters described in “1A. Risk Factors” and the other cautionary statements made in this Report, as being applicable to all related forward-looking statements wherever they appear in this Report. We cannot assure you that the forward-looking statements in this Report will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. All forward-looking statements included herein speak only of the date of the filing of this Report. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

Summary Risk Factors

Our business is subject to varying degrees of risk and uncertainty. Investors should consider the risks and uncertainties summarized below, as well as the risks and uncertainties discussed in Part II, Item 1A, “Risk Factors” of this Quarterly Report on Form 10-Q and Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the Securities and Exchange Commission on April 1, 2024 (the “2023 Annual Report”). Investors should also refer to the other information contained or incorporated by reference in this Quarterly Report on Form 10-Q, including our financial statements and related notes, and our other filings made from time to time with the Securities and Exchange Commission. Our business operations could also be affected by factors that we currently consider to be immaterial or that are unknown to us at the present time. If any of these risks occur, our business, financial condition, and results of operations could be materially and adversely affected, and the trading price of our common stock could decline or our common stock could become worthless:

Our business is subject to numerous risks and uncertainties, including those described below and elsewhere in this prospectus. These risks include, but are not limited to, the following:

●	Our need for additional funding, the availability and terms of such funding, and dilution caused thereby;

●	The fact that we have a limited operating history, have produced only a limited amount of products and have generated only limited revenues to date;

●	Our ability to execute our growth strategy and scale our operations and risks associated with such growth, and our ability to attract members and customers;

●	The effect of pandemics and governmental responses thereto on our operations, those of our vendors, our customers and the economy in general;

●	Risks associated with our products not being, and not expected to be, approved by the FDA and not having the benefit of the U.S. Food and Drug Administration (“FDA”)’s clinical trial protocol which seeks to prevent the possibility of serious patient injury and death;

●	Risks that the FDA may determine that the compounding of our products does not fall within the exemption from the Federal Food, Drug and Cosmetic Act (“FFDCA Act”) provided by Section 503A thereof;

●	Our significant reliance on related party transactions and risks associated with such related party relationships and agreements;

●	The effect of data security breaches, malicious code and/or hackers;

●	Competition and our ability to create a well-known brand name;

2

●	Changes in consumer tastes and preferences;

●	Material changes and/or terminations of our relationships with key parties;

●	Significant product returns from customers, product liability, recalls and litigation associated with tainted products or products found to cause health issues;

●	Our ability to innovate, expand our offerings and compete against competitors which may have greater resources;

●	Our Chairman and Chief Executive Officer, Jacob D. Cohen, having significant voting control over the company which may deter some investors;

●	Our ability to prevent credit card and payment fraud;

●	Risks associated with inflation, and increases in interest rates and economic downturns, including potential recessions, as well as macroeconomic, geopolitical, health and industry trends, pandemics, acts of war (including the ongoing Ukraine/Russian conflict and Israel/Hamas conflict) and other large-scale crises;

●	The risk of unauthorized access to confidential information;

●	Our ability to protect our intellectual property and trade secrets, claims from third-parties that we have violated their intellectual property or trade secrets, lawsuits in connection therewith, and the outcome of lawsuits associated therewith;

●	Our and our providers’ ability to comply with government regulations, changing regulations and laws, penalties associated with any non-compliance (inadvertent or otherwise), the effect of new laws or regulations, and our ability to comply with such new laws or regulations;

●	Our reliance on our current management and the terms of their employment agreements with us;

●	The outcome of future lawsuits, litigation, regulatory matters or claims;

●	The rights and preferences of our outstanding preferred stock, including liquidation preferences in connection therewith and dilution caused by the conversion thereof;

●	Dilution caused by the sale of securities and the conversion of outstanding preferred stock, convertible securities, and warrants;

●	Certain terms and provisions of our governing documents which may prevent a change of control, and which provide for indemnification of officers and directors, limit the liability of officers or directors, and provide for the board of director’s ability to issue blank check preferred stock; and

●	The volatile nature of the trading price of our common stock; dilution experienced by investors in the offering; and dilution which may be caused by future sales of securities.

Additional Information

Unless the context otherwise requires, all references in this Quarterly Report on Form 10-Q to “we,” “us,” “our,” “our company,” and “MangoRx” refer to Mangoceuticals, Inc. The MangoRx design logo, “MangoRx,” and our other registered or common law trademarks, service marks, or trade names appearing in this Quarterly Report on Form 10-Q are the property of Mangoceuticals, Inc. Other trade names, trademarks, and service marks used in this Quarterly Report on Form 10-Q are the property of their respective owners. Solely for convenience, we have omitted the ® and ™ designations, as applicable, for the trademarks we name in this Quarterly Report on Form 10-Q.

3

Reverse Stock Split

On March 25, 2024, at a special meeting of the Company’s stockholders (the “Special Meeting”), the stockholders of the Company approved an amendment to our Certificate of Formation, as amended and restated, to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.0001 per share, by a ratio of between one-for-two to one-for-fifty inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to March 25, 2025 (the “Stockholder Authority”).

On October 7, 2024, the Company’s Board of Directors (the “Board”), with the Stockholder Authority, approved an amendment to our Certificate of Formation, as amended and restated, to effect a reverse stock split of our common stock at a ratio of 1-for-15 (the “Reverse Stock Split”). The Reverse Stock Split is more fully described in the Company’s definitive proxy statement, which was filed with the Commission on March 1, 2024.

On October 8, 2024, we filed a Certificate of Amendment to our Certificate of Formation, as amended and restated (the “Certificate of Amendment”) with the Secretary of State of the State of Texas to affect the Reverse Stock Split.

Pursuant to the Certificate of Amendment, the Reverse Stock Split became effective on October 16, 2024, at 12:01 a.m. Eastern Time (the “Effective Time”). The shares of the Company’s common stock began trading on the Nasdaq Capital Market (“Nasdaq”) on a post-split basis on October 16, 2024, with new CUSIP number: 56270V205. No change was made to the trading symbol for the Company’s shares of common stock, “MGRX”, in connection with the Reverse Stock Split.

At the Effective Time, every fifteen (15) shares of issued and outstanding common stock were converted into one (1) share of issued and outstanding common stock, and the total outstanding shares of common stock were reduced from approximately 35.5 million to approximately 2.4 million, without giving effect to any rounding up of fractional shares.

No fractional shares were issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares, were entitled to have their fractional shares rounded up to the nearest whole share. No stockholders received cash in lieu of fractional shares.

In addition, the number of shares of common stock issuable upon exercise of our stock options and other equity awards (including shares reserved for issuance under the Company’s equity compensation plan) were proportionately adjusted by the applicable administrator, using the 1-for-15 ratio, to be effective at the Effective Time, pursuant to the terms of the Company’s equity plans. In addition, the exercise price for each outstanding stock option and warrant will be increased in inverse proportion to the 1-for-15 split ratio such that upon an exercise, the aggregate exercise price payable by the optionee or warrant holder to the Company for the shares subject to the option or warrant will remain approximately the same as the aggregate exercise price prior to the Reverse Stock Split, subject to the terms of such securities. Similar changes were made to other outstanding convertible securities.

The effects of the Reverse Stock Split have been retroactively reflected throughout this Report unless otherwise stated.

4

Part I – FINANCIAL INFORMATION

Item 1. Financial Statements

Mangoceuticals, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$73,912	$739,006
Inventory	13,213	18,501
Prepaid expenses - related party	-	60,953
Deposits	16,942	16,942
TOTAL CURRENT ASSETS	104,067	835,402

NON-CURRENT ASSETS
Property and equipment, net of accumulated depreciation of $2,001 and $28,752	3,061	96,129
Right of use - asset	74,913	119,262
Intangible assets - acquired patents	14,610,000	-
TOTAL NON-CURRENT ASSETS	14,687,974	215,391

TOTAL ASSETS	$14,792,041	$1,050,793

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	707,519	140,765
Accounts payable and accrued liabilities - related party	46,443	-
Payroll tax liabilities	5,580	6,595
Notes payable to related parties	187,500	-
Right-of-use liability - operating lease	69,340	63,718
Other liabilities - patent purchase payable	375,000	-
TOTAL CURRENT LIABILITIES	1,391,382	211,078

LONG-TERM LIABILITIES
Right-of-use liability - operating lease	12,167	64,961
TOTAL LONG-TERM LIABILITIES	12,167	64,961

TOTAL LIABILITIES	1,403,549	276,039

COMMITMENTS AND CONTINGENCIES (SEE NOTE 11)

STOCKHOLDERS’ EQUITY
Series B Convertible Preferred stock, (par value $0.0001), 6,000 shares authorized, 1,860 and 0 shares were issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	-	-
Series C Convertible Preferred stock (par value $0.0001), 6,250,000 shares authorized) 980,000 and 0 shares were issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	98	-
Common stock (par value $0.0001), 200,000,000 shares authorized, 2,134,625 and 1,427,967 were issued and outstanding as of September 30, 2024 and December 31, 2023, respectively*	213	148
Stock warrants	34,300	-
Subscription receivable	(250,000)	-
Additional paid in capital	31,592,347	12,002,779
Accumulated deficit	(17,985,966)	(11,228,173)
Accumulated other comprehensive loss	(1,663)	-
TOTAL STOCKHOLDERS’ EQUITY	13,389,329	774,754
Non-controlling interest	(837)	-
TOTAL STOCKHOLDERS’ EQUITY	13,388,492	774,754

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,792,041	$1,050,793

*	Shares have been retroactively adjusted to reflect the decreased number of shares resulting from a 1 for 15 reverse stock split

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

Mangoceuticals, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(Unaudited)

	For The Three Months	For The Three Months	For The Nine Months	For The Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Revenues
Revenues	$133,368	$245,160	$510,626	$487,119
Cost of revenues	21,505	52,193	71,965	101,538
Cost of revenues - related party	29,192	48,378	138,800	96,663
Gross profit	82,671	144,589	299,861	288,918

Operating expenses
General and administrative expenses	523,855	544,960	2,146,517	2,496,574
Salary and benefits	242,941	271,466	795,255	667,560
Advertising and marketing	251,330	720,531	1,332,957	1,633,528
Investor relations	255,000	255,500	438,000	774,965
Stock based compensation	567,619	151,592	1,881,464	1,367,134
Total operating expenses	1,840,745	1,944,049	6,594,193	6,939,761

Loss from operations	(1,758,074)	(1,799,460)	(6,294,332)	(6,650,843)

Other expense
Imputed interest - related party	-	-	-	(6,473)
Interest expense - amortization on discount	241,620	-	464,298	-
Total other expense	241,620	-	464,298	(6,473)

Loss before income taxes	(1,999,694)	(1,799,460)	(6,758,630)	(6,644,370)

Income taxes	-	-	-	-

Net loss	(1,999,694)	(1,799,460)	(6,758,630)	(6,644,370)

Net loss attributed to non-controlling interest	(461)	-	(837)	-

Net loss attributed to Mangoceuticals, Inc.	(1,999,233)	(1,799,460)	(6,757,793)	(6,644,370)

Basic and diluted loss per share
Basic and diluted loss per share	$(0.99)	$(1.70)	$(3.83)	$(6.68)

Weighted average number of shares *
Basic and diluted*	2,013,848	1,061,572	1,765,051	994,897

*	Shares and per share amount have been retroactively adjusted to reflect the decreased number of shares resulting from a 1 for 15 reverse stock split

The accompanying notes are an integral part of these condensed consolidated financial statements.

6

Mangoceuticals, Inc. and Subsidiary

Condensed Consolidated Statements of Comprehensive Income

(Unaudited)

	For The	For The	For The	For The
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net loss attributable to Mangoceuticals, Inc.	$(1,999,694)	$(1,799,460)	$(6,758,630)	$(6,644,370)

Other comprehensive expense
Foreign currency adjustments	(497)	-	(1,663)	-

Comprehensive loss	(2,000,191)	(1,799,460)	(6,760,293)	(6,644,370)

Other comprehensive expense
Net loss attributed to non-controlling interest	(461)	-	(837)	-

Comprehensive loss attributable to Mangoceuticals, Inc.	(1,999,730)	(1,799,460)	(6,759,456)	(6,644,370)

The accompanying notes are an integral part of these condensed consolidated financial statements.

7

MANGOCEUTICAL, INC. AND SUBSIDIARY

Condensed Consolidated Statement of Changes in Stockholders’ Equity

For the Three and Nine Months Ended September 30, 2024 and 2023

	Preferred B Stock		Preferred C Stock		Common Stock		Stock	Subscriptions	Additional Paid-in	Accumulated	Total Comprehensive	Non- Controlling	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares*	Amount	Warrants	Receivable	Capital	Deficit	Loss	Interest	(Deficit)

Balance, December 31, 2022	-	$-	-	$-	891,000	89	$-	$-	$2,629,696	$(2,015,756)	$-	$-	$614,029

Issuance of common stock for services	-	-	-	-	46,667	5	-	-	699,995	-	-	-	700,000

Issuance of common stock for cash	-	-	-	-	83,333	8	-	-	4,999,992	-	-	-	5,000,000

Imputed interest	-	-	-	-	-	-	-	-	1,760	-	-	-	1,760

Options and warrants vested for services	-	-	-	-	-	-	-	-	64,271	-	-	-	64,271

Net loss	-	-	-	-	-	-	-	-	-	(2,560,885)	-	-	(2,560,885)

Balance, March 31, 2023	-	$-	-	$-	1,021,000	$102	$-	$-	$8,395,714	$(4,576,641)	$-	$-	$3,819,175

Issuance of common stock for services	-	-	-	-	25,000	3	-	-	386,997	-	-	-	387,000

Issuance of common stock for cash	-	-	-	-	68,300	7	-	-	1,024,493	-	-	-	1,024,500

Imputed interest	-	-	-	-	-	-	-	-	(8,233)	-	-	-	(8,233)

Options and warrants vested for services	-	-	-	-	-	-	-	-	64,271	-	-	-	64,271

Net loss	-	-	-	-	-	-	-	-	-	(2,284,025)	-	-	(2,284,025)

Balance, June 30, 2023	-	$-	-	$-	1,114,300	$112	$-	$-	$9,863,242	$(6,860,666)	$-	$-	$3,002,688

Issuance of common stock for services	-	-	-	-	5,000	5	-	-	84,747	-	-	-	84,752

Options and warrants vested for services	-	-	-	-	-	-	-	-	66,842	-	-	-	66,842

Net loss	-	-	-	-	-	-	-	-	-	(1,799,460)	-	-	(1,799,460)

Balance, September 30, 2023	-	$-	-	$-	1,119,300	$117	$-	$-	$10,014,831	$(8,660,126)	$-	$-	$1,354,822

Balance, December 31, 2023	-	$-	-	$-	1,427,967	$148	$-	$-	$12,002,779	$(11,228,173)	$-	$-	$774,754

Issuance of common stock for services	-	-	-	-	106,667	11	-	-	416,489	-	-	-	416,500

Issuance of common stock for cash	-	-	-	-	40,000	4	-	-	179,996	-	-	-	180,000

Options and warrants vested for services	-	-	-	-	-	-	-	-	37,965	-	-	-	37,965

Translation adjustment	-	-	-	-	-	-	-	-	-	-	(70)	-	(70)

Net loss	-	-	-	-	-	-	-	-	-	(2,367,581)	-	(36)	(2,367,617)

Balance, March 31, 2024	-	$-	-	$-	1,574,634	163	$-	$-	12,637,229	(13,595,754)	(70)	(36)	(958,468)

Issuance of preferred stock B for cash	2,500	-	-	-	-	-	34,300	(1,000,000)	2,465,700	-	-	-	1,500,000

Amortization of discount on preferred stock	-	-	-	-	-	-	-	-	222,678	-	-	-	222,678

Issuance of preferred stock C for patent acquisition	-	-	980,000	98	-	-			14,209,902	-	-	-	14,210,000

Issuance of common stock for services	-	-	-	-	176,154	18	-	-	808,136	-	-	-	808,154

Issuance of common stock for cash	-	-	-	-	63,333	6			388,264	-	-	-	388,270

Conversion of preferred stock B for common stock	(355)	-	-	-	-	-	-	-	(390,500)	-	-	-	(390,500)

Issuance of common stock for conversion of preferred stock B	-	-	-	-	128,243	13	-	-	390,487				390,500

Options and warrants vested for services	-	-	-	-	-	-	-	-	50,980	-	-	-	50,980

Translation adjustment	-	-	-	-	-	-			-	-	(1,096)	-	(1,096)

Net loss	-	-	-	-	-	-			-	(2,390,979)	-	(340)	(2,391,319)

Balance, June 30, 2024	2,145	$-	980,000	$98	1,942,364	$200	$34,300	$(1,000,000)	$30,782,876	$(15,986,733)	$(1,166)	$(376)	$13,829,199

Issuance of preferred stock B for cash	-	-	-	-	-	-	-	750,000	-	-	-	-	750,000

Amortization of discount on preferred stock	-	-	-	-	-	-	-	-	241,620	-	-	-	241,620

Issuance of common stock for services	-	-	-	-	106,333	11	-	-	458,850	-	-	-	458,861

Conversion of preferred stock B for common stock	(285)	-	-	-	-	-	-	-	(313,500)	-	-	-	(313,500)

Issuance of common stock for conversion of preferred stock B	-	-	-	-	85,928	9	-	-	313,491	-	-	-	313,500

Options and warrants vested for services	-	-	-	-	-	-	-	-	108,758	-	-	-	108,758

Reverse stock split rounding adjustment	-	-	-	-	-	(7)	-	-	252	-	-	-	245

Translation adjustment	-	-	-	-	-	-	-	-	-	-	(497)	-	(497)

Net loss	-	-	-	-	-	-	-	-	-	(1,999,233)	-	(461)	(1,999,694)

Balance, September 30, 2024	1,860	$-	980,000	$98	2,134,625	$213	$34,300	$(250,000)	$31,592,347	$(17,985,966)	$(1,663)	$(837)	$13,388,492

*	Shares have been retroactively adjusted to reflect the decreased number of shares resulting from a 1 for 15 reverse stock split

The accompanying notes are an integral part of these condensed consolidated financial statements.

8

MANGOCEUTICALS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

	For the Nine Months Ended	For the Nine Months Ended
	September 30, 2024	September 30, 2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,758,630)	$(6,644,370)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,681	18,598
Issuance of common stock for services	1,683,515	1,171,750
Imputed interest expense	-	(6,473)
Options vested for stock-based compensation	197,703	195,384
Reverse stock split rounding adjustment	245	-
Loss on sale of assets	18,387	-
Amortization of discount on preferred stock	464,298	-
Operating lease right of use asset	44,349	40,808
(Increase) decrease in operating assets:
Inventory	5,288	(21,581)
Prepaid expenses	60,953	(72,637)
(Decrease) increase in operating liabilities:
Accounts payable and accrued liabilities	566,754	55,384
Accounts payable and accrued liabilities - related party	46,443	-
Operating lease right of use liabilities	(47,172)	(41,980)
Payroll tax liabilities	(1,015)	5,483
Other liabilities	(25,000)	-
NET CASH USED IN OPERATING ACTIVITIES	(3,734,201)	(5,299,634)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	-	(3,519)
Sale of assets	65,000	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	65,000	(3,519)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings on notes payable - related parties	187,500	(78,260)
Proceeds from sales of common stock for cash	568,270	5,000,000
Proceeds from sales of preferred stock for cash	2,250,000	-
Proceeds from exercise of warrants	-	1,024,500
Repayment on notes payable	-	(89,200)

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,005,770	5,857,040

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(663,431)	553,887

CASH AND CASH EQUIVALENTS:
Beginning of period	739,006	682,860
Effects of currency translation on cash and cash equivalents	(1,663)	-
End of period	$73,912	$1,236,747

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-
	$-	$-
Supplemental schedule of non-cash investing and financing activities:
Issuance of Series C Convertible Preferred for patent acquisition	$14,610,000	$-
Series B Convertible Preferred converted to common stock	$704,000	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

9

Mangoceuticals, Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF THE BUSINESS

Mangoceuticals, Inc. (“Mangoceuticals” or the “Company”), was incorporated in the State of a Texas on October 7, 2021, with the intent of focusing on developing, marketing, and selling a variety of men’s wellness products and services via a telemedicine platform. To date, the Company has identified men’s wellness telemedicine services and products as a growing sector in the most recent years and especially related to the areas of erectile dysfunction (“ED”), hair loss, testosterone replacement or enhancement therapies, and weight management treatments. In this regard, Mangoceuticals has developed and is commercially marketing a new brand of ED products under the brand name “Mango,” a new brand of hair loss products under the brand name “Grow,” a new brand of hormone balance and therapy products under the name “Mojo,” and a new brand of weight loss products under the brand names “Slim” and “Trim.” (Mango, Grow, Mojo, Slim and Trim are collectively referred to as the “Compounded Products”). The Company is also marketing and selling an FDA approved form of oral testosterone undecanoate to treat low testosterone in men and as a form of Testosterone Replacement Therapy (TRT), developed and produced by Marius Pharmaceuticals, Inc. under the brand name “Prime” powered by Kyzatrex® (“Prime”).

The Company’s Compounded Products are produced at a compounding pharmacy using a proprietary combination of U.S. Food and Drug Administration (“FDA”) approved ingredients which are available to patients on the determination of a prescribing physician that the compounded drug is necessary for the individual patient. Mangoceuticals is currently marketing and selling Prime and its Compounded Products exclusively online via its website at www.MangoRx.com. Product availability varies by state, details are available on our website.

Initial Public Offering. In March 2023, the Company completed an initial public offering (the “IPO”), in which the Company issued and sold 83,333 shares of authorized common stock for $60.00 per share for net proceeds of $4.35 million, after deducting underwriting discounts and commissions, and offering costs. At the same time, and as part of the same registration statement, but pursuant to a separate prospectus (the “Resale Prospectus”) the Company registered the sale of 317,667 shares of common stock, including 133,333 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock with an exercise price of $15.00 per share.

Reverse Stock Split. On October 16, 2024, the Company affected a 1-for-15 reverse stock split of its outstanding common stock (the “Reverse Stock Split”). The Reverse Stock Split had no effect on the par value or on the number of authorized shares of common stock. The Company issued one whole share of common stock to any shareholder that would have received a fractional share as a result of the Reverse Stock Split. Therefore, no fractional shares were issued in connection with the Reverse Stock Split and no cash or other consideration was paid in connection with any fractional shares that resulted from the Reverse Stock Split.

As the par value per share of common stock was not changed in connection with the Reverse Stock Split, we recorded a decrease to common stock on our condensed consolidated balance sheet with a corresponding increase in additional paid-in capital as of September 30, 2024. The Company adjusted the number of outstanding shares of common stock on the condensed consolidated balance sheet and in the statement of changes in stockholders’ equity for all periods presented to reflect the impacts of the Reverse Stock Split. Where we disclose the number of shares of common stock within the footnotes to the condensed consolidated financial statements we have presented post-Reverse Stock Split amount as denoted.

Unless otherwise noted, all references in the condensed consolidated financial statements and notes to the condensed consolidated financial statements to the number of shares, per share data, restricted stock and stock option data have been retroactively adjusted to give effect to the Reverse Stock Split for each period presented.

10

On December 15, 2023, we entered into another underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC (“Boustead”), as representative of certain underwriters (the “Underwriters”), relating to a public offering of 266,667 shares of the Company’s common stock to the Underwriters at a purchase price to the public of $4.50 per share and also granted to the Underwriters a 45-day option to purchase up to 40,000 additional shares of common stock, solely to cover over-allotments, if any, at the public offering price less the underwriting discounts (the “Follow On Offering”).

The Follow On Offering closed on December 19, 2023. As a result, the Company sold 266,667 shares of its common stock for total gross proceeds of $1.2 million.

The net proceeds to the Company from the Follow On Offering, after deducting the underwriting discounts and commissions and offering expenses, were approximately $1.0 million. The Company used the net proceeds from the Offering to finance the marketing and operational expenses associated with the marketing of Prime and its Compounded Products, to hire additional personnel to build organizational talent, to develop and maintain software, and for working capital and other general corporate purposes.

On December 19, 2023, pursuant to the Underwriting Agreement, the Company issued a common stock purchase warrant to Boustead for the purchase of 18,667 shares of common stock at an exercise price of $5.70 per share, subject to adjustments. The warrant is exercisable at any time and from time to time, in whole or in part, until December 14, 2029, and may be exercised on a cashless basis.

On January 18, 2024, the Underwriters notified the Company that they were exercising their over-allotment option in full to purchase an additional 40,000 shares of common stock, which sale closed on January 22, 2024. The net proceeds to the Company from the sale of the 40,000 shares of common stock, after deducting underwriting discounts and expenses, was approximately $160,000. Inclusive of the full exercise of the over-allotment option, a total of 306,667 shares of common stock were issued and sold in the Offering.

On January 22, 2024, pursuant to the Underwriting Agreement, the Company also issued a common stock purchase warrant to Boustead for the purchase of 2,800 shares of common stock at an exercise price of $5.63, subject to adjustments. The warrant is exercisable at any time and from time to time, in whole or in part, until December 14, 2028, and may be exercised on a cashless basis.

On April 5, 2024 (the “Initial Closing Date”), we agreed to definitive terms on a Securities Purchase Agreement dated April 4, 2024 (as amended from time to time, the “SPA”), with an institutional accredited investor (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Company, 1,500 shares of newly designated Series B Convertible Preferred Stock (“Series B Preferred Stock”) of the Company for $1,650,000, and warrants (the “Initial Warrants”), to purchase up to 220,000 shares of common stock for an aggregate purchase price of $1,500,000. On the Initial Closing Date, the Company sold the Purchaser 500 shares of Series B Preferred Stock (the “Initial Closing Shares”) and the Initial Warrants, for an aggregate of $500,000. The Initial Warrants are exercisable on or after October 4, 2024, and for five years thereafter.

Also on the Initial Closing Date, the Company entered into an Equity Purchase Agreement (the “ELOC”) with the Purchaser pursuant to which the Purchaser committed to purchase up to $25,000,000 (the “Maximum Amount”) of the Company’s Common Stock (the “Financing”). On the Initial Closing Date, the Company issued 66,667 shares of the Company’s common stock to the Purchaser as a commitment fee (the “Commitment Shares”). The Commitment Shares were valued at $3.22 per share for a total of $214,900.

On April 26, 2024, the Company partially closed a planned second closing under the SPA (the “Second Closing”) whereby the Purchaser paid $150,000 to the Company in consideration for 150 shares of Series B Preferred Stock.

On May 17, 2024, the Company closed the remaining portion of the Second Closing whereby the Purchaser paid $100,000 to the Company in consideration for an additional 100 shares of Series B Preferred Stock.

11

On April 28, 2024, the Company and the Purchaser entered into an Omnibus Amendment Agreement No. 1 (the “Amendment”), which amended the SPA to, adjust the closings which were to take place under the SPA as follows:

#	Initial Stated Value of Preferred Stock to be issued by installment	Warrants to be issued	Closing Date	Aggregate Purchase Price by installment (USD)
Initial Closing	$550,000	220,000	Initial Closing Date	$500,000 (“Initial Closing Amount”)
Second Closing	$275,000	-	On or before June 30, 2024 (the “Second Closing Date”)	$250,000 (“Second Closing Amount”)
Third Closing	$825,000	100,000	On or before June 30, 2024	$750,000 (“Third Closing Amount”)
Fourth Closing	$1,100,000	-	Such date as is no later than 180 days (the “Fourth Closing Date”) after the shares of Common Stock issuable in respect of the Series B Preferred Stock sold in each of the Initial Closing, Second Closing, the Third Closing, and the Fourth Closing have been registered under the Securities Act of 1933, as amended (the “Securities Act”), subject to any limitations pursuant to Rule 415	$1,000,000.00 (the “Fourth Closing Amount”)
Total	$2,750,000	320,000		$2,500,000

On June 28, 2024 (the “Third Closing Date”), the Company sold the Purchaser 750 shares of Series B Preferred Stock (the “Third Closing Shares”) and (a) warrants to purchase up to 66,667 shares of common stock at an exercise price of $7.50 per share; and (b) warrants to purchase up to 33,333 shares of common stock at an exercise price of $15.00 per share (collectively, (a) and (b), the “Additional Warrants”, and together with the Initial Warrants, the “Warrants”, and the shares of common stock issuable upon exercise of the Warrants, the “Warrant Shares”). The Additional Warrants are exercisable on or after October 4, 2024, and for five years thereafter.

If at any time the Warrants are outstanding there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the common stock (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price (defined below) is less than the then exercise price then in effect, then on the sixth trading day immediately following such Share Combination Event Date, the Exercise Price then in effect on such sixth trading day is automatically reduced (but in no event increased) to the Event Market Price. The “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the volume weighted average price of the common stock for each of the five trading days ending and including the trading day immediately preceding the sixth trading day after such Share Combination Event Date, divided by (y) five. In connection with the Reverse Stock Split, the exercise price of the Warrants was automatically adjusted to $2.53 per share.

12

As described in the table above, the sale of an additional 1,000 shares of Series B Preferred Stock in the Fourth Closing was subject to certain conditions to closing and was expected to occur within 180 days after the shares of common stock issuable upon conversion of the Series B Preferred Stock sold in the Initial Closing, Second Closing, Third Closing and Fourth Closing, have been registered under the Securities Act.

On August 26 2024, the Company partially closed the Fourth Closing under the SPA whereby the Purchaser paid $500,000 to the Company in consideration for 500 shares of Series B Preferred Stock.

On September 26, 2024, the Company partially closed the Fourth Closing under the SPA whereby the Purchaser paid $250,000 to the Company in consideration for 250 shares of Series B Preferred Stock.

On April 24, 2024, the Company entered into a Patent Purchase Agreement (the “IP Purchase Agreement”), with Intramont Technologies, Inc. (“Intramont”). Pursuant to the IP Purchase Agreement, we purchased certain patents and patent applications owned by Intramont, related to prevention of infections, including the common cold, respiratory diseases, and orally transmitted diseases such as human papillomavirus (HPV) (the “Patents”), in consideration for $20,000,000, which is payable to Intramont by (a) the issuance of 980,000 shares of the Company’s then newly designated 6% Series C Convertible Preferred Stock (the “Series C Preferred Stock”), with a face value of $20.00 per share, for a total value of $19,600,000; and (b) $400,000 in cash, (i) with $200,000 payable on or before June 30, 2024, (ii) $100,000 payable on or before August 31, 2024, and (iii) $100,000 payable on or before November 30, 2024. The Company and Intramont have agreed to payment in full by December 31, 2024, of which $25,000 has been paid as of September 30, 2024.

The Company purchased the Patents and assigned the Patents to its newly formed wholly-owned subsidiary, MangoRx IP Holdings, LLC, a Texas limited liability company.

MangoRx Mexico S.A. de C.V., a Mexican Stock Company, is 98% owned by Mangoceuticals, Inc. The entity was formed in September 2023 and had limited operations as of September 30, 2024.

MangoRx UK Limited, a company incorporated under the laws of the United Kingdom, is 100% owned by Mangoceuticals, Inc. The entity was formed in October 2023 and has had limited operations as of September 30, 2024.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and the interim reporting rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited consolidated financial statements and notes thereto contained in Mangoceuticals, Inc.’s latest Annual Report filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments (unless otherwise indicated), necessary for a fair presentation of the financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. All dollar amounts are rounded to the nearest thousand dollars.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation on the Balance Sheet and Statement of Operations.

Cash Equivalents

Highly liquid investments with original maturities of three months or less are considered cash equivalents. The Company maintains the majority of its cash accounts at a commercial bank. The Federal Deposit Insurance Corporation (“FDIC”) insures the total cash balance up to $250,000 per commercial bank. From time to time, cash in deposit accounts may exceed the FDIC limits, the excess would be at risk of loss for purposes of the statement of cash flows. There are no cash equivalents at September 30, 2024 and December 31, 2023.

13

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Mangoceuticals, Inc. and all subsidiaries. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Wholly-owned subsidiaries:

●	MangoRx UK Limited

●	MangoRx IP Holdings, LLC

Majority-owned subsidiaries:

●	The Company owns 98% of MangoRx Mexico S.A. de C.V.

Non-Controlling Interest

The Company owns 98% of MangoRx Mexico S.A. de C.V.

Segment Reporting

The Company operates as one segment, in which management uses one measure of profitability, and all of the Company’s assets are located in the United States of America and Mexico. The Company does not operate separate lines of business or separate business entities with respect to any of its product candidates. Accordingly, the Company does not have separately reportable segments.

Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes.  Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Intangible Assets

Intangible assets that have indefinite useful life are patents as of September 30, 2024. The Company evaluates indefinite-lived intangible assets each reporting period to determine whether events and circumstances continue to support indefinite useful lives. The value of indefinite-lived intangible assets is not amortized, but tested for impairment annually or whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. As such, no impairment of indefinite-lived intangible assets was recognized for the nine-month period ended September 30, 2024.

14

Foreign Currency Translation and transaction

The Company’s principal country of operations is the United States. The financial position and results of its operations are determined using U.S. Dollars (“US$”), the local currency, as the functional currency. The Company’s financial statements are reported using the U.S. Dollars (“US$” or “$”). The results of operations and the statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in statements of changes in shareholders’ equity. Gains and losses from foreign currency transactions are included in the Company’s statements of operations and comprehensive income (loss).

The following table outlines the currency exchange rates that were used in preparing the financial statements:

	September 30,	September 30,
	2024	2023
Period-end spot rate	US$1=MX$0.05	N/A
Average rate	US$1=MX$0.06	N/A

Net Loss Per Common Share

We compute net loss per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. There were 150,278 options, 412,333 warrants, and no derivative securities outstanding as of September 30, 2024. There were 176,667 options, 89,533 warrants, and no derivative securities outstanding as of December 31, 2023.

Use of Estimates and Assumptions

The preparation of financial statements in accordance with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results can, and in many cases will, differ from those estimates.

Fair Value of Financial Instruments

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with FASB ASC 820, Fair Value Measurement (“ASC 820”), which provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities. Approaches include, (i) the market approach (comparable market prices), (ii) the income approach (present value of future income or cash flow), and (iii) the cost approach (cost to replace the service capacity of an asset or replacement cost). ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

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The following tables summarize our financial instruments measured at fair value as of September 30, 2024 and December 31, 2023.

	Fair Value Measurements at September 30, 2024
	Level 1	Level 2	Level 3
Assets
Cash	$73,912	$-	$-
Total assets	73,912	-	-
Liabilities
Total liabilities	-	-	-
	$73,912	$-	$-

	Fair Value Measurements at December 31, 2023
	Level 1	Level 2	Level 3
Assets
Cash	$739,006	$-	$-
Total assets	739,006	-	-
Liabilities
Total liabilities	-	-	-
	$739,006	$-	$-

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from the disposition is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of three (3) to five (5) years.

Concentration and Risks

The Company’s operations are subject to risks including financial, operational, regulatory and other risks including the potential risk of business failure. For the nine months ended September 30, 2024 and 2023, the Company had no significant revenue from continuing operations which were derived from a single or a few major customers.

Black-Scholes Option Pricing Model

The Company uses a Black-Scholes option pricing model to determine the fair value of warrants and options issued.

Warrants

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares. The Company classifies as liabilities any contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares. The Company accounts for its currently issued warrants in conjunction with the Company’s common stock shares in permanent equity. These warrants are indexed to the Company’s stock and meet the requirements of equity classification as prescribed under ASC 815-40. Warrants classified as equity are initially measured at fair value, and subsequent changes in fair value are not recognized so long as the warrants continue to be classified as equity.

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Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the effect of recently issued standards that are not yet effective will not have a material effect on its financial position or results of operations upon adoption.

In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. Early adoption is also permitted. This ASU will likely result in us including the additional required disclosures when adopted. We are currently evaluating the provisions of this ASU and expect to adopt them for the year ending December 31, 2024.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. This ASU will result in the required additional disclosures being included in our condensed consolidated financial statements, once adopted.

Related Parties

The Company follows subtopic 850-10 of FASB ASC 850, Related Party Disclosures for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20, the related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the guidance of Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The condensed consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement. Material related party transactions have been identified in Notes 3, 7 and 9 in the notes to condensed consolidated financial statements.

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Stock-Based Compensation

The Company recognizes compensation costs to employees under FASB ASC 718 Compensation - Stock Compensation (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option and warrant grant.

Revenue Recognition

The Company follows the provisions of ASC 606. Revenue from Contracts with Customer for recording and recognizing revenue from customers. The Company generates our online revenue through the sale of products and services purchased by customers directly through our online platform. Online revenue represents the sales of products and services on our platform, net of refunds, credits, and chargebacks, and includes revenue recognition adjustments recorded pursuant to US GAAP. Online revenue is generated by selling directly to consumers through our websites.

The Company recognizes revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services and has met its performance obligation. For revenue generated through its online platform, the Company defines its customer as an individual who purchases products or services through websites. The transaction price in the Company’s contracts with customers is the total amount of consideration to which the Company expects to be entitled in exchange for transferring products or services to the customer.

The Company’s contracts that contain prescription products issued as the result of a consultation include two performance obligations: access to (i) products and (ii) consultation services. The Company’s contracts for prescription refills have a single performance obligation. Revenue is recognized at the time the related performance obligation is satisfied by transferring the promised product to the customer and, in contracts that contain services, by the provision of consultation services to the customer. The Company satisfies its performance obligation for products at a point in time, which is upon delivery of the products to a third-party carrier. The Company satisfies its performance obligation for services over the period of the consultation service, which is typically a few days. The customer obtains control of the products and services upon the Company’s completion of its performance obligations.

The Company has entered into a Physician Services Agreement with BrighterMD, LLC dba Doctegrity (“Doctegrity”) to provide online telemedicine technology services to the Company. The Company accounts for service revenue as a principal in the arrangement with its customers. This conclusion is reached because (i) the Company determines which providers provide the consultation to the customer; (ii) the Company is primarily responsible for the satisfactory fulfillment and acceptability of the services; (iii) the Company incurs costs for consultation services even for visits that do not result in a prescription and the sale of products; and (iv) the Company, at its sole discretion, sets all listed prices charged on its websites for products and services.

Additionally, the Company has entered into a Master Services Agreement and Statement of Work with Epiq Scripts, LLC (“Contracted Pharmacy”), which is a related party, to provide pharmacy and compounding services to the Company to fulfill its promise to customers for contracts that include sale of prescription products and to fill prescriptions that are ordered by the Company’s customers for fulfillment through the Company’s websites. The Company accounts for prescription product revenue as a principal in the arrangement with its customers. This conclusion is reached because (i) the Company has sole discretion in determining which Contracted Pharmacy fills a customer’s prescription; (ii) Contracted Pharmacy fills the prescription based on fulfillment instructions provided by the Company, including using the Company’s branded packaging for generic products; (iii) the Company is primarily responsible to the customer for the satisfactory fulfillment and acceptability of the order, and; (iv) the Company, at its sole discretion, sets all listed prices charged on its websites for products and services.

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The Company accounts for shipping activities, consisting of direct costs to ship products performed after the control of a product has been transferred to the customer, in cost of revenue.

Inventories

Inventories are stated at the lower of cost or net realizable value with cost being determined on a first-in, first-out (“FIFO”) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the nine months ended September 30, 2024 and 2023, there were no inventory write-downs.

Marketing and Advertising

The Company follows the policy of charging the costs of marketing and advertising to expense as incurred. The Company charged $1,332,957 and $1,633,528 towards marketing and advertising for the nine months ended September 30, 2024 and 2023, respectively.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of FASB ASC 855, Subsequent Events, for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the condensed consolidated financial statements were issued (see Note 12).

NOTE 3 – PREPAID EXPENSES-RELATED PARTIES

At September 30, 2024 and the year ended December 31, 2023, and in association with the Master Services Agreement and Statement of Work with our related party Contracted Pharmacy, the Company prepays the related party Contracted Pharmacy as a retainer to be credited towards future product sales. As of September 30, 2024 and December 31, 2023, the balance was $-0- and $60,953, respectively.

NOTE 4 – DEPOSITS

Additionally, the Company signed a lease agreement for office space, effective October 1, 2022, which included an initial security deposit of $16,942. As of September 30, 2024 and December 31, 2023, the balance was $16,942 for each period.

NOTE 5 – INVENTORY

During the nine months ended September 30, 2024 and the year ended December 31, 2023, the Company purchased inventories related to promotional merchandise intended to be sold online. As of September 30, 2024 and December 31, 2023, the inventory balance was $13,213 and $18,501, respectively.

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NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

During the nine months ended September 30, 2024 and 2023, the Company acquired computers and office equipment totaling $0 and $3,519, respectively. Depreciation for the nine months ended September 30, 2024 and 2023 was $2,001 and $18,597, respectively. On May 15, 2024, the Company disposed of $119,819 of equipment to Epiq Scripts, a related party. The equipment was sold for $65,000, realizing a loss on sale of assets of $18,837. Total net property, plant and equipment was $3,061 and $96,129, as of September 30, 2024 and December 31, 2023, respectively. The below schedule shows property, plant and equipment as of:

	September 30, 2024	December 31, 2023

Computers	5,062	5,062
Equipment	119,819	119,819
Less accumulated depreciation:	(2,001)	(28,752)
Disposed equipment	(119,819)	-
Property and equipment, net	3,061	96,129

NOTE 7 – LOANS FROM RELATED PARTIES

On December 10, 2021 and March 18, 2022, the Company received advances of $39,200 and $50,000, respectively, for a total of $89,200 from its previous majority shareholder, American International Holdings Corp (“AMIH”), in order to cover various general and administrative expenses. The advances bear no interest and are due on demand upon the Company’s ability to repay the advances from either future revenues or investment proceeds. On June 16, 2022, Cohen Enterprises, Inc. (“Cohen Enterprises”), an entity owned and controlled by Jacob D. Cohen, the Company’s Chief Executive Officer and Chairman of the Board of Directors, entered into and closed a Stock Purchase Agreement (the “SPA”) for the purchase of 533,333 shares of the outstanding common stock of the Company which were then held by AMIH, which represented 80% of the Company’s then outstanding shares of common stock, in consideration for $90,000. Pursuant to the terms of the SPA, Cohen Enterprises also acquired the right to be repaid the $89,200 advanced from AMIH to the Company.

On June 29, 2022, the Company received an advance of $25,000 from Cohen Enterprises in order to cover various general and administrative expenses. The Company repaid Cohen Enterprises $25,000 on August 18, 2022 bringing the total amount owed to Cohen Enterprises to $89,200 as of December 31, 2022. This amount was paid in full on April 4, 2023 and the amount owed to Cohen Enterprises was $0 as of September 30, 2024 and December 31, 2023. Previously recorded imputed interest equal to eight percent (8%) per annum, or a total of $8,232 against the related party advances, was canceled and reversed for the year ended December 31, 2023.

On March 1, 2024, the Company borrowed $37,500 from Ronin Equity Partners, which is owned and controlled by Jacob D. Cohen, the Company’s Chief Executive Officer and Chairman of the Board of Directors. The amount borrowed is payable on demand and does not accrue interest. The Company repaid the full amount of $37,500 on October 7, 2024 with no interest.

On March 18, 2024, the Company borrowed $50,000 from Cohen Enterprises which is owned and controlled by Jacob D. Cohen, the Company’s Chief Executive Officer and Chairman of the Board of Directors. The amount borrowed is payable on demand and does not accrue interest.

On April 1, 2024, the Company borrowed $100,000 from Cohen Enterprises, which is owned and controlled by Jacob D. Cohen, the Company’s Chief Executive Officer and Chairman of the Board of Directors. The amount borrowed is payable on demand and does not accrue interest.

For additional information on related party prepaid expenses see Note 3.

NOTE 8 – NOTES PAYABLE

On November 18, 2022, the Company entered into a note payable with a vendor for the purchase of equipment in the amount of $78,260. The note bears no interest and was due in three payments of $5,000 each January 1, 2023 through March 1, 2023, a $31,630 payment on April 1, 2023 and a final payment on May 1, 2023 for the outstanding balance. The January 1 and March 1, 2023 payments were timely made and on March 23, 2023, the Company elected to pay off the remaining balance of $63,260. The outstanding balance as of September 30, 2024 and December 31, 2023 was $0. See Note 6 for further details regarding the subsequent sale of this equipment.

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NOTE 9 – CAPITAL STOCK

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of “blank check” preferred stock, $0.0001 par value.

Series B Convertible Preferred Stock

On March 28, 2024 and amended on June 27, 2024, the Company designated 6,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”). Each Series B Preferred Stock share has a stated value equal to $1,100, subject to increase under the terms of the designation (the “Stated Value”). As of September 30, 2024 and December 31, 2023 there were 1,860 and -0- shares of Series B Preferred Stock issued and outstanding, respectively.

On April 5, 2024, we agreed to definitive terms on a Securities Purchase Agreement dated April 4, 2024, with an institutional accredited investor, pursuant to which the Company agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Company, 1,500 shares of Series B Preferred Stock for $1,650,000, and warrants to purchase up to 220,000 shares of common stock for an aggregate purchase price of $1,500,000. On the Initial Closing Date, the Company sold the Purchaser 500 shares of Series B Preferred Stock and the Initial Warrants, for an aggregate of $500,000. The Initial Warrants can be exercised separately from the Series B Preferred Stock. Thus, the warrants are a freestanding financial instrument.

On April 26, 2024, the Company partially closed a planned second closing under the SPA whereby the Purchaser paid $150,000 to the Company in consideration for 150 shares of Series B Preferred Stock.

On May 17, 2024, the Company closed the remaining portion of the Second Closing whereby the Purchaser paid $100,000 to the Company in consideration for 100 shares of Series B Preferred Stock.

On April 28, 2024, the Company and the Purchaser entered into an Omnibus Amendment Agreement No. 1, which amended the SPA to, adjust the closings which were to take place under the SPA as follows:

#	Initial Stated Value of Preferred Stock to be issued by installment	Warrants to be issued	Closing Date	Aggregate Purchase Price by installment (USD)
Initial Closing	$550,000	220,000	Initial Closing Date	$500,000
Second Closing	$275,000		On or before June 30, 2024	$250,000
Third Closing	$825,000	100,000	On or before June 30, 2024	$750,000
Fourth Closing	$1,100,000		Such date as is no later than 180 days after the shares of Common Stock issuable in respect of the Series B Preferred Stock sold in each of the Initial Closing, Second Closing, the Third Closing, and the Fourth Closing have been registered under the Securities Act, subject to any limitations pursuant to Rule 415	$1,000,000.00
Total	$2,750,000	320,000		$2,500,000

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On June 28, 2024, the Company sold the Purchaser 750 shares of Series B Preferred Stock and (a) warrants to purchase up to 66,667 shares of common stock at an exercise price of $7.50 per share; and (b) warrants to purchase up to 33,333 shares of common stock at an exercise price of $15.00 per share. The warrants can be exercised separately from the Series B Preferred Stock. Therefore, the warrants are a freestanding financial instrument.

If at any time the Warrants are outstanding there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the common stock (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price (defined below) is less than the then exercise price then in effect, then on the sixth trading day immediately following such Share Combination Event Date, the Exercise Price then in effect on such sixth trading day is automatically reduced (but in no event increased) to the Event Market Price. The “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the volume weighted average price of the common stock for each of the five trading days ending and including the trading day immediately preceding the sixth trading day after such Share Combination Event Date, divided by (y) five. In connection with the Reverse Stock Split, the exercise price of the Warrants was automatically adjusted to $2.53 per share.

As described in the table above, the sale of an additional 1,000 shares of Series B Preferred Stock in the Fourth Closing was subject to certain conditions to closing and is expected to occur within 180 days after the shares of common stock issuable upon conversion of the Series B Preferred Stock sold in the Initial Closing, Second Closing, Third Closing and Fourth Closing, have been registered under the Securities Act

On May 21, 2024, 50 shares of Series B Preferred Stock (with an aggregate stated value of $55,000) were converted by the holder into 18,062 shares of common stock at a conversion price of $3.045 per share.

On May 22, 2024, 155 shares of Series B Preferred Stock (with an aggregate stated value of $170,500) were converted into 55,993 shares of common stock at a conversion price of $3.045 per share.

On May 24, 2024, 150 shares of Series B Preferred Stock (with an aggregate stated value of $165,000) were converted into 54,187 shares of common stock at a conversion price of $3.045 per share.

On July 9, 2024, 135 shares of Series B Preferred Stock (with an aggregate stated value of $148,500) were converted by the holder into 35,779 shares of common stock at a conversion price of $4.1505 per share.

On July 24, 2024, 50 shares of Series B Preferred Stock (with an aggregate stated value of $11,000) were converted by the holder into 2,245 shares of common stock at a conversion price of $4.90 per share.

On August 26 2024, the Company partially closed the Fourth Closing under the SPA whereby the Purchaser paid $500,000 to the Company in consideration for 500 shares of Series B Preferred Stock.

On September 26, 2024, the Company partially closed the Fourth Closing under the SPA whereby the Purchaser paid $250,000 to the Company in consideration for 250 shares of Series B Preferred Stock.

A total of 250 shares of Series B Preferred Stock remain to be sold under the Fourth Closing for $250,000 of total consideration.

On September 26, 2024, 140 shares of Series B Preferred Stock (with an aggregate stated value of $154,000) were converted by the holder into 47,903 shares of common stock at a conversion price of $3.21 per share.

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6% Series C Convertible Cumulative Preferred Stock

On April 18, 2024, the Company designated 6,250,000 shares of a new series of preferred stock, par value $0.0001 per share, the Company’s “6% Series C Convertible Cumulative Preferred Stock” (the “Series C Preferred Stock”). As of September 30, 2024 and December 31, 2023, there were 980,000 and -0- shares of Series C Preferred Stock issued and outstanding, respectively.

On April 24, 2024, the Company entered into a Patent Purchase Agreement, with Intramont Technologies, Inc. (“Intramont”). Pursuant to the IP Purchase Agreement, the Company purchased certain patents and patent applications owned by Intramont, related to the prevention of infections, including the common cold, respiratory diseases, and orally transmitted diseases such as human papillomavirus (HPV), in consideration for $20,000,000, which is payable to Intramont by (a) the issuance of 980,000 shares of Series C Preferred Stock, with a face value of $20.00 per share, for a total value of $19,600,000; and (b) $400,000 in cash, (i) with $200,000 payable on or before June 30, 2024, (ii) $100,000 payable on or before August 31, 2024, and (iii) $100,000 payable on or before November 30, 2024. The Company and Intramont have agreed to payment in full by December 31, 2024, of which $25,000 has been paid as of September 30, 2024.

Common Stock

On October 5, 2024, the Company announced that the Board of Directors approved a reverse stock split of its common stock at a ratio of 1-to-15 (“Reverse Stock Split”). The Reverse Stock Split was completed on October 16, 2024 and resulted in 39,019,354 issued and outstanding shares of common stock being reduced to 2,134,625 shares of common stock.

The Reverse Stock Split had no effect on the par value or on the number of authorized shares of common stock. The Company issued one whole share of common stock to any shareholder that would have received a fractional share as a result of the Reverse Stock Split. Therefore, no fractional shares were issued in connection with the Reverse Stock Split and no cash or other consideration was paid in connection with any fractional shares that resulted from the Reverse Stock Split.

As the par value per share of common stock was not changed in connection with the Reverse Stock Split, we recorded a decrease to common stock on our condensed consolidated balance sheet with a corresponding increase in additional paid-in capital as of December 31, 2023. The Company adjusted the number of outstanding shares of common stock on the condensed consolidated balance sheet and in the statement of changes in stockholders’ equity for all periods presented to reflect the impacts of the Reverse Stock Split. Where we disclose the number of shares of common stock within the footnotes to the condensed consolidated financial statements we have presented post-Reverse Stock Split amount as denoted.

Unless otherwise noted, all references in the condensed consolidated financial statements and notes to condensed consolidated financial statements to the number of shares, per share data, restricted stock and stock option data have been retroactively adjusted to give effect to the Reverse Stock Split for each period presented.

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.0001 per share, of which 2,134,625 shares were issued and outstanding at September 30, 2024, and 1,427,967 shares were issued and outstanding at December 31, 2023.

On September 1, 2023, we entered into a service agreement with Greentree Financial Group, Inc. (“Greentree” and the “Service Agreement”). Pursuant to the Service Agreement, Greentree agreed to perform the following services: (a) bookkeeping services for the Company for the period from October 1, 2023 through September 30, 2024; (b) advice and assistance to the Company in connection with the conversion of its financial reporting systems, including its projected financial statements, to a format that is consistent with US GAAP; (c) assistance to the Company with compliance filings for the quarters ended September 30, 2023, March 31, 2024, June 30, 2024 and the year ended December 31, 2023, including the structure and entries as well as assistance with US GAAP footnotes; (d) reviewing, and providing advice to the Company on, all documents and accounting systems relating to its finances and transactions, with the purpose of bringing such documents and systems into compliance with US GAAP or disclosures required by the SEC; and (e) providing necessary consulting services and support as a liaison for the Company to third party service providers, including coordination amongst the Company and its attorneys, CPAs and transfer agent. Since February 2015, Mr. Eugene (Gene) M. Johnston, our Chief Financial Officer (who was appointed October 1, 2022) has served as an Audit Manager for Greentree.

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The Company agreed to issue Greentree 5,000 shares of the Company’s restricted common stock upon the parties’ entry into the agreement, and to pay Greentree $40,000 in cash, payable as follows: (a) $20,000 on or before September 30, 2023; (b) $20,000 on or before March 31, 2024, each of which payments were timely made. We also agreed to reimburse Greentree for its reasonable out-of-pocket expenses incurred in connection with Greentree’s activities under the agreement, including the reasonable fees and travel expenses for the meetings on behalf of the Company. The Service Agreement includes customary indemnification obligations requiring the Company to indemnify Greentree and its affiliates with regard to certain matters. The shares were valued at $16.95 per share for a total of $84,752.

On October 1, 2023, the Company executed a Summary of Terms and Conditions (“Consulting Agreement”) with Gene Johnston (“Johnston”) continuing his appointment as the Company’s Chief Financial Officer on a full-time basis for a term of 12 months. Pursuant to the Consulting Agreement, the Company issued Johnston 3,333 shares of the Company’s common stock and agreed to pay $2,000 per month. The Consulting Shares were issued under, and subject to the terms of, the Company’s 2022 Equity Incentive Plan.

On October 10, 2023, we entered into a Consulting Agreement with Luca Consulting, LLC (“Luca”), to provide certain management and consulting services to the Company during the term of the agreement, which was for three months. In consideration for agreeing to provide the services under the agreement, the Company issued 13,333 shares of the Company’s restricted common stock upon the parties’ entry into the agreement and to pay Luca $15,000 in cash, payable as follows: (a) $5,000 on the signing of the agreement; (b) $5,000 on the tenth of each month throughout the remainder of the agreement. The Service Agreement includes customary indemnification obligations requiring the Company to indemnify Luca and its affiliates with regard to certain matters. The shares were valued at $9.45 per share for a total of $126,000.

On November 1, 2023, we entered into an Influencer Agreement with Jason Szkup (“Scoop”) to promote its products or services through social media platforms and other online channels, In consideration for agreeing to provide the services under the agreement, the Company agreed to pay Scoop $10,000 in cash and issue 2,000 shares of common stock. The shares were valued at $8.70 per share for a total of $17,400. The Shares shall be issued under, and subject to the terms of, the Company’s 2022 Equity Incentive Plan.

On November 1, 2023, the Board of Directors appointed Dr. Douglas Christianson, ND (“Dr. Christianson”), an independent, non-Board member and non-Company employee, to the Advisory Board. In connection with Dr. Christianson’s appointment to the Advisory Board, the Company entered into an Advisor Agreement (the “Dr. Christianson Consulting Agreement”), with Dr. Christianson, whereby the Company agreed to issue Dr. Christianson 3,333 shares of common stock. The Shares were issued under, and subject to the terms of, the Company’s 2022 Equity Incentive Plan. The Company will reimburse Dr. Christianson for reasonable out-of-pocket expenses, including, without limitation, travel expenses incurred by him in connection with the Company’s requests of the performance of his duties to the Company in service on the Advisory Board. The shares were valued at $8.70 per share for a total of $29,000.

On November 15, 2023, we renewed a Consulting Agreement with PHX Global, LLC (“PHX”). Pursuant to the Consulting Agreement, PHX agreed to provide consulting and general business advisory services as reasonably requested by the Company during the term of the agreement, which was for 12 months, unless otherwise earlier terminated due to breach of the agreement by either party, and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued PHX 13,333 shares of restricted common stock. The agreement contains customary confidentiality and non-solicitation provisions. The shares were valued at $7.05 per share for a total of $94,000.

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On December 11, 2023, the Company entered into a Marketing Agreement with Marius Pharmaceuticals (“Marius”) to market and sell KYZATREX®, an innovative FDA-approved oral Testosterone Replacement Therapy (TRT) product, under the program, ‘PRIME’ by MangoRx (the “Permitted Purpose”). During the Term, Marius granted to the Company a non-exclusive, non-transferable, royalty-free license to use the Marius Marks in the United States (the “Territory”) for the sole purpose of the Permitted Purpose. The term of the initial agreement is for two years, automatically renewable for successive one-year terms, subject to certain performance targets as agreed upon each year. As consideration for the license the Company issued Marius 6,667 shares of the Company’s common stock (the “Marius Shares”). The Marius Shares were issued to Marius upon signing of the Agreement and were fully earned upon issuance. The shares were valued at $8.70 per share for a total of $58,000.

On December 19, 2023, the Company sold 266,667 shares of its common stock at a price of $4.50 per share to investors in connection with a follow-on offering for gross proceeds of $1,200,000.

On January 2, 2024, we entered into a Consulting Agreement with G&P General Consulting (“G&P”), Pursuant to the Consulting Agreement, G&P agreed to provide consulting and general business advisory services as it relates to the expansion of the Company’s products into additional international territory’s, including, but not limited to, the United Arab Emirates (UAE), China, Japan, Korea, and in certain regions of Asia and additional services as reasonably requested by the Company during the Term of the Agreement as reasonably requested by the Company during the term of the agreement, which was for 12 months, unless otherwise earlier terminated due to breach of the agreement by either party, and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued G&P 16,667 shares of restricted common stock. G&P was to receive an additional 33,333 shares in 90 days, if the agreement was still in place. The Consulting Shares were issued under, and subject to the terms of, the Company’s 2022 Equity Incentive Plan. The agreement contained customary confidentiality and non-solicitation provisions. The shares were valued at $4.20 per share for a total of $70,000. The Company issued G&P a total of 33,333 additional shares and the remaining contract was terminated with no additional shares being owed to G&P.

On January 10, 2024, we renewed a Consulting Agreement with Luca Consulting, LLC (“Luca”), to provide certain management and consulting services to the Company during the term of the agreement, which is for three months unless otherwise earlier terminated due to breach of the agreement by either party. In consideration for agreeing to provide the services under the agreement, the Company issued 13,333 shares of the Company’s restricted common stock upon the parties’ entry into the agreement and agreed to pay Luca $15,000 in cash, payable as follows: (a) $5,000 on the signing of the agreement; and (b) $5,000 on the tenth of each month throughout the remainder of the agreement. The Service Agreement includes customary indemnification obligations requiring the Company to indemnify Luca and its affiliates with regard to certain matters. The shares were valued at $4.20 per share for a total of $56,000.

On January 11, 2024, we entered into a Consulting Agreement with First Level Capital (“First Level”), to provide certain management and consulting services to the Company during the term of the agreement, which is for six months unless otherwise earlier terminated due to breach of the agreement by either party. In consideration for agreeing to provide the services under the agreement, the Company issued an initial 16,667 shares of the Company’s restricted common stock upon the parties’ entry into the agreement, agreed to issue an additional 16,667 shares of the Company’s restricted common stock, upon the parties agreeing to continue the agreement, before the end of the term of the agreement and to pay First Level $60,000 in cash, payable as follows: (a) $60,000 on the signing of the agreement; and (b) $60,000 on the approval by the Company. The Service Agreement includes customary indemnification obligations requiring the Company to indemnify First Level and its affiliates with regard to certain matters. The initial shares were valued at $4.35 per share for a total of $144,950 and no subsequent shares were issued.

On January 18, 2024, the underwriters in the follow-on offering notified the Company that they were exercising their over-allotment option in full to purchase an additional 40,000 shares of common stock, which sale closed on January 22, 2024. The net proceeds to the Company from the sale of the 40,000 shares of common stock, after deducting underwriting discounts and expenses, was approximately $160,000. Inclusive of the full exercise of the over-allotment option, a total of 306,667 shares of common stock were issued and sold in the follow-on offering.

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On February 7, 2024, pursuant to the Consulting Agreement with G&P, the Company issued G&P another 16,667 shares of restricted common stock. The Consulting Shares were issued under, and subject to the terms of, the Company’s 2022 Equity Incentive Plan. The shares were valued at $6.15 per share for a total of $102,500. The Company subsequently terminated the Consulting Agreement with G&P and there were no additional shares owed to G&P as a result of the termination.

On March 21, 2024, we entered into Amendment to the of January 10, 2024 consulting agreement with Luca, extending the agreement for an additional six months (the “Luca Amendment”). In consideration for entering into the Luca Amendment, the Company issued 33,333 shares of the Company’s restricted common stock to Luca upon the parties’ entry into the Luca Amendment and agreed to continue to pay Luca $5,000 in in cash on the tenth of each month throughout the remainder of the extended agreement. The shares were valued at $2.96 per share for a total of $98,750.

On March 21, 2024, we entered into a Consulting Agreement with Zvonimir Moric, an individual (“Zee”). Pursuant to the consulting agreement, Zee agreed to provide consulting and general business advisory services as it relates to making introductions to strategic partners to expand the sales of the Company’s products and additional services as reasonably requested by the Company during the Term of the Agreement as reasonably requested by the Company during the term of the agreement, which is for 12 months, unless otherwise earlier terminated due to breach of the agreement by either party, and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued Zee 10,000 shares of restricted common stock. The agreement contains customary confidentiality and non-solicitation provisions. The shares were valued at $2.96 per share for a total of $29,625.

On April 8, 2024, the Company entered into an Equity Purchase Agreement with the Purchaser pursuant to which the Purchaser committed to purchase up to $25,000,000 of the Company’s common stock. On April 8, 2024, the Company issued 66,667 shares of the Company’s common stock to the Purchaser as a commitment fee. The Commitment Shares were valued at $3.22 per share for a total of $214,900.

On April 25, 2024, the Company amended its Consulting Agreement with PHX dated November 7, 2023 whereby the Company agreed to issue PHX an additional 13,333 shares of restricted common stock. The additional 13,333 shares were issued under, and subject to the terms of, the Company’s 2022 Equity Incentive Plan. The shares were valued at $4.20 per share for a total of $56,000.

Between May 21-24, 2024, the Purchaser converted a total of 355 shares of Series B Preferred Stock into 128,243 shares of common stock, in accordance with the terms of the Series B Preferred Stock. The shares were valued at $3.045 per share for a total value of $390,500.

On May 21, 2024, the Company sold 16,667 shares of common stock to the Purchaser pursuant to the terms of the ELOC, at $7.20 per share for a total of $119,750, before fees, discounts and expenses.

On May 22, 2024, the Company sold 46,667 shares of common stock to the Purchaser pursuant to the terms of the ELOC, at $7.20 per share for a total of $337,915, before fees, discounts and expenses.

On May 23, 2024, we entered into a Consulting Agreement with Acorn Management Partners, L.L.C. (“Acorn”). Pursuant to the consulting agreement, Acorn agreed to provide consulting and general business advisory services as it relates to making introductions to strategic partners and additional services as reasonably requested by the Company during the term of the Agreement as reasonably requested by the Company during the term of the agreement. In consideration for agreeing to provide the services under the agreement, the Company issued Acorn 12,821 shares of restricted common stock. The agreement contains customary confidentiality and non-solicitation provisions. The shares were valued at $7.80 per share for a total of $100,000.

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On June 5, 2024, the Board of Directors issued 83,333 shares to the certain officers, directors and employees of the Company, including 53,333 shares issued to Jacob D. Cohen, the Company’s Chief Executive Officer and Chairman, 6,667 shares issued to Amanda Hammer, the Company’s Chief Operating Officer, 3,333 shares to Efrain Karchmer who serves as the President of MangoRx Mexico, and 6,667 shares issued to each of the Company’s three independent directors as a bonus for services rendered for 2024. These shares were issued under the Company’s 2022 Equity Incentive Plan and were valued at $5.25 per share for a total value of $437,500.

On July 9, 2024, 135 shares of Series B Preferred Stock (with an aggregate stated value of $148,500) were converted by the holder into 35,779 shares of common stock at a conversion price of $4.15 per share.

On July 22, 2024, we entered into a Consulting Agreement with John Dorsey, an individual (“Dorsey”). Pursuant to the consulting agreement, Dorsey agreed to provide certain marketing and general related services as it relates expanding the sales of the Company’s products and additional services as reasonably requested by the Company during the Term of the Agreement, which is for 12 months, unless otherwise earlier terminated due to breach of the agreement by either party, and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company agreed to pay Dorsey $6,000 a month and agreed issued Dorsey a total of 13,333 shares of common stock, which vest in accordance with the following vesting schedule; a) 3,333 shares vest upon the execution of the Agreement, b) 5,000 shares vest upon the three (3) month anniversary of the Agreement, and c) 5,000 shares vest upon the six (6) month anniversary of the Agreement (the “Dorsey Consulting Shares”). Any Dorsey Consulting Shares not vested as described above are to be promptly returned to the Company by the Consultant for cancellation. The shares were valued at $6.31 per share for a total of $84,180.

The Company further agreed to issue Dorsey an additional 13,333 shares of common stock upon Dorsey assisting the Company in obtaining greater than 3,500 subscribers for its Prime oral testosterone replacement therapy medications.

On July 24, 2024, 50 shares of Series B Preferred Stock (with an aggregate stated value of $11,000) were converted by the holder into 2,245 shares of common stock at a conversion price of $4.90 per share.

On August 22, 2024, we entered into a Consulting Agreement with Levo Healthcare Consulting, Inc. (“Levo”), to provide marketing services to the Company during the term of the agreement, which is for six months unless otherwise earlier terminated due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company agreed to pay $6,250 in cash and issue Levo 13,000 shares of restricted common stock under the 2022 Plan. The shares were valued at $4.35 per share for a total of $56,160. The Company also issued warrants to purchase 20,000 shares of common stock of the Company, based on certain milestones being met. The agreement contains customary confidentiality and non-solicitation provisions. In accordance with ASC 718, we have calculated the fair value to be $68,170 on the grant date of August 22, 2024, using the Black-Scholes Valuation Model.

On August 22, 2024, we entered into a Consulting Agreement with Veritas Consulting Group, Inc. (“Veritas”), to provide management consulting, business advisory, shareholder information and public relations services to the Company during the term of the agreement, which is for three months unless otherwise earlier terminated due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company agreed to pay $7,500 in cash and issue Veritas 10,000 shares of restricted common stock under the 2022 Plan. The shares were valued at $4.35 per share for a total of $43,200. The agreement contains customary confidentiality and non-solicitation provisions.

On September 10, 2024, we entered into an amended Consulting Agreement with Luca Consulting LLC (“Luca”), to provide management consulting services to the Company during the term of the agreement, which is for six months unless otherwise earlier terminated due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company agreed to pay $5,000 in cash and issue Luca 43,333 shares of restricted common stock under the 2022 Plan. The shares were valued at $4.05 per share for a total of $175,500. The agreement contains customary confidentiality and non-solicitation provisions.

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On September 10, 2024, we entered into an amended Consulting Agreement with Zvonimir Moric (“Zee”), to provide consulting and general business advisory services as it relates to making introductions to strategic partners to expand the sales of the Company’s products and additional services as reasonably requested by the Company during the term of the agreement, which is for twelve months unless otherwise earlier terminated due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company agreed to pay $7,500 in cash and issue Zee 13,333 shares of restricted common stock under the 2022 Plan. The shares were valued at $4.05 per share for a total of $54,000. The agreement contains customary confidentiality and non-solicitation provisions.

On September 26, 2024, 140 shares of Series B Preferred Stock (with an aggregate stated value of $154,000) were converted by the holder into 47,903 shares of common stock at a conversion price of $3.21 per share.

On September 27, 2024, we extended a Consulting Agreement with PHX Global, LLC (“PHX”). Pursuant to the Consulting Agreement, PHX agreed to provide consulting and general business advisory services as reasonably requested by the Company during the term of the agreement, which was for six months, unless otherwise earlier terminated due to breach of the agreement by either party, and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company issued PHX 13,333 shares of restricted common stock. The agreement contains customary confidentiality and non-solicitation provisions. The shares were valued at $3.60 per share for a total of $48,000.

Options:

During the year ended December 31, 2022, the Company granted a total of 83,333 options to purchase shares of common stock of the Company, under the 2022 Plan, of which 50,000 granted to Jacob Cohen, the Company’s CEO, and 33,333 were granted to Jonathan Arango, the Company’s then President and then COO, related to their respective employment agreement. The options have an exercise price of $16.50 per share, an original life of five years and vest at the annual renewal of their employment over three years.

On May 1, 2023, the Company granted 10,000 options to purchase shares of common stock of the Company, under the 2022 Plan to Amanda Hammer, the Company’s COO, related to her employment agreement. The options have an exercise price of $16.50 per share, an original life of five years and vest at the annual renewal of their employment over three years.

On December 28, 2023, the Company granted 83,333 options to purchase shares of common stock of the Company, under the 2022 Plan to Jacob Cohen, the Company’s CEO, related to his employment agreement. The options have an exercise price of $4.80 per share, an original life of five years and vested at the time of grant.

On March 28, 2024, Mr. Arango resigned from his position as President and Director of the Company. As detailed in his employment agreement, 18,889 unvested options were forfeited upon resignation or termination of employment as an officer and director. Mr. Arango did not exercise his 14,444 vested options by the June 28, 2024 deadline resulting in all vested options being terminated.

On July 12, 2024, the Company granted 13,333 options to purchase shares of common stock of the Company, under the 2022 Plan to Raffi Sahul, related to his agreement to serve as manager of MangoRx IP. The options have an exercise price of $5.55 per share, an original life of three years and vested immediately.

For the nine months ended September 30, 2024 and 2023, $197,202 and $195,384, respectively, has been recorded and included as stock-based compensation expense on the condensed consolidated statement of operations. Mr. Cohen, Mr. Arango (former President and Director) and Ms. Hammer are related parties.

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The following table summarizes common stock option activity:

	Options	Weighted Average Exercise Price
Outstanding, December 31, 2022	83,333	$16.50
Granted	93,333	$6.05
Exercised	-	-
Expired	-	-
Outstanding, December 31, 2023	176,666	$10.98
Exercisable, December 31, 2023	120,833	$8.43

Granted	13,333	$5.55
Exercised	-	-
Expired / Forfeited	(33,333)	16.50
Outstanding, September 30, 2024	156,666	$9.34
Exercisable, September 30, 2024	135,833	$8.25

The weighted average exercise prices, remaining lives for options granted, and exercisable as of September 30, 2024 were as follows:

	Outstanding Options		Exercisable Options
Options Exercise Price Per Share	Shares	Life (Years)	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
$16.50	60,000	3.87	$16.50	39,167	$16.50
$4.80	83,333	4.25	$4.80	83,333	$4.80
$5.55	13,333	2.78	$5.55	13,333	$5.55

As of September 30, 2024, the fair value of exercisable options outstanding was $920,020. The aggregate initial fair value of the options measured on the grant dates of August 31, 2022, May 1, 2023, December 28, 2023 and July 12, 2024 was calculated using the Black-Scholes option pricing model based on the following assumption:

Fair Value of Common Stock on measurement date	$14.85 – 4.35
Risk free interest rate	4.10% - 3.30%
Volatility	232.05% - 92.54%
Dividend Yield	0%
Expected Term	6.0-3.0

(1)	The risk-free interest rate was determined by management using the market yield on U.S. Treasury securities with comparable terms as of the measurement date.
(2)	The trading volatility was determined by calculating the volatility of the Company’s peer group.
(3)	The Company does not expect to pay a dividend in the foreseeable future
(4)	The Company, in accordance with staff accounting bulletin (“SAB”)14-D.2, used the simplified method (plain vanilla) to determine the overall expected term

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Warrants:

In August 2022, the Company initiated a private placement of up to $2 million of units to accredited investors, with each unit consisting of one-fifteenth of a share of common stock and one-fifteenth of a warrant to purchase one share of common stock, at a price of $1.00 per unit (the “Private Placement Warrants”). The warrants have a five-year term (from each closing date that units were sold) and an exercise price of $15.00 per share. In total, we sold an aggregate of 2,000,000 units for $2,000,000 to 23 accredited investors between August 16, 2022 and December 22, 2022. There were 65,033 and 65,033 Private Placement Warrants outstanding as of September 30, 2024 and December 31, 2023, respectively.

As additional consideration in connection with the IPO, upon the closing of the IPO, we granted Boustead Securities, LLC, the representative of the underwriters named in the Underwriting Agreement for the IPO, warrants to purchase 5,833 shares of common stock with an exercise price of $75.00 per share, which were exercisable six months after the effective date of the registration statement filed in connection with the IPO (March 20, 2023) and expire five years after such effectiveness date, or March 20, 2028. The fair value of the warrants on the grant date was $31,995.

As additional consideration in connection with the follow-on offering, upon the closing of the follow-on offering, we granted Boustead Securities, LLC, the representative of the underwriters named in the Underwriting Agreement for the secondary offering, warrants to purchase 18,667 shares of common stock with an exercise price of $5.70 per share, which were exercisable six months after the effective date of the registration statement filed in connection with the follow-on offering (December 19, 2023) and expire five years after such effectiveness date. The fair value of the warrants on the grant date was $78,174.

On January 22, 2024, pursuant to the Underwriting Agreement, the Company also issued a common stock purchase warrant to the representative of the underwriters for the purchase of 2,800 shares of its common stock at an exercise price of $5.63, subject to adjustments. The warrants are exercisable at any time and from time to time, in whole or in part, until December 14, 2028, and may be exercised on a cashless basis. The warrants also include customary anti-dilution provisions and immediate piggyback registration rights with respect to the registration of the shares underlying the warrants. The warrants and the shares of common stock underlying the warrants were registered as a part of the follow-on registration statement. The fair value of the warrants on the grant date was $12,086.

On April 4, 2024, pursuant to the SPA with the Purchaser, the Company issued a common stock purchase warrant for the purchase of 220,000 shares of its common stock at an exercise price of $3.90 per share to the Purchaser. The warrant is exercisable at any time and from time to time, in whole or in part, until April 4, 2029. The fair value of the warrant on the grant date was $681,352.

On June 28, 2024, pursuant to the SPA (as amended), the Company issued a common stock purchase warrant for the purchase of 66,667 shares of its common stock at an exercise price of $7.50 per share to the Purchaser. The warrant is exercisable at any time and from time to time, in whole or in part, until June 28, 2029. The fair value of the warrant on the grant date was $260,750.

On June 28 2024, pursuant to the SPA (as amended), the Company issued a common stock purchase warrant for the purchase of 33,333 shares of its common stock at an exercise price of $15.00 per share to the Purchaser. The warrant is exercisable at any time and from time to time, in whole or in part, until June 28, 2029. The fair value of the warrant on the grant date was $122,341.

On August 22, 2024, we entered into a Consulting Agreement with Levo Healthcare Consulting, Inc. (“Levo”), to provide marketing services to the Company during the term of the agreement, which is for six months unless otherwise earlier terminated due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company agreed to pay $6,250 in cash and issue Levo 13,000 shares of restricted common stock under the 2022 Plan. The shares were valued at $4.35 per share for a total of $56,160. The Company also agreed to issue warrants to purchase 20,000 shares of common stock of the Company, based on certain milestones being met. The warrants will expire three years from the date of milestone being reached. The agreement contains customary confidentiality and non-solicitation provisions. None of the milestones had been met as of September 30, 2024. In accordance with ASC 718, we have calculated the fair value to be $68,170 on the grant date of August 22, 2024, using the Black-Scholes Valuation Model.

As of September 30, 2024 and December 31, 2023, the fair value of warrants outstanding was $1,735,966 and $852,480, respectively. Because the warrants vested immediately, the fair value was assessed on the grant date.

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The following table summarizes common stock warrants activity:

	Warrants	Weighted Average Exercise Price Per Share
Outstanding, December 31, 2022	133,333	$15.00
Granted	24,500	22.14
Exercised	(68,300)	15.00
Expired	-	-
Cancelled	-	-
Outstanding, December 31, 2023	89,533	16.95
Exercisable, December 31, 2023	89,533	16.95

Granted	322,800	5.80
Exercised	-	-
Expired	-	-
Cancelled	-	-
Outstanding, September 30, 2024	412,333	8.23
Exercisable, September 30, 2024	412,333	$8.23

The weighted average exercise prices, remaining lives for warrants granted, and exercisable as of September 30, 2024, were as follows:

	Outstanding and Vested Warrants
Weighted Average Warrant Exercise Price Per Share	Shares	Life (Years)
$8.23	12,333	4.06

As of September 30, 2024, warrants to purchase 412,333 shares of common stock are outstanding and vested, and the vested stock warrants have a weighted average remaining life of 4.06 years.

Fair Value of Common Stock on measurement date	$3.15 - $10.95
Risk-free interest rate	From 2.95% to 4.38%
Volatility	From 81.92% to 239.06%
Dividend Yield	0%
Expected Term	5 years

(1)	The risk-free interest rate was determined by management using the market yield on U.S. Treasury securities with comparable terms as of the measurement date.
(2)	The trading volatility was determined by calculating the volatility of the Company’s peer group.
(3)	The Company does not expect to pay a dividend in the foreseeable future.

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NOTE 10 – GOING CONCERN

These condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. As reflected in the accompanying condensed consolidated financials, the Company had a net loss of $6,758,630 for the nine months ended September 30, 2024 and an accumulated deficit of $17,985,966 as of September 30, 2024. The Company will need to raise additional capital to successfully execute its business plan of which there can be no assurance. The sources of this capital are expected to be the sale of equity and debt, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing shareholders. If we are unable to access additional capital moving forward, it may hurt our ability to grow and to generate future revenues, our financial position, and liquidity, or force us to abandon our business plan. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unless management is able to obtain additional financing, it is unlikely that the Company will be able to meet its funding requirements during the 12 months from date of issuance of this filing. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company may become a party to lawsuits involving various matters. The impact and outcome of litigation, if any, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is not currently subject to any such litigation.

Operating Leases

The Company has a lease for an office in Dallas, Texas classified as operating leases under ASC 842.

On September 28, 2022, and with an effective date of October 1, 2022, the Company entered into a Lease Agreement with Rox Trep Tollway, L.P. (the “Landlord”) to lease and occupy approximately 2,201 square feet of office space located at 15110 Dallas Parkway, Suite 600, Dallas, Texas 75248 to serve as the Company’s main headquarters (the “Lease Agreement”). The Lease Agreement has a term of thirty-eight (38) months and has a monthly base rent of $5,777.63, or $31.50 per square foot, from months 3-18 and increases at the rate of $1 per square foot per annum until the end of the lease term (the “Base Rent”). In addition to the Base Rent, the Company is required to reimburse the landlord for its pro-rata share of all real estate taxes and assessments, hazard and liability insurance and common area maintenance costs for the building at the rate of 2.45% (the “Proportionate Rent”). Upon the execution of the Lease Agreement, the Company agreed to prepay the first full month’s Base Rent along with a security deposit equal to $16,942.

The Company utilizes the incremental borrowing rate in determining the present value of lease payments unless the implicit rate is readily determinable. The Company used an estimated incremental borrowing rate of 8% to estimate the present value of the right-of-use liability.

The Company has right-of-use assets of $74,913 and operating lease liabilities of $81,507 as of September 30, 2024. Operating lease expense for the nine months ended September 30, 2024 was $50,826, The Company has recorded $0 in impairment charges related to right-of-use assets during the nine months ended September 30, 2024.

Maturity of Lease Liabilities at September 30, 2024	Amount
2024	$18,067
2025	67,589
Total lease payments	85,656
Less: Imputed interest	(4,149)
Present value of lease liabilities	$81,507

NOTE 12 – SUBSEQUENT EVENTS

The Company evaluates events that have occurred after the condensed consolidated balance sheet date but before the condensed consolidated financial statements are issued. Based on the evaluation, the Company identified the following subsequent events:

On October 1, 2024, the Company delivered an Advance Notice to the Platinum Point Capital and sold Platinum Point Capital 166,667 shares of common stock pursuant to the terms of the ELOC for $3.60 per share for a total of $521,016, net of fees, discounts and expenses.

On October 2, 2024, Platinum Point Capital converted a total of 190 shares of Series B Preferred Stock of the Company into 66,923 shares of common stock of the Company, in accordance with the terms of the Series B Preferred Stock. The shares were valued at $3.12 per share for a total value of $209,000.

On October 7, 2024, the Company repaid $37,500 that was borrowed from Ronin Equity Partners, which is owned and controlled by Jacob D. Cohen, the Company’s Chief Executive Officer and Chairman of the Board of Directors. The amount borrowed did not accrue interest.

On October 18, 2024, Platinum Point Capital converted a total of 200 shares of Series B Preferred Stock of the Company into 93,299 shares of common stock of the Company, in accordance with the terms of the Series B Preferred Stock. The shares were valued at $2.358 per share for a total value of $220,000.

On October 18, 2024, the Company entered into a $150,000 promissory note (the “Cohen Note”) with Cohen Enterprises, Inc., which entity is owned by Jacob D. Cohen, the Chairman and Chief Executive Officer of the Company (“Cohen Enterprises”), to evidence, document and memorialize (a) $50,000 loaned to the Company from Cohen Enterprises on March 18, 2024, and (b) $100,000 loaned to the Company from Cohen Enterprises on April 1, 2024, which amounts previously accrued no interest and were due on demand.

The Cohen Note in the principal amount of $150,000, accrues interest at the rate of 8% per annum (12% upon the occurrence of an event of default), with interest accruing monthly in arrears and payable at maturity or earlier acceleration. The Cohen Note is due upon the earlier of January 2, 2025, and upon acceleration by Cohen Enterprises pursuant to the terms thereof upon default, or automatically upon certain bankruptcy events occurring. The Cohen Note may be prepaid without penalty, is unsecured and contains customary representations and covenants of the Company. The note includes customary events of default, and allows Cohen Enterprises the right to accelerate the amount due under the note upon the occurrence of such event of default, subject to certain cure right

On October 21, 2024 the Company learned that Eli Lilly has made certain public claims alleging, and has stated that it has filed a lawsuit against the Company claiming that the Company improperly copied its weight-loss medicine, Zepbound and Mounjaro. As of the date of this Report, the Company has not been officially served and strongly refutes any and all claims made by Eli Lilly regarding the sale of compounded tirzepatide. The Company believes it has strong arguments against Eli Lilly’s claims and intends to vigorously defend itself in this matter.

On October 24, 2024, the Company delivered an Advance Notice to Platinum Point Capital and sold Platinum Point Capital 33,333 shares of common stock pursuant to the terms of the ELOC for $2.36 per share for a total of $78,787, net of fees, discounts and expenses.

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On November 11, 2024 and effective on October 1, 2024, the Company entered into a renewal of the Consulting agreement with Eugene M. Johnston, the Company’s Chief Financial Officer (the “CFO Consulting Agreement”) whereby Mr. Johnston agreed to serve as the Chief Financial Officer of the Company and to provide services to the Company as reasonably requested during the term of the CFO Consulting Agreement, which is 12 months. As consideration for the services to be provided by Mr. Johnston under the Consulting Agreement, the Company agreed to pay him (a) $4,000 per month; and (b) to issue him 25,000 shares of Company common stock under the Company’s 2022 Equity Incentive Plan, as amended, which shares vested upon execution of the CFO Consulting Agreement.

The CFO Consulting Agreement may be terminated prior to the end of the term (i) with the mutual approval of the parties; (ii) with written notice by the non-breaching party, upon the breach of the agreement by the other party, and the failure to cure such breach within 30 days; or (iii) by Mr. Johnston, at any time, for any reason.

Unless otherwise noted, share numbers and per share amounts in these financial statements reflect the Reverse Stock Split.

The impacts of the Reverse Stock Split were applied retroactively for all periods presented in accordance with applicable guidance, less the number of rounded whole shares issued for fractional shares on October 16, 2024. Therefore, prior period amounts are different than those previously reported. Certain amounts within the following tables may not foot due to rounding.

The following table illustrates changes in equity, as previously reported prior to, and as adjusted subsequent to, the impact of the Reverse Stock Split retroactively adjusted for the periods presented:

	December 31, 2022
	As Previously Reported	Impact of Reverse Stock Split	As Revised
Common Stock - Shares	13,365,000	(12,474,000)	891,000
Common Stock - Amount	1,337	(1,248)	89
Additional Paid-in Capital	2,628,449	1,247	2,629,696

	March 31, 2023
	As Previously Reported	Impact of Reverse Stock Split	As Revised
Common Stock - Shares	15,315,000	(14,294,000)	1,021,000
Common Stock - Amount	$1,532	$(1,430)	$102
Additional Paid-in Capital	$8,394,285	$1,430	$8,395,714

	June 30, 2023
	As Previously Reported	Impact of Reverse Stock Split	As Revised
Common Stock - Shares	16,714,500	(15,600,200)	1,114,300
Common Stock - Amount	$1,671	$(1,559)	$112
Additional Paid-in Capital	$9,861,684	$1,559	$9,863,242

	September 30, 2023
	As Previously Reported	Impact of Reverse Stock Split	As Revised
Common Stock - Shares	16,789,500	(15,670,200)	1,119,300
Common Stock - Amount	$1,679	$(1,796)	$117
Additional Paid-in Capital	$10,013,268	$1,564	$10,014,831

	December 31, 2023
	As Previously Reported	Impact of Reverse Stock Split	As Revised
Common Stock - Shares	21,419,500	(19,991,533)	1,427,967
Common Stock - Amount	2,142	(1,994)	148
Additional Paid-in Capital	12,000,785	1,995	12,002,779

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	March 31, 2024
	As Previously Reported	Impact of Reverse Stock Split	As Revised
Common Stock - Shares	23,619,500	(22,044,866)	1,574,634
Common Stock - Amount	$2,362	$(2,199)	$163
Additional Paid-in Capital	$12,635,030	$2,200	$12,637,229

	June 30, 2024
	As Previously Reported	Impact of Reverse Stock Split	As Revised
Common Stock - Shares	29,135,451	(27,193,087)	1,942,364
Common Stock - Amount	$2,913	$(2,713)	$200
Additional Paid-in Capital	$30,300,213	$482,664	$30,782,876

The following table illustrates changes in loss per share and weighted average shares outstanding, as previously reported prior to, and as adjusted subsequent to, the impact of the Reverse Stock Split retroactively adjusted for the periods presented:

	Three months ended September 30, 2023
	As Previously Reported	Impact of Reverse Stock Split	As Revised
Loss attributable to common stockholders	(1,799,460)	-	-
Weighted average shares used to compute basic and diluted EPS	15,923,588	(14,862,016)	1,061,572
Loss per share - basic and diluted	$(0.11)	$(1.59)	$(1.70)

	Nine months ended September 30, 2023
	As Previously Reported	Impact of Reverse Stock Split	As Revised
Loss attributable to common stockholders	(6,644,370)	-	-
Weighted average shares used to compute basic and diluted EPS	14,923,461	(13,928,564)	994,897
Loss per share - basic and diluted	$(0.45)	$(6.23)	$(6.68)

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The following outstanding stock options and warrants exercisable or issuable into shares of common stock were not included in the computation of diluted shares outstanding because the effect would be anti-dilutive:

	Nine months ended September 30, 2023
	As Previously Reported	Impact of Reverse Stock Split	As Revised
Common stock options	1,400,000	(1,306,667)	93,333
common stock warrants	1,063,000	(992,133)	70,867

Stock options were adjusted retroactively to give effect to the Reverse Stock Split for the nine months ended September 30, 2023

	Nine months ended September 30, 2023
	As Previously Reported		Impact of Reverse Stock Split		As Revised
	Options Outstanding	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price
Options outstanding at December 31, 2022	1,250,000	$1.10	(1,166,667)	$15.40	83,333	$16.50
Options exercised	-		-		-	-
Options cancelled	-		-		-	-
Options granted	150,000	$1.10	(140,000)	$15.40	10,000	$16.50
Options outstanding at September 30, 2023	1,400,000		(1,306,667)		93,333

Warrants were adjusted retroactively to give effect to the Reverse Stock Split for the nine months ended September 30, 2023:

	Nine months ended September 30, 2023
	As Previously Reported		Impact of Reverse Stock Split		As Revised
	Warrants Outstanding	Weighted Average Exercise Price	Warrants Outstanding	Weighted Average Exercise Price	warrants Outstanding	Weighted Average Exercise Price
Warrants outstanding at December 31, 2022	2,000,000	$1.00	(1,866,667)	$14.00	133,333	$15.00
Warrants exercised	(1,024,500)	$1.00	956,200	$14.00	(68,300)	$15.00
Warrants cancelled	-		-		-	-
Warrants granted	87,500	$5.00	(81,667)	$70.00	5,833	$75.00
Warrants outstanding at September 30, 2023	1,063,000		(992,134)		70,866

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

General

You should read the following discussion and analysis of our financial condition and results of operations together with the condensed interim consolidated financial statements and related notes that are included elsewhere in this Quarterly Report on Form 10-Q and the audited consolidated financial statements and the notes to those consolidated financial statements for the fiscal year ended December 31, 2023, which were included in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 1, 2024 (the “2023 Annual Report”). The following discussion contains forward-looking statements regarding future events and the future results of the Company that are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the management of the Company. See also “Cautionary Statement Regarding Forward-Looking Information”, above. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in this Quarterly Report and in other reports we file with the SEC. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as otherwise provided by law.

The following discussion is based upon our condensed consolidated financial statements included elsewhere in this Quarterly Report, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these condensed consolidated interim financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingencies. In the course of operating our business, we routinely make decisions as to the timing of the payment of invoices, the collection of receivables, the shipment of products, and the fulfillment of orders, among other matters. Each of these decisions has some impact on the financial results for any given period. In making these decisions, we consider various factors including contractual obligations, customer satisfaction, competition, internal and external financial targets and expectations, and financial planning objectives. On an on-going basis, we evaluate our estimates, including those related to sales returns, allowance for doubtful accounts, impairment of long-term assets, especially goodwill and intangible assets, assumptions used in the valuation of stock-based compensation, and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Certain capitalized terms used below but not otherwise defined, are defined in, and shall be read along with the meanings given to such terms in, the notes to the unaudited condensed consolidated financial statements of the Company for the three and nine months ended September 30, 2024 and 2023, above.

See also “Glossary of Industry Terms” beginning on page 2 of our 2023 Annual Report for information on certain of the terms used below.

References to our websites and those of third parties below are for information purposes only and, unless expressly stated below, we do not desire to incorporate by reference into this Report information in such websites.

Unless the context otherwise requires, references in this Report to “we,” “us,” “our,” the “Registrant”, the “Company,” “MangoRx” and “Mangoceuticals, Inc.” refer to Mangoceuticals, Inc.

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In addition:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
●	“FDA” means the U.S. Food and Drug Administration;
●	“FFDCA Act” means the Federal Food, Drug and Cosmetic Act, which is a set of U.S. laws passed by Congress in 1938 giving authority to the FDA to oversee the safety of food, drugs, medical devices, and cosmetics;
●	“Nasdaq” means the Nasdaq Capital Market;
●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and
●	“Securities Act” refers to the Securities Act of 1933, as amended.

Available Information

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us at https://www.sec.gov and can also be accessed free of charge on the “Investors” section of our website under the heading “SEC Filings”. Copies of documents filed by us with the SEC (including exhibits) are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at the address and telephone number set forth on the cover page of this Report. Our website address is www.mangoceuticals.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 will be available through our website free of charge as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. The information on, or that may be accessed through, our website is not incorporated by reference into this Report and should not be considered a part of this Report.

The following discussion of the Company’s historical performance and financial condition should be read together with the condensed consolidated financial statements and related notes included herein. This discussion contains forward-looking statements based on the views and beliefs of our management, as well as assumptions and estimates made by our management. These statements by their nature are subject to risks and uncertainties, and are influenced by various factors. As a consequence, actual results may differ materially from those in the forward-looking statements. See “Item 1A. Risk Factors” included herein for the discussion of risk factors and see “Cautionary Statement Regarding Forward-Looking Statements” for information on the forward-looking statements included below.

The following discussion is based upon our financial statements included elsewhere in in this prospectus, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingencies.

Introduction

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is provided in addition to the accompanying financial statements and notes to assist readers in understanding our results of operations, financial condition, and cash flows. MD&A is organized as follows:

●	Overview. An overview of our current operations.

●	Recent Events. A summary of recent events affecting the Company.

●	Plan of Operations. A description of our plan of operations for the next 12 months including required funding.

●	Results of Operations. An analysis of our financial results comparing the three and nine months ended September 30, 2024 and 2023.

●	Liquidity and Capital Resources. An analysis of changes in our balance sheets and cash flows and discussion of our financial condition.

●	Critical Accounting Policies and Estimates. Accounting estimates that we believe are important to understanding the assumptions and judgments incorporated in our reported financial results and forecasts.

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Overview

We connect consumers to licensed healthcare professionals through our website at www.MangoRx.com, for the provision of care via telehealth on our customer portal. We also provide access for customers to a licensed pharmacy for online fulfillment and distribution of certain medications that may be prescribed as part of telehealth consultations. To date, we have identified men’s wellness telemedicine services and products as a growing sector in recent years and especially related to the areas of erectile dysfunction (“ED”), hair loss, testosterone replacement or enhancement therapies, and weight management treatments. Our products currently consist of the following:

-	Mango ED - This product is produced at a compounding pharmacy and is available to patients on the determination of a prescribing physician that the compounded drug is necessary for the individual patient. This product currently includes the following three ingredients: Either Sildenafil (the active ingredient in Viagra) or Tadalafil (the active ingredient in Cialis), and Oxytocin, all of which are used in U.S. Food and Drug Administration (“FDA”) approved drugs, as well as L-Arginine, an amino acid that is available as a dietary supplement.

We currently offer two dosage levels of our Mango ED product and anticipate doctors prescribing a dosage based on the needs and medical history of the patient. Our Mango ED product currently includes the following amounts of the three ingredients: (1) either Sildenafil (50 milligrams (mg)) or Tadalafil (10 (mg)), Oxytocin (100 International units (IU)) and L-Arginine (50mg); and (2) either Sildenafil (100 milligrams (mg)) or Tadalafil (20mg), Oxytocin (100IU) and L-Arginine (50mg). Our Mango ED product has not been, and will not be, approved by the FDA and instead we produce and sell our Mango ED product and plan to produce and sell future pharmaceutical products, under an exemption provided by Section 503A of the Federal Food, Drug, and Cosmetic Act.

-	‘GROW’ by MangoRx - This product is produced at our related party compounding pharmacy and is available to patients on the determination of a prescribing physician that the compounded drug is necessary for the individual patient. Mango GROW currently includes the following four ingredients - (1) Minoxidil (the active ingredient in Rogaine®) and (2) Finasteride (the active ingredient in Propecia), each of which is used in FDA approved drugs, as well as (3) Vitamin D3 and (4) Biotin, which are available as dietary supplements. However, the fact that Minoxidil and Finasteride are used in FDA approved drugs, and that Vitamin D3 and Biotin, are available as a dietary supplement, does not mean that these ingredients will prove safe when combined into a single formulation to attempt to treat hair growth. Mango GROW is encapsulated in convenient chewable, mint-flavored rapid dissolve tablets (“RDT”).

We currently offer one dosage level of our Mango GROW product and anticipate doctors prescribing Mango GROW based on the needs and medical history of the patient. Our Mango GROW product currently includes the following amounts of the four ingredients: (1) Minoxidil (2.5mg), (2) Finasteride (1mg), (3) Vitamin D3 (2000IU) and (4) Biotin (1mg). Our Mango GROW product has not been, and will not be, approved by the FDA and instead we produce and sell our Mango GROW product and plan to produce and sell future pharmaceutical products, under an exemption provided by Section 503A of the Federal Food, Drug, and Cosmetic Act.

-	‘MOJO’ by MangoRx - This product is produced at our related party compounding pharmacy and is available to patients on the determination of a prescribing physician that the compounded drug is necessary for the individual patient. MOJO currently includes the following three ingredients - (1) Dehydroepiandrosterone (“DHEA”), which is available as dietary supplement, (2) Pregnenolone, which is available as a dietary supplement, and (3) Enclomiphene Citrate, one of the active ingredients in Clomid and is used in an FDA approved drug. However, the fact that Enclomiphene Citrate is used in an FDA approved drug, and that DHEA and Pregnenolone are available as a dietary supplement, does not mean that these ingredients will prove safe when combined into a single formulation to attempt to treat hormone imbalances. MOJO is encapsulated in convenient chewable, mango-flavored rapid dissolve tablets (“RDT”).

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We currently offer one dosage level of our MOJO product and anticipate doctors prescribing MOJO based on their needs and medical history of the patient. Our MOJO product currently includes the following amounts of the three ingredients: (1) DHEA (10mg), (2) Pregnenolone (5mg) and (3) Enclomiphene Citrate (25mg). Our MOJO product has not been, and will not be, approved by the FDA and instead we produce and sell our MOJO product and plan to produce and sell future pharmaceutical products, under an exemption provided by Section 503A of the Federal Food, Drug, and Cosmetic Act.

-	‘PRIME’ by MangoRx, Powered by Kyzatrex® - ‘PRIME’, by MangoRx, powered by Kyzatrex®️, an innovative FDA-approved oral Testosterone Replacement Therapy (TRT) product, is a prescription drug that is used to treat adult men who have low or no testosterone levels due to certain medical conditions and is one of only three FDA approved TRT treatments that is delivered orally—as opposed to the traditional, invasive, and inconvenient injection-based drug delivery protocol. ‘PRIME’, by MangoRx, powered by Kyzatrex®️ delivers testosterone in a softgel capsule that is absorbed primarily via the lymphatic system, avoiding liver toxicity. The benefits of ‘PRIME,’ powered by Kyzatrex®️, over traditional injectable TRTs include enhanced vitality, improved mood, sharper cognition, optimized physical performance, and balanced hormonal levels at 96% efficacy by day 90, as demonstrated in Phase 3 clinical research by Marius Pharmaceuticals. With ‘PRIME,’ MangoRx will expand broad-based consumer access to this revolutionary therapy.

-	‘SLIM’ by MangoRx - This product is produced at our related party compounding pharmacy and is available to patients on the determination of a prescribing physician that the compounded drug is necessary for the individual patient. SLIM currently includes the following two ingredients - (1) Vitamin B6, which is available as dietary supplement, and (2) Semaglutide, the active ingredient used in an FDA approved drug. However, the fact that Semaglutide is used in an FDA approved drug, and that Vitamin B6 is available as a dietary supplement, does not mean that these ingredients will prove safe when combined into a single formulation to attempt to assist with weight loss or weight management. SLIM is encapsulated in convenient chewable, mint-flavored RDT.

We currently offer four dosage levels of our SLIM product and anticipate doctors prescribing SLIM based on their needs and medical history of the patient. Our SLIM product currently includes the (1) Vitamin B6 (10mg), and (2) Semaglutide, in either 0.5mg, 1.0mg, 1.5mg or 2.0mg variations, which amount is based on the prescribing practitioner. Our SLIM product has not been, and will not be, approved by the FDA and instead we produce and sell our SLIM product and plan to produce and sell future pharmaceutical products, under an exemption provided by Section 503A of the Federal Food, Drug, and Cosmetic Act.

-	‘TRIM’ by MangoRx - This product is produced at our related party compounding pharmacy and is available to patients on the determination of a prescribing physician that the compounded drug is necessary for the individual patient. TRIM currently includes the following one singular ingredient, which is Tirzepatide, an active ingredient in used in an FDA approved drug. However, the fact that Tirzepatide is used in an FDA approved drug does not mean that it will prove safe when combined into a single formulation and taken orally to assist with weight loss or weight management. TRIM is encapsulated in convenient chewable, citrus-flavored RDT.

We currently offer three dosage levels of our TRIM product and anticipate doctors prescribing TRIM based on their needs and medical history of the patient. Our TRIM product currently includes Tirzepatide, in either 3mg, 4mg, or 5mg variations, which amount is based on the prescribing practitioner. Our TRIM product has not been, and will not be, approved by the FDA and instead we produce and sell our TRIM product and plan to produce and sell future pharmaceutical products, under an exemption provided by Section 503A of the Federal Food, Drug, and Cosmetic Act.

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Mango, Grow, Mojo, Slim and Trim are collectively referred to as the “Compounded Products”.

Recent Events

In addition to the recent funding events and agreements described in greater detail below under “Liquidity and Capital Resources—Recent Events”, the following material transactions took place during the nine months ended September 30, 2024:

Patent Purchase Agreement

Effective on April 24, 2024, the Company entered into a Patent Purchase Agreement (the “IP Purchase Agreement”), with Intramont Technologies, Inc. (“Intramont”). Pursuant to the IP Purchase Agreement, we purchased certain patents and patent applications owned by Intramont, related to prevention of infections, including the common cold, respiratory diseases, and orally transmitted diseases such as human papillomavirus (HPV) (the “Patents”), in consideration for $20,000,000, which is payable to Intramont by (a) the issuance of 980,000 shares of the Company’s then newly designated 6% Series C Convertible Preferred Stock (the “Series C Preferred Stock”), with a face value of $20.00 per share, for a total value of $19,600,000 (the “Series C Shares”); and (b) $400,000 in cash, (i) with $200,000 payable on or before June 30, 2024, (ii) $100,000 payable on or before August 31, 2024, and (iii) $100,000 payable on or before November 30, 2024 (collectively, the “Cash Payments”).

In the event any of the Cash Payments have not been made on or before the due date thereof as provided above, we have 30 days to cure such non-payment, and if not paid by the end of such 30 day period, we have the option of paying Intramont $15,000 for a thirty day extension period for each Cash Payment. The Company and Intramont have agreed to payment in full of amounts owed, by December 31, 2024, of which $25,000 has been paid as of September 30, 2024.

The IP Purchase Agreement, and the purchase of the Patents, closed on April 24, 2024, upon the parties entry into the IP Purchase Agreement, and the Series C Shares were also issued on April 24, 2024.

The IP Purchase Agreement included standard representations and warranties and confidentiality and indemnification obligations of the parties, for a transaction of that type and size.

The Company purchased the Patents through its newly formed wholly-owned subsidiary, MangoRx IP Holdings, LLC, a Texas limited liability company.

The IP Purchase Agreement also included a grant back license, whereby the Company provided Intramont, an irrevocable, co-exclusive, non-transferable and non-assignable (except in the event of a change of control), non-sublicensable, worldwide, license to use the Patents for the lives thereof (the “Grant Back-License”). The Grant Back-License is subject to Intramont paying the Company a royalty of ten percent (10%) of gross worldwide sales of products sold by Intramont which utilize the Patents, beginning on April 24, 2025, and continuing until the end of the life of the last Patent (the “Royalty Payments”). The Royalty Payments are to be paid to the Company on an annual basis, within 30 days after the end of the calendar year.

Finally, the IP Purchase Agreement granted Intramont a right of first refusal, which provides that, if at any time prior to April 24, 2027, if we receive an offer to purchase the Patents and determine to accept such offer, or we determine to sell the Patents to a third party, we are required to provide Intramont the right of first refusal to either match such offer, or negotiate different purchase terms for the Patents.

The Company intends to utilize the Patents by commencing research, development, clinical trial studies and efficacy testing on a variety of oral applications including, but not limited to, an oral dissolvable tablet (ODT), lozenge, toothpaste and/or mouthwash.

The terms of the Company’s Series C Preferred Stock are described in greater detail in the Current Report on Form 8-K that the Company filed with the SEC on April 25, 2024.

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Master Distribution Agreement

On July 9, 2024, we entered into a Master Distribution Agreement with ISFLST, Inc. (“ISFLST”) dated July 2, 2024 (the “Distribution Agreement”). Pursuant to the Distribution Agreement, we agreed to sell, and ISFLST agreed to purchase, certain of our products, including our MangoRx Grow and Mango ED products (collectively, the “Products”), for distribution and resale by ISFLST during the term of the agreement.

Pursuant to the Distribution Agreement, ISFLST agreed to use commercially reasonable efforts to sell and promote the sale of the Products in Asia Pacific and Latin America (excluding Mexico), and we provided ISFLST a non-exclusive, non-transferable license to market and sell the Products, and grant sub-licenses (subject to certain pre-requisites and limitations described in greater detail in the Distribution Agreement) to sell the Products, in the Market. We also agreed, subject to certain future mutually agreed milestones that ISFLST could earn exclusive rights to market the Products in the applicable “Market”.

The Distribution Agreement has a term of three years and is automatically renewable thereafter for three additional one year terms, unless either party provides the other notice of non-renewal at least 90 days prior to an automatic renewal date. The agreement may also be terminated by the non-breaching party upon the material breach of the agreement by the counterparty and failure to cure such breach after 90 days written notice, or upon insolvency.

The Distribution Agreement includes customary confidentiality requirements of the parties, representations and warranties of the parties, mutual indemnification rights, disclaimers of warranties and limitation of liabilities, and force majeure provisions.

The Distribution Agreement also includes a non-solicitation obligation of ISFLST, which applies during the term of the agreement and for two years thereafter.

All pricing information will be mutually agreed to by the parties and set forth in a separate purchase order, subject to availability and volume requirements.

Plan of Operations

We had a working deficit of $1.3 million as of September 30, 2024. With our current cash on hand, expected revenues, and based on our current average monthly expenses, we currently anticipate the need for additional funding in order to continue our operations at their current levels and to pay the costs associated with being a public company for the next 12 months. We may also require additional funding in the future to expand or complete acquisitions.

Our plan for the next 12 months is to continue using the same marketing and management strategies and continue providing a quality product with excellent customer service while also seeking to expand our operations organically or through acquisitions as funding and opportunities arise. As our business continues to grow, customer feedback will be integral in making small adjustments to improve products and our overall customer experience.

We are headquartered in Dallas, Texas and intend to grow our business both organically and through identifying acquisition targets over the next 12 months in the technology, health and wellness space, funding permitting. Specifically, we plan to continue to make additional and ongoing technology enhancements to our platform, further develop, market and advertise additional men’s health and wellness related products on our telemedicine platform, and identify strategic acquisitions that complement our vision. As these opportunities arise, we will determine the best method for financing such acquisitions and growth which may include the issuance of debt instruments, common stock, preferred stock, or a combination thereof, all of which may result in significant dilution to existing shareholders.

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We may seek additional funding in the future through equity financings, debt financings or other capital sources, including collaborations with other companies or other strategic transactions, a portion of which we expect to raise pursuant to the SPA and ELOC, which are discussed in detail above. We may not be able to obtain financing on acceptable terms or at all. The terms of any financing may adversely affect the holdings or rights of our shareholders and/or create significant dilution. Although we continue to pursue these plans, there is no assurance that we will be successful in obtaining sufficient funding on terms acceptable to us to fund continued operations, if at all.

Results of Operations

Comparison of the three months ended September 30, 2024 and 2023

Revenues

We began generating revenues in November 2022 and had revenues of $133,368 and $245,160 for the three months ended September 30, 2024 and 2023, respectively.

Revenue decreased by $111,792 or 45.6% for the three months ended September 30, 2024, compared to the three months ended March 31, 2023, due to issues arising while the Company migrated from its previous telehealth platform to its newly developed telehealth platform, resulting in a delay in marketing activities of the Company’s products.

Cost of Revenues

We had cost of revenues of $21,505 and $52,193 for the three months ended September 30, 2024 and 2023, respectively, attributed to costs associated with the Company’s third party doctor’s network and product shipping costs, and related party cost of revenues of $29,192 and $48,378 for the three months ended September 30, 2024 and 2023, respectively, relating to amounts paid to Epiq Scripts, LLC (“Epiq Scripts”), a related party, 51% owned and controlled by Jacob D. Cohen, our Chairman and Chief Executive Officer, which entity provides us pharmacy and compounding services. The related party cost of revenues was associated with a Master Services Agreement entered into with Epiq Scripts and a related statement of work and the remaining cost of revenues was attributed to the amounts paid to our unrelated party doctors network and shipping expenses.

Cost of revenues decreased for the three months ended September 30, 2024, compared to the three months ended September 30, 2023, directly corelated to the decrease in products sold.

The Company analyzed the following factors when determining the amounts to be paid to Epiq Scripts under the Master Services Agreement and related statement of work: a) the fairness of the terms for the Company (including fairness from a financial point of view); b) the materiality of the transaction; c) bids / terms for a similar transaction from unrelated parties; d) the structure of the transaction; and e) the interests of each related party in the transaction.

Gross Profit

We had gross profit of $82,671 and $144,589 for the three months ended September 30, 2024 and 2023, respectively, which gross profit decreased due to the decrease in revenue over the period and an increase in shipping costs and the Company offering various discounts and incentives to attract first time customers.

Operating Expenses

We had total general and administrative expenses of $1,840,745 and $1,944,049, for the three months ended September 30, 2024 and 2023, respectively, a decrease of $103,304 from the prior period.

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The decrease in general administration expenses for the three months ended September 30, 2024, compared to the prior period, was due primarily to increased accounting and auditing fees of $40,204 and $9,200, for the three months ended September 30, 2024 and 2023, respectively, which was in connection with fees paid to our accountants and auditors in connection with the preparation and reviews of our financial statements included in our quarterly reports and the audit of our financial report included in our annual report. Software development fees of $188,782 and $70,599 for the three months ended September 30, 2024 and 2023, respectively, related to the front and backend development of our website in the current period. Software development expenses are integral to customers accessing our ordering system and successfully placing an order for our products. These increases are offset by decreases in general consulting related expenses of $86,735 and $156,929, for the three months ended September 30, 2024 and 2023, respectively, related to other various consulting fees paid in connection with our operations in the current period. Insurance related expenses of $38,571 and $104,486 for the three months ended September 30, 2024 and 2023, respectively, related to general and liability insurance and for director and officer insurance in the current period.

Salary and benefits were $242,941 and $271,466 for the three months ended September 30, 2024 and 2023, respectively, which decreased due to a decrease in our executive salaries due to a reduction in headcount.

Advertising and marketing expenses in the amount of $251,330 and $720,531, for the three months ended September 30, 2024 and 2023, respectively, related to our cost of acquiring new customers through social media influencers, online advertising and special events.

We had $255,000 of investor relations expenses for the three months ended September 30, 2024, related to awareness of our stock to the public market, compared to $255,500 of investor relations expenses for the three months ended September 30, 2023.

Stock-based compensation totaled $567,619 and $151,592 (including a total of $458,861 and $84,752 attributed to stock issued for services and $84,752 and $66,842 attributed to stock-based compensation from issuances of options and warrants), for the three months ended September 30, 2024 and 2023, respectively, which increase was due to which increase was mainly due to bonuses issued to certain officers, directors and employees for services rendered.

Other Expense

We had interest expense (amortization on discount) of $241,620 for the three months ended September 30, 2024, compared to $0 for the three months ended September 30, 2023, which was in connection with our Series B Preferred Stock offering. The discount on convertible preferred stock is amortized over the term until conversion, which is expected to be within nine months.

Net Loss

We had a net loss of $1,999,694 and $1,799,460 for the quarters ended September 30, 2024 and 2023, respectively, representing an increase in net loss of $200,234 or 11.1% from the prior period, for the reasons discussed above.

Comparison of the nine months ended September 30, 2024 and 2023

Revenues

We began generating revenues in November 2022 and had revenues of $510,626 and $487,119 for the nine months ended September 30, 2024 and 2023, respectively.

Revenue increased by $23,507 or 4.8% for the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023, due to the Company increasing its digital marketing efforts and through recurring customer subscriptions.

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Cost of Revenues

We had cost of revenues of $71,965 and $101,538 for the nine months ended September 30, 2024 and 2023, respectively, attributed to costs associated with the Company’s third party doctor’s network and product shipping costs, and related party cost of revenues of $138,800 and $96,663 for the nine months ended September 30, 2024 and 2023, respectively, relating to amounts paid to Epiq Scripts, a related party, 51% owned and controlled by Jacob D. Cohen, our Chairman and Chief Executive Officer, which entity provides us pharmacy and compounding services.

Cost of revenues increased for the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023, directly corelated to the increase in products sold.

The Company analyzed the following factors when determining the amounts to be paid to Epiq Scripts under the Master Services Agreement and related statement of work: a) the fairness of the terms for the Company (including fairness from a financial point of view); b) the materiality of the transaction; c) bids / terms for a similar transaction from unrelated parties; d) the structure of the transaction; and e) the interests of each related party in the transaction.

Gross Profit

We had gross profit of $299,861 and $288,918 for the nine months ended September 30, 2024 and 2023, respectively. The related party cost of revenues was associated with a Master Services Agreement entered into with Epiq Scripts and a related statement of work and the remaining cost of revenues was attributed to the amounts paid to our unrelated party doctors network and shipping expenses.

Operating Expenses

We had total general and administrative expenses of $6,594,193 and $6,939,761, for the nine months ended September 30, 2024 and 2023, respectively, a decrease of $345,568 from the prior period.

The decrease in general administration expenses for the nine months ended September 30, 2024, compared to the prior period, was due primarily to increased cost related to our legal fees of $346,159 and $257,111 for the nine months ended September 30, 2024 and 2023, respectively, mainly related to legal fees in connection with our follow-on offering, preferred offering, acquisitions and related matters. Software development fees of $600,163 and $361,740 for the nine months ended September 30, 2024 and 2023, respectively, related to the front and backend development of our website in the current period. Software development expenses are integral to customers accessing our ordering system and successfully placing an order for our products. Accounting and auditing fees of $106,287 and $86,800, for the nine months ended September 30, 2024 and 2023, respectively, which was in connection with fees paid to our accountants and auditors in connection with the preparation and reviews of our financial statements included in our quarterly reports and the audit of our financial report included in our annual report. These increases were offset by decreases in placement agent fees of $12,600 and $400,000, for the nine months ended September 30, 2024 and 2023, respectively, relating to fees paid to our placement agent in connection with our private placement and initial public offerings in the prior period. General consulting related expenses of $307,044 and $376,070, for the nine months ended September 30, 2024 and 2023, respectively, related to other various consulting fees paid in connection with our operations in the current period. Insurance related expenses of $104,406 and $170,321, for the nine months ended September 30, 2024 and 2023, respectively, related to general and liability insurance and for director and officer insurance. Investor relations expenses of $438,000 and $774,965, for the nine months ended September 30, 2024 and 2023, respectively, related to cost associated with bringing awareness about our public market through third parties and press releases about our public company. Travel expenses of $136,600 and $237,422, for the nine months ended September 30, 2024 and 2023, respectively, related to cost associated with meeting with vendors, travel for promotional events and other travel related expenses. We had loss on sale of assets of $18,387 for the nine months ended September 30, 2024, compared to $0 for the nine months ended September 30, 2023. On May 15, 2024, the Company disposed of $119,819 of equipment to Epic Scripts, a related party, in an arm’s length transaction. The equipment was sold for $65,000, realizing a loss on sale of assets of $18,837.

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Salary and benefits were $795,255 and $667,560 for the nine months ended September 30, 2024 and 2023, respectively, which increased due to an increase in our internal operational workforce.

Advertising and marketing expenses in the amount of $1,332,957 and $1,633,528, for the nine months ended September 30, 2024 and 2023, respectively, related to digital marketing and advertising expenses, various branding initiatives and promotional events. The decrease was related to a reduction in advertising and marketing, while we develop our internal software front and backend development of our website.

We had $438,000 of investor relations expenses for the nine months ended September 30, 2024, related to awareness of our stock to the public market, compared to $774,965 of investor relations expenses for the nine months ended September 30, 2023.

Stock-based compensation totaled $1,881,464 and $1,367,134 (including a total of $1,683,515 and $1,171,750 attributed to stock issued for services and $197,702 and $195,384 attributed to stock-based compensation from issuances of options and warrants), for the nine months ended September 30, 2024 and 2023, respectively, which increase was due to which increase was mainly due to bonuses issued to certain officers, directors and employees for services rendered.]

Other Expense

We had imputed interest expense of $0 and $6,473 (which represented imputed interest on the related party loans which were repaid in 2023, as discussed below under “Liquidity and Capital Resources”) for the nine months ended September 30, 2024 and 2023, respectively.

We had interest expense (amortization on discount) of $464,298 for the nine months ended September 30, 2024, compared to $0 for the nine months ended September 30, 2023, which was in connection with our Series B Preferred Stock offering. The discount on convertible preferred stock is amortized over the term until conversion, which is expected to be within nine months.

Net Loss

We had a net loss of $6,758,630 and $6,644,370 for the nine months ended September 30, 2024 and 2023, respectively, representing a decrease in net loss of $114,260 or 1.7% from the prior period, for the reasons discussed above.

Liquidity and Capital Resources

As of September 30, 2024, we had $73,912 of cash and cash equivalents, compared to $739,006 of cash and cash equivalents of December 31, 2023. We also had $13,213 of inventory, $3,061 of property and equipment, net, consisting of computers and general office equipment, $16,942 of security deposit, representing the security deposit on our leased office space, $74,913 of right of use asset in connection with our office space lease and $14,610,000 of patents, which we acquired pursuant to the Patent Purchase Agreement described in greater detail above under “Recent Events—Patent Purchase Agreement”

Cash decreased mainly due to funds used for general operating expenses.

As of September 30, 2024, the Company had total current liabilities of $1,391,382, consisting of $707,519 of accounts payable and accrued liabilities, $46,443 of accounts payable and accrued liabilities – related party, relating to accrued and unpaid salary owed to our CEO and payments to Epiq Scripts, our related party pharmacy, $5,580 of payroll tax liabilities, $187,500 of notes payable to related parties, relating to loans to the Company by our CEO and an entity owned by our CEO, $69,340 of right-of-use liability, operating lease, current portion, and $375,000 of other liabilities related to purchase of intellectual property. We also had $12,167 of right-of-use liability, long-term.

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As of September 30, 2024, we had a working deficit of $1.3 million and a total accumulated deficit of $17,985,966.

We have mainly relied on related party loans, as well as funds raised through the sale of securities, mainly through a private placement offering, our IPO, our Follow On Offering, the sale of Series B Convertible Preferred Stock and shares of common stock pursuant to the ELOC, each discussed below, and revenues generated from sales of our products, to support our operations since inception. We have primarily used our available cash to pay operating expenses. We do not have any material commitments for capital expenditures, except pursuant to the terms of the SPA and ELOC, discussed in greater detail below.

Need for Future Funding; Review of Strategic Alternatives

We have experienced recurring net losses since inception. We believe that we will continue to incur substantial operating expenses in the foreseeable future as we continue to invest to bring Prime and our Compounded Products to market and to attract customers, expand the product offerings and enhance technology and infrastructure. These efforts may prove more expensive than we anticipate, and we may not succeed in generating commercial revenues or net income to offset these expenses. Accordingly, we may not be able to achieve profitability, and we may incur significant losses for the foreseeable future. Our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of December 31, 2023. As of September 30, 2024, our current capital resources, are not expected to be sufficient for us to fund operations for the next 12 months. We need to raise funding in addition to the funding raised in our IPO and Follow On Offering, to support our operations in the future, a portion of which we expect to raise pursuant to the SPA and ELOC. We may also seek to acquire additional businesses or assets in the future, which may require us to raise funding. We currently anticipate such funding being raised through the offering of debt or equity. Such additional financing, if required, may not be available on favorable terms, if at all. If debt financing is available and obtained, our interest expense may increase and we may be subject to the risk of default, depending on the terms of such financing. If equity financing is available and obtained it may result in our shareholders experiencing significant dilution. If such financing is unavailable, we may be forced to curtail our business plan, which may cause the value of our securities to decline in value.

To support our existing operations or any future expansion of business, including the ability to execute our growth strategy, we must have sufficient capital to continue to make investments and fund operations. We have plans to pursue an aggressive growth strategy for the expansion of operations through marketing to attract new customers for Prime and our Compounded Products.

Additionally, the Company recently initiated a formal review process to evaluate strategic alternatives for the Company. The Board of Directors and management team are committed to acting in the best interests of the Company, its stockholders and its stakeholders. There is no deadline or definitive timetable set for completion of the strategic alternatives review process and there can be no assurance that this process will result in the Company pursuing a transaction or any other strategic outcome. Transactions which may be undertaken by the Company, may include, but are not limited to, business combinations, liquidations of assets and/or a sale of the Company or its assets. The Company does not intend to make any further public comment regarding the review of strategic alternatives until it has been completed or the Company determines that a disclosure is required by law or otherwise deemed appropriate. Risks relating to a potential strategic transaction are disclosed in greater detail under the risk factor titled “We may enter into strategic transactions in the future which may result in a material change in our operations and/or a change of control”, under “Part II – Other Information — “Item 1A. Risk Factors”.

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Cash Flows

	September 30 ended September 30, 2024	September 30 ended September 30, 2023
Cash provided by (used in):
Operating activities	$(3,734,201)	$(5,299,634)
Investing activities	65,000	(3,519)
Financing activities	3,005,770	5,857,040
Net increase (decrease) in cash equivalents	$(663,431)	$553,887

Net cash used in operating activities was $3,734,201 for the nine months ended September 30, 2024, which was mainly due to $6,758,630 of net loss, offset by $1,683,515 of common stock issued for services, and $566,754 of accounts payable and accrued liabilities related parties.

Net cash used in operating activities was $5,299,634 for the nine months ended September 30, 2023, which was mainly due to $6,644,370 of net loss offset by $1,171,750 of common stock issued for services and $195,384 of options vested for stock-based compensation.

Net cash used in investing activities was $65,000 for the nine months ended September 30, 2024, which was solely related to the sale of assets.

Net cash used in investing activities was $3,519 for the nine months ended September 30, 2023, which was due to the purchase of equipment.

Net cash provided by financing activities was $3,005,770 for the nine months ended September 30, 2024, which was mainly due to $2,250,000 of proceeds from the sale of preferred stock for cash, relating to shares of Series B Preferred Stock sold during the period (see “Securities Purchase Agreement”, below); $187,500 in loans from our CEO and related parties, due on demand at zero percent interest, and $568,270 of proceeds from the sale of common stock for cash relating to proceeds received from the Follow On Offering and our ELOC.

Net cash provided by financing activities was $5,857,040 for the nine months ended September 30, 2023, which was mainly due to $5,000,000 of proceeds from the sale of common stock in our IPO, discussed below.

Related Party Loans and Advances

On June 29, 2022, the Company received an advance of $25,000 from Cohen Enterprises, which is owned by Mr. Cohen, the Chairman and Chief Executive Officer of the Company, who is also the majority shareholder of the Company, in order to cover various general and administrative expenses. The Company repaid Cohen Enterprises $25,000 on August 18, 2022 and the remaining $89,200 on April 4, 2023, bringing the total amount owed to Cohen Enterprises to $0 as of December 31, 2023. The Company further recorded a credit of $8,223 and $-0- towards imputed interest, as other income (previously calculated at a rate of 8% per annum) against the related party advances for the three and nine months ended September 30, 2023.

On March 1, 2024, the Company borrowed $37,500 from Ronin Equity Partners, which is owned and controlled by Jacob D. Cohen, the Company’s Chief Executive Officer and Chairman of the Board of Directors. The amount borrowed is payable on demand and does not accrue interest. The Company repaid the full amount of $37,500 on October 7, 2024, with no interest.

On March 18, 2024, the Company borrowed $50,000 from Cohen Enterprises, Inc., which is owned and controlled by Jacob D. Cohen, the Company’s Chief Executive Officer and Chairman of the Board of Directors. The amount borrowed is payable on demand and does not accrue interest.

On April 1, 2024, the Company borrowed $100,000 from Cohen Enterprises, which is owned and controlled by Jacob D. Cohen, the Company’s Chief Executive Officer and Chairman of the Board of Directors. The amount borrowed is payable on demand and does not accrue interest.

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Initial Public Offering

On March 23, 2023, we consummated our IPO of 83,334 shares of common stock at a price to the public of $60.00 per share, pursuant to that certain Underwriting Agreement, dated March 20, 2023, between the Company and Boustead Securities, LLC, as representative of several underwriters named in the Underwriting Agreement (“Boustead”). The Company received gross proceeds of approximately $5 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company upon the sale of the shares. In connection with the IPO, the Company also granted Boustead a 45-day option to purchase up to an additional 12,500 shares of its common stock, which expired unexercised

At the same time, and as part of the same registration statement, but pursuant to a separate prospectus the Company registered the sale of 317,667 shares of common stock, including 133,334 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock with an exercise price of $15.00 per share, of which warrants to purchase 65,034 shares of common stock remain outstanding, and unexercised, as of the date of this Report.

As additional consideration in connection with the IPO, we granted Boustead, the representative of the underwriters named in the Underwriting Agreement for the IPO, warrants to purchase 5,834 shares of common stock with an exercise price of $75.00 per share, which are exercisable beginning six months after the effective date of the registration statement filed in connection with the IPO (March 20, 2023) and expire five years after such effectiveness date, or March 20, 2028.

At the same time, and as part of the same registration statement, but pursuant to a separate prospectus (the “Resale Prospectus”), the Company registered the sale of 317,667 shares of common stock, including 133,334 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock with an exercise price of $15.00 per share, of which warrants to purchase 65,034 shares of common stock remain outstanding and unexercised.

Follow On Offering

On December 15, 2023, we entered into another underwriting agreement (the “Underwriting Agreement”) with Boustead, as representative of the underwriters named on Schedule 1 thereto (the “Underwriters”), relating to a public offering of 266,667 shares of the Company’s common stock to the Underwriters at a purchase price to the public of $4.50 per share and also granted to the Underwriters a 45-day option to purchase up to 40,000 additional shares of its common stock, solely to cover over-allotments, if any, at the public offering price less the underwriting discounts (the “Follow On Offering”).

The Follow On Offering closed on December 19, 2023. As a result, the Company sold 266,667 shares of its common stock for total gross proceeds of $1.2 million.

The net proceeds to the Company from the Offering, after deducting the underwriting discounts and commissions and offering expenses, were approximately $1.0 million. The Company used the net proceeds from the Offering to finance the marketing and operational expenses associated with the marketing of its Mango ED and GROW hair growth products, to develop and maintain software, and for working capital and other general corporate purposes.

On December 19, 2023, pursuant to the Underwriting Agreement, the Company issued a common stock purchase warrant to Boustead for the purchase of 18,667 shares of common stock at an exercise price of $5.70, subject to adjustments. The warrant is exercisable at any time and from time to time, in whole or in part, until December 14, 2029, and may be exercised on a cashless basis.

On January 18, 2024, the Underwriters notified the Company that they were exercising their over-allotment option in full to purchase an additional 40,000 shares of common stock, which sale closed on January 22, 2024. The net proceeds to the Company from the sale of the 40,000 shares of common stock, after deducting underwriting discounts and expenses, was approximately $160,000. Inclusive of the full exercise of the over-allotment option, a total of 306,607 shares of common stock were issued and sold in the Offering.

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On January 22, 2024, pursuant to the Underwriting Agreement, the Company also issued a common stock purchase warrant to Boustead for the purchase of 2,800 shares of common stock at an exercise price of $5.63, subject to adjustments. The warrant is exercisable at any time and from time to time, in whole or in part, until December 14, 2028, and may be exercised on a cashless basis.

Securities Purchase Agreement

Effective on April 5, 2024 (the “Initial Closing Date”), we agreed to definitive terms on a Securities Purchase Agreement dated April 4, 2024 (as amended from time to time, the “SPA”), with an institutional accredited investor (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Company, 1,500 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) of the Company for $1,650,000, and warrants (the “Initial Warrants”), to purchase up to 220,000 shares of common stock, of the Company, for an aggregate purchase price of $1,500,000. On the Initial Closing Date, the Company sold the Purchaser 500 shares of Series B Preferred Stock (the “Initial Closing Shares”) and the Initial Warrants, for an aggregate of $500,000. The Initial Warrants have a term of five years.

On April 26, 2024, the Company partially closed a planned second closing under the SPA (the “Second Closing”), the Purchaser paid $150,000 to the Company, and in consideration therefore the Company issued the Purchaser 150 shares of Series B Preferred Stock.

On May 17, 2024, the Company closed the remaining portion of the Second Closing, the Purchaser paid $100,000 to the Company, and in consideration therefore the Company issued the Purchaser 100 shares of Series B Preferred Stock.

On April 28, 2024, the Company and the Purchaser entered into an Omnibus Amendment Agreement No. 1 (the “Amendment”), which amended the SPA to, adjust the closings which were to take place under the SPA as follows:

#	Initial Stated Value of Preferred Stock to be issued by installment	Warrants to be issued	Closing Date	Aggregate Purchase Price by installment (USD)
Initial Closing	$550,000	220,000	Initial Closing Date	$500,000 (“Initial Closing Amount”)
Second Closing	$275,000		On or before June 30, 2024 (the “Second Closing Date”)	$250,000 (“Second Closing Amount”)
Third Closing	$825,000	100,000	On or before June 30, 2024	$750,000 (“Third Closing Amount”)
Fourth Closing	$1,100,000		Such date as is no later than 180 days (the “Fourth Closing Date”) after the shares of Common Stock issuable in respect of the Series B Preferred Stock sold in each of the Initial Closing, Second Closing, the Third Closing, and the Fourth Closing have been registered under the Securities Act of 1933, as amended (the “Securities Act”), subject to any limitations pursuant to Rule 415	$1,000,000.00 (the “Fourth Closing Amount”)
Total	$2,750,000	320,000		$2,500,000

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On June 28, 2024 (the “Third Closing Date”), the Company sold the Purchaser 750 shares of Series B Preferred Stock (the “Third Closing Shares”) and (a) warrants to purchase up to 66,667 shares of common stock at an exercise price of $0.50 per share; and (b) warrants to purchase up to 33,333 shares of common stock at an exercise price of $0.67 per share (collectively, (a) and (b), the “Additional Warrants”, and together with the Initial Warrants, the “Warrants”, and the shares of common stock issuable upon exercise of the Warrants, the “Warrant Shares”). The Additional Warrants were exercisable on or after October 4, 2024, and for five years thereafter.

If at any time the Warrants are outstanding there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the common stock (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price (defined below) is less than the then exercise price then in effect, then on the sixth trading day immediately following such Share Combination Event Date, the Exercise Price then in effect on such sixth trading day is automatically reduced (but in no event increased) to the Event Market Price. The “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the volume weighted average price of the common stock for each of the five trading days ending and including the trading day immediately preceding the sixth trading day after such Share Combination Event Date, divided by (y) five. In connection with the Reverse Stock Split, the exercise price of the Warrants was automatically adjusted to $2.53 per share.

As described in the table above, the sale of an additional 1,000 shares of Series B Preferred Stock in the Fourth Closing was subject to certain conditions to closing and was expected to occur within 180 days after the shares of common stock issuable upon conversion of the Series B Preferred Stock sold in the Initial Closing, Second Closing, Third Closing and Fourth Closing, have been registered under the Securities Act.

From (a) the Initial Closing Date until 30 days after the effective date of the registration statement registering for resale all of the Warrant Shares and shares of common stock issuable upon conversion of the Series B Preferred Stock which may be sold at the Initial Closing, Second Closing, Third Closing and Fourth Closing, which registration statement been declared effective, the Company is prohibited from (i) issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of common stock, common stock equivalents, preferred stock or preferred stock equivalents or (ii) filing any registration statement or amendment or supplement thereto, other than the filing a registration statement on Form S-8 in connection with any employee benefit plan; and (b) from the Initial Closing Date until 180 days after the Initial Closing Date, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock, common stock equivalents, preferred stock or preferred stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the SPA), except for an equity line of credit.

Finally, the SPA provides that until the 18th month anniversary of the Closing Date, the Purchaser has the right to participate in any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents or any offering of debt or any other type of financing, or a combination thereof (other certain customary exempt issuances)(each a “Subsequent Financing”), in an amount not to exceed the amount of the Purchaser’s subscription, on the same terms, conditions and price provided for in the Subsequent Financing.

The Company has reserved from its duly authorized capital stock 50,000,000 shares of common stock issuable upon exercise of the Warrants and conversion of the Series B Preferred Stock.

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Registration Rights Agreement

In connection with the SPA, the Company entered into a registration rights agreement (as amended from time to time, the “Registration Rights Agreement”) with the Purchaser. Pursuant to the Registration Rights Agreement, the Company is required to file a resale registration statement (the “Registration Statement”) with the SEC to register for resale of the shares of the Company’s common stock issuable upon conversion of all shares of Series B Preferred Stock which may be sold at the Initial Closing, Second Closing, Third Closing and Fourth Closing, shares of common stock issuable in lieu of cash dividends which could accrue on the Series B Preferred Stock for a period of two years, and the Warrant Shares, within 30 days of the Closing Date, and to have such Registration Statement declared effective within 5 trading days after the date notified by the SEC that the SEC is not reviewing the Registration Statement, in the event the Registration Statement is not reviewed by the SEC, or 60 days of the Closing Date in the event the Registration Statement is reviewed by the SEC. The Company will be obligated to pay certain liquidated damages to the Purchaser if the Company fails to file the Registration Statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the Registration Statement. Additionally, pursuant to the Amendment, within ten (10) calendar days of the execution and delivery of the Amendment, the Company was required to file a new registration statement on Form S-1 to provide for the registration of (a) 977,778 shares of common stock issuable in respect of the Series B Preferred Stock sold in each of the Second Closing, the Third Closing, and the Fourth Closing and (b) 100,000 shares of common stock issuable pursuant to the Additional Warrants.

The Company agreed, among other things, to indemnify the Purchaser and its affiliates with respect to certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the Registration Rights Agreement.

Description of the Series B Convertible Preferred Stock

On March 28, 2024, the Company submitted for filing to the Secretary of State of Texas, a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc. (the “Series B Designation”), which was filed with the Secretary of State of Texas on April 4, 2024, effective as of March 28, 2024.

The Series B Convertible Preferred Stock terms are described in greater detail in the Current Report on Form 8-K filed by the Company with the SEC on April 11, 2024. On June 27, 2024, with the approval of the Company and the sole shareholder of the Series B Preferred Stock, the Company amended the Series B Designation, to increase the floor price of the Series B Preferred Stock from $0.525 per share to $2.25 per share.

Equity Purchase Agreement

Also on the Initial Closing Date, the Company entered into an Equity Purchase Agreement (the “ELOC”) with the Purchaser pursuant to which the Purchaser committed to purchase up to $25,000,000 (the “Maximum Amount”) of the Company’s common stock (the “Financing”). On the Initial Closing Date, the Company issued 66,667 shares of the Company’s common stock to the Purchaser as a commitment fee (the “Commitment Shares”). In connection with the Financing, on the Closing Date, the Company and the Purchaser also entered into a Registration Rights Agreement (the “ELOC RRA”).

Upon filing and effectiveness of a Registration Statement on Form S-1 to register the Advance Shares (defined below), which was declared effective on May 9, 2024, and provided other closing conditions are met, from time to time over the term of the ELOC, the Company has the right, but not the obligation, to direct the Purchaser to purchase shares of the Company’s common stock (the “Advance Shares”) in a maximum amount of one hundred percent (100%) of the average daily trading volume over the five trading days preceding the applicable advance date. At any time and from time to time during the 2-year term of the ELOC (the “Commitment Period”), the Company may deliver a notice to Purchaser (the “Advance Notice”) and shall deliver the Advance Shares to Purchaser via DWAC (as defined in the ELOC) on the next trading day. The purchase price (the “Purchase Price”) for the Advance Shares shall equal 90.0% of the gross proceeds received by the Purchaser for the resale of the Advance Shares during the three consecutive trading days immediately following the date an Advance Notice is delivered (the “Valuation Period”). The closing of an Advance Notice shall occur within two trading days following the end of the respective Valuation Period, whereby the Purchaser shall deliver the Investment Amount (as defined below) to the Company by wire transfer of immediately available funds. The Company shall not deliver another Advance Notice to Purchaser within one trading day of a prior closing of Advance Shares. The “Investment Amount” means the aggregate Purchase Price for the Advance Shares purchased by the Purchaser, minus clearing costs payable to the Purchaser’s broker or to the Company’s transfer agent for the issuance of the Advance Shares.

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The right of the Company to issue and sell the Advance Shares to the Purchaser is subject to the satisfaction of certain closing conditions, including, but not limited to, (i) a Registration Statement on Form S-1 registering for resale by the Purchaser of the Advance Shares and Commitment Shares being declared effective by the SEC, which has occurred to date, (ii) accuracy of the Company’s representations and warranties, (iii) the Company’s performance under the ELOC in all material respects, (iv) no suspension of trading or delisting of common stock, (v) the limitation of the Purchaser’s beneficial ownership of the Company’s common stock to no more than 4.99% of the Company’s then outstanding common stock, (vi) the Company maintaining its DWAC-eligible status, (vii) the Company maintaining a sufficient share reserve, and (viii) the closing price of the Company’s common stock on the date the Advance Notice is received must exceed $0.15. To date, the Company has sold a total of 230,000 shares for gross proceeds of $999,667 before fees, discounts and expenses under the ELOC.

The ELOC terminates upon the first to occur of April 4, 2026; the date that $25,000,000 in Advance Shares have been purchased by the Purchaser; the date that the Company terminates the ELOC, which may be terminated in the Company’s option at any time following effectiveness of the Registration Statement registering the resale of the Advance Shares, except that the ELOC can’t be terminated at any time the Purchaser holds any Advance Shares; and upon the Company entering into bankruptcy protection (such period of time that the ELOC is in place, the “Commitment Period”).

Pursuant to the ELOC, the Purchaser agreed, that neither it, nor any of its affiliates, will in any manner whatsoever, directly or indirectly, during the period commencing on the date of the ELOC and ending on (x) earlier of the date of the delivery of the first Advance Notice by the Company, and (y) the date that is six months from the date the ELOC was entered into (the “Lock-Up Termination Date”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, or otherwise transfer or dispose of, any shares of common stock; (ii) enter into any transaction that is designed to, or might reasonably be expected to, result in the transfer to another person, in whole or in part, any of the economic consequences of ownership of any shares of common stock (each, a “Disposition”); or (iii) publicly disclose the intention to make any Disposition or engage in any short sale, without the prior written consent of the Company.

While the Company has the obligation to maintain such share reserve while the ELOC is effective, the Company does not have the obligation to sell any Advance Shares to the Purchaser. Additionally, neither the Purchaser, nor any affiliate of the Purchaser acting on its behalf or pursuant to any understanding with it, will execute any short sales during the period from the date hereof to the end of the Commitment Period.

In connection with the ELOC, the Company entered into the ELOC RRA with the Purchaser. Pursuant to the ELOC RRA, the Company was required to file a resale registration statement (the “ELOC Registration Statement”) with the SEC to register all common stock underlying the Advance Shares, and the Commitment Shares, which was declared effective on May 9, 2024.

The Company has agreed, among other things, to indemnify the Purchaser and its affiliates with respect to certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the ELOC RRA.

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Need for Future Funding

As discussed above, our current capital resources are not expected to be sufficient for us to fund operations for the next 12 months. We believe we will need funding to support our operations in the future. We may also seek to acquire additional businesses or assets in the future, which may require us to raise funding. As noted above, we have entered into a SPA and ELOC agreements, which are detailed above, for additional funding to help meet our capital requirements over the next 12 months, which will result in shareholder dilution. Additional funding, if required, may be raised through the offering of debt or equity. Such additional financing, if required, may not be available on favorable terms, if at all. If debt financing is available and obtained, our interest expense may increase and we may be subject to the risk of default, depending on the terms of such financing. If equity financing is available and obtained it may result in our shareholders experiencing significant dilution. If such financing is unavailable, we may be forced to curtail our business plan, which may cause the value of our securities to decline in value.

Critical Accounting Policies and Estimates

The preparation of the Company’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses. “Note 2 - Summary of Significant Accounting Policies” to the audited financial statements included in “Part I, Item 1. Financial Statements”, above describes the significant accounting policies used in the preparation of the financial statements. Certain of these significant accounting policies and estimates have a higher degree of inherent uncertainty and require significant judgments. Accordingly, actual results could differ from those estimates. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows will be affected.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: (1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and (2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with GAAP and present a meaningful presentation of our financial condition and results of operations. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our condensed consolidated financial statements:

Share-Based Compensation - Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, which requires recognition in the condensed consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the shorter of period the employee or director is required to perform the services in exchange for the award or the vesting period. ASC 718 also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Pursuant to ASC 505-50, for share-based payments to non-employees, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. Additionally, we used this same methodology when determining the fair value of our restricted common stock issuances to managers and other related parties.

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Estimating the Fair Value of Common Stock - We are required to estimate the fair value of the common stock underlying our stock-based awards and warrants when performing the fair value calculations using the Black-Scholes option pricing model

Our determination of the fair value of stock options with time-based vesting on the date of grant utilizes the Black-Scholes option pricing model, and is impacted by our common stock price as well as other variables including, but not limited to, expected term that options will remain outstanding, expected common stock price volatility over the term of the option awards, risk-free interest rates and expected dividends. Estimating the fair value of equity-settled awards as of the grant date using valuation models, such as the Black-Scholes option pricing model, is affected by assumptions regarding a number of complex variables. Changes in the assumptions can materially affect the fair value and ultimately how much stock-based compensation expense is recognized. These inputs are subjective and generally require significant analysis and judgment to develop.

Warrants - In accordance with ASC 480, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement in its own shares. The Company classifies as liabilities any contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) give the counterparty a choice of net-cash settlement or settlement in shares.

The Company accounts for its currently issued warrants in conjunction with the Company’s ordinary shares in permanent equity. These warrants are indexed to the Company’s stock and meet the requirements of equity classification as prescribed under ASC 815-40. Warrants classified as equity are initially measured at fair value, and subsequent changes in fair value are not recognized so long as the warrants continue to be classified as equity. The value of the warrant is based on accepted valuation procedures and practices that rely substantially on the third-party professional’s use of numerous assumptions and its consideration of various factors that are relevant to the operation of the Company.

JOBS Act and Recent Accounting Pronouncements

The JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

We have implemented all new accounting pronouncements that are in effect and may impact our financial statements and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

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In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the financial statements. Early adoption is also permitted. This ASU will likely result in us including the additional required disclosures when adopted. We are currently evaluating the provisions of this ASU and expect to adopt them for the year ending December 31, 2024.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. This ASU will result in the required additional disclosures being included in our consolidated financial statements, once adopted.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and our Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures as of September 30, 2024, the end of the period covered by this Quarterly Report on Form 10-Q. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to our management, including our principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that, as of such date, our disclosure controls and procedures were effective.

Changes in Internal Control Over Financial Reporting

There has been no change in our internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended September 30, 2024 that materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Limitations on Effectiveness of Controls and Procedures

In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints and that management is required to apply its judgment in evaluating the benefits of possible controls and procedures relative to their costs.

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PART II - OTHER INFORMATION

Item 1. Legal Proceedings

There are no pending or threatened legal proceedings involving our company. However, from time to time, we may become involved in various legal proceedings that arise in the ordinary course of business. Those claims, even if lacking merit, could result in the expenditure by us of significant financial and managerial resources. We may become involved in material legal proceedings in the future.

Item 1A. Risk Factors

Reference is made to Part I, Item 1A, “Risk Factors” included in our 2023 Annual Report for information concerning risk factors, which should be read in conjunction with the factors set forth in “Cautionary Statement Regarding Forward-Looking Information” of this Report and below. There have been no material changes with respect to the risk factors disclosed in our 2023 Form 10-K, except as discussed below. You should carefully consider such factors in the 2023 Annual Report, and below, which could materially affect our business, financial condition or future results. The risks described in the 2023 Annual Report and below, are not the only risks facing our company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results.

Our Series B Convertible Preferred Stock and 6% Series C Convertible Cumulative Preferred Stock include a liquidation preference.

Our Series B Preferred Stock includes a liquidation preference of $1,100 per share, which may be increased from time to time pursuant to the terms of such Series B Preferred Stock (currently totaling an aggregate of $1,342,000 for all 1,220 outstanding shares of Series B Preferred Stock) which is payable upon liquidation, before any distribution to our common stock shareholders. Our Series C Preferred Stock includes a liquidation preference of $20 per share, which may be increased from time to time pursuant to the terms of such Series C Preferred Stock (currently totaling an aggregate of $19,600,000 for all outstanding shares of Series B Preferred Stock) which is payable upon liquidation, before any distribution to our common stock shareholders, but after distributions to our Series B Preferred Stock holders. As a result, if we were to dissolve, liquidate or sell our assets, the holders of our Series B Preferred Stock would have the right to receive up to the first approximately $1,342,000 in proceeds from any such transaction and holders of our Series C Preferred Stock would have the right to receive up to approximately $19.6 million of the remaining proceeds from any such transaction. The payment of the liquidation preferences could result in common stock shareholders not receiving any consideration if we were to liquidate, dissolve or wind up, either voluntarily or involuntarily. Additionally, the existence of the liquidation preferences may reduce the value of our common stock, make it harder for us to sell shares of common stock in offerings in the future, or prevent or delay a change of control. Because our Board of Directors is entitled to designate the powers and preferences of the preferred stock without a vote of our shareholders, subject to Nasdaq rules and regulations, our shareholders will have no control over what designations and preferences our future preferred stock, if any, will have.

The issuance of common stock upon conversion of the Series B Preferred Stock and Series C Preferred Stock and upon exercise of the Warrants will cause immediate and substantial dilution to existing shareholders.

Each holder of Series B Preferred Stock may, at its option, convert its shares of Series B Preferred Stock into that number of shares of common stock equal to the Stated Value of such share of Series B Preferred Stock (initially $1,100 per share), divided by the lesser of (x) $6.00, or (y) 90% of the average of the three lowest volume weighted average prices during the ten trading days preceding and ending on and including the conversion date subject to adjustment as provided in the designation (the “Conversion Price”). Further, in no event shall the Conversion Price be less than $2.25, subject to adjustment in the designation or the mutual agreement of the holder and the Company (the “Floor Price”). The Conversion Price is subject to anti-dilutive rights in the event that the Company issues any shares of common stock or common stock equivalents with a value less than the then conversion price, subject to certain customary exceptions for equity plan issuances, securities already outstanding, and certain strategic acquisitions, subject to the Floor Price.

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The designation of the Series B Preferred Stock also provides that if at any time and from time to time when the shares are outstanding there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the common stock shares (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price is less than the Conversion Price then in effect, then on the sixth trading day immediately following such Share Combination Event Date, the Conversion Price then in effect on such sixth trading day shall be reduced (but in no event increased) to the greater of the (i) Event Market Price and (ii) Floor Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Conversion Price hereunder, no adjustment shall be made. The “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the common stock for each of the five trading days ending and including the trading day immediately preceding the sixth trading day after such Share Combination Event Date, divided by (y) five (5). As a result of the Reverse Stock Split, the Conversion Price was reduced to $2.53.

Each holder of Series C Preferred Stock may, at its option, convert its shares of Series C Preferred Stock into that number of shares of common stock equal to the Stated Value of such share of Series C Preferred Stock, divided by the conversion price of $150.00 per share (i.e., initially a 2-for-1 conversion ratio) (the “Conversion Price”), subject to adjustment for stock splits and stock dividends, with any fractional shares rounded up to the nearest whole share.

The issuance of common stock upon conversion of the Series B Preferred Stock and Series C Preferred Stock will result in immediate and substantial dilution to the interests of other stockholders since the holders of the Series B Preferred Stock and Series C Preferred Stock may ultimately receive and sell the full amount of shares issuable in connection with the conversion of such Series B Preferred Stock and Series C Preferred Stock. Although the Series B Preferred Stock, and Series C Preferred Stock may not be converted by the holders thereof if such conversion would cause such holder to own more than 4.99% (4.999% in the case of the Series C Preferred Stock) of our outstanding common stock (which may be increased to 9.999% with at least 61 days prior written notice on a per shareholder basis for holders of our Series C Preferred Stock), these restrictions do not prevent such holders from converting some of their holdings, selling those shares, and then converting the rest of their holdings, while still staying below the 4.99%/9.999% limit. In this way, the holders of the Series B Preferred Stock and Series C Preferred Stock could sell more than these limits while never actually holding more shares than the limits allow. If the holders of the Series B Preferred Stock or Series C Preferred Stock choose to do this, it will cause substantial dilution to the then holders of our common stock.

The availability of shares of common stock upon conversion of the Series B Preferred Stock and Series C Preferred Stock for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock. We cannot predict the size of future issuances of our common stock upon the conversion of our Series B Preferred Stock and Series C Preferred Stock and/or upon exercise of the Warrants, or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock upon the conversion of our Series B Preferred Stock and Series C Preferred Stock and upon exercise of the Warrants, or the perception that such sales could occur, may cause the market price of our common stock to decline.

In addition, the common stock issuable upon the conversion of our Series B Preferred Stock and Series C Preferred Stock and upon exercise of the Warrants may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by holders of the Series B Preferred Stock and Series C Preferred Stock and Warrants, then the value of our common stock will likely decrease.

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We have filed a registration statement to permit the public resale of certain of the shares of common stock that may be issued upon the conversion of the Series B Preferred Stock and Series C Preferred Stock and the exercise of the Warrants. The influx of those shares into the public market could potentially have a negative effect on the trading price of our common stock.

Our outstanding Series B Preferred Stock and Series C Preferred Stock accrue a dividend.

From and after the issuance date of the Series B Preferred Stock, of which 1,220 shares are currently outstanding, each share of Series B Preferred Stock is entitled to receive, when, as and if authorized and declared by the Board of Directors of the Company, out of any funds legally available therefor, cumulative dividends in an amount equal to (i) the 10% per annum on the stated value (initially $1,100 per share or $110 per year) as of the record date for such dividend (as described in the Series B Designation), and (ii) on an as-converted basis, any dividend or other distribution, whether paid in cash, in-kind or in other property, authorized and declared by the Board of Directors on the issued and outstanding shares of common stock in an amount determined by assuming that the number of shares of common stock into which such shares of Series B Preferred Stock could be converted on the applicable record date for such dividend or distribution.

From and after the issuance date of the Series C Preferred Stock, each share of Series C Preferred Stock is entitled to receive, when, as and if authorized and declared by the Board of Directors of the Company, out of any funds legally available therefor, cumulative dividends in an amount equal to (i) the 6% per annum on the stated value (initially $20 per share) as of the record date for such dividend (as described in the Series C Designation), and (ii) on an as-converted basis, any dividend or other distribution, whether paid in cash, in-kind or in other property, authorized and declared by the Board of Directors on the issued and outstanding shares of common stock in an amount determined by assuming that the number of shares of common stock into which such shares of Series C Preferred Stock could be converted on the applicable record date for such dividend or distribution.

Accrued dividends may be settled in cash, subject to applicable law, shares of common stock (valued at the closing price on the date the dividend is due) or in-kind, by increasing the stated value by the amount of the quarterly dividend.

In the event dividends are paid in common stock of the Company, the number of shares payable will be calculated by dividing the accrued dividend by the closing sales price of the Company’s common stock. If the Company is prohibited from paying, or chooses not to pay the dividend in cash or common stock, the Company may pay the dividend by increasing the Stated Value of the preferred stock.

We may choose not to pay such dividends in cash, may not have sufficient available cash to pay the dividends as they accrue or may be prohibited contractually, or pursuant to applicable law, from paying such dividends in cash. The payment of the dividends could reduce our available cash on hand, have a material adverse effect on our results of operations and cause the value of our stock to decline in value. Additionally, the issuance of shares of common stock or an increase in the Stated Value of our Series B Preferred Stock or Series C Preferred Stock in lieu of cash dividends (and the subsequent conversion of such Series B Preferred Stock or Series C Preferred Stock into common stock pursuant to the terms of such Series B Preferred Stock and Series C Preferred Stock) could cause substantial dilution to the then holders of our common stock.

Certain of our outstanding warrants include anti-dilution and reset rights.

At the Initial Closing, the Company issued the Purchaser warrants to purchase up to 220,000 shares of common stock with an exercise price of $3.90 per share and at the Third Closing, the Company issued the Purchaser (a) warrants to purchase up to 66,667 shares of common stock at an exercise price of $0.50 per share; and (b) warrants to purchase up to 33,333 shares of common stock at an exercise price of $0.67 per share. The exercise price of the Warrants (the “Exercise Price”) is subject to adjustment in the event of customary stock splits, stock dividends, combinations or similar events. If at any time following the 120th day after the Initial Closing, there is no effective registration statement registering, or the prospectus contained therein is not available for the shares of common stock issuable upon exercise of the Warrants, the Warrants can be exercised on a cashless basis and the Company is subject to certain liquidated damages and damages as described in greater detail in the agreements evidencing the Warrants. The Initial Warrants are exercisable until April 4, 2029 and the Additional Warrants were exercisable on or after October 4, 2024, and for five years thereafter.

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The Warrants contain provisions that prohibit exercise if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of the Company’s shares of common stock outstanding immediately after giving effect to such exercise. The holder of the Warrants may increase or decrease this percentage, but not in excess of 9.99%, by providing at least 61 days’ prior notice to the Company. In the event of certain corporate transactions, the holder of the Warrants will be entitled to receive, upon exercise of the warrants, the kind and amount of securities, cash or other property that the holder would have received had it exercised the Warrants immediately prior to such transaction.

If the Company or any subsidiary at any time while the Warrants are outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents, at an effective price per share less than the Exercise Price of the Warrants then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price. No adjustment however is to be made for certain customary exempt issuances (as defined in the SPA).

The Warrants also include customary buy-in rights in the event the Company fails to timely deliver the shares of common stock issuable upon exercise thereof.

If at any time the Warrants are outstanding there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the common stock (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price (defined below) is less than the then exercise price then in effect, then on the sixth trading day immediately following such Share Combination Event Date, the Exercise Price then in effect on such sixth trading day is automatically reduced (but in no event increased) to the Event Market Price. The “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the volume weighted average price of the common stock for each of the five trading days ending and including the trading day immediately preceding the sixth trading day after such Share Combination Event Date, divided by (y) five. In connection with the Reverse Stock Split, the exercise price of the Warrants was automatically adjusted to $2.53 per share.

Anti-dilutive rights of the Warrants may cause the Exercise Price of the Warrants to decrease significantly, may result to significant dilution to existing stockholders, and may prevent us from completing otherwise accretive transactions.

The sale of shares of common stock under the ELOC may cause significant dilution to existing shareholders.

The issuance of shares of common stock pursuant to the terms of the ELOC (including the Commitment Shares) will not affect the rights of the Company’s existing stockholders, but such issuances will have a dilutive effect on the Company’s existing stockholders, including, over time, the voting power of the existing stockholders. The issuance of shares of common stock pursuant to the terms of the ELOC (pursuant to which we are able to sell up to $25 million shares of common stock, subject to certain requirements, of which $999,667 or 230,000 shares of common stock have been sold to date) will also dilute the ownership interests of our existing stockholders. The availability of these shares for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock. We cannot predict the size of future issuances of our common stock pursuant to the terms of the ELOC, or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock pursuant to the terms of the ELOC, or the perception that such sales could occur, may cause the market price of our common stock to decline.

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In addition, the common stock issuable pursuant to the terms of the ELOC may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by the Purchaser, then the value of our common stock will likely decrease.

We have filed a registration statement to permit the public resale of the shares of common stock issuable pursuant to the terms of the ELOC (including the Commitment Shares). The influx of those shares into the public market could potentially have a negative effect on the trading price of our common stock.

The shares of common stock to be sold pursuant to the terms of the ELOC are to be sold based on a discount to fluctuating market prices and as a result, we are unable to accurately forecast or predict with certainty the total amount of shares of Company common stock that may be issued to the Purchaser under the ELOC; however, we expect such sales, if any to cause significant dilution to existing shareholders.

We may enter into strategic transactions in the future which may result in a material change in our operations and/or a change of control.

The costs and expenses of our public reporting obligations are material, and materially affect our quarterly results of operations and profitability. The Company has recently initiated a formal review process to evaluate strategic alternatives for the Company. The Board of Directors and management team are committed to acting in the best interests of the Company, its stockholders and its stakeholders. There is no deadline or definitive timetable set for completion of the strategic alternatives review process and there can be no assurance that this process will result in the Company pursuing a transaction or any other strategic outcome. Transactions which may be undertaken by the Company, may include, but are not limited to, business combinations, liquidations of assets and/or a sale of the Company or its assets. The Company does not intend to make any further public comment regarding the review of strategic alternatives until it has been completed or the Company determines that a disclosure is required by law or otherwise deemed appropriate.

As a result of the above, in the future, we or our majority stockholders, may enter into transactions with parties seeking to merge and/or acquire us and/or our operations. While we have not entered into any agreements or understandings with any such parties to date, in the event that we do enter into such a transaction or transactions in the future, our majority stockholder(s) will likely change and new shares of common stock or preferred stock could be issued resulting in substantial dilution to our then current stockholders. As a result, our new majority stockholders may change the composition of our Board of Directors and may replace our current management. Any future transaction may also result in a change in our business focus. We have not entered into any agreements relating to any strategic transaction involving the Company as of the date of this filing and may not enter into such agreements in the future. Any future strategic transaction involving the Company or its operations may have a material effect on our operations, cash flows, results of operations, prospects, plan of operations, the listing of our common stock on Nasdaq, our officers, directors and majority stockholder(s), and the value of our securities.

There is no guarantee that our common stock will continue to trade on the Nasdaq Capital Market.

Our common stock is currently listed on Nasdaq under the symbol “MGRX”. There is no guarantee that we will be able to maintain our listing on Nasdaq for any period of time. Among the conditions required for continued listing on Nasdaq, Nasdaq requires us to maintain at least $2.5 million in stockholders’ equity, $35 million in market value of listed securities, or $500,000 in net income over the prior two years or two of the prior three years, to have a majority of independent directors (subject to certain “controlled company” exemptions), to comply with certain audit committee requirements, and to maintain a stock price over $1.00 per share.

60

On October 30, 2023, the Company received written notice (the “Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of thirty (30) consecutive business days. The Notification Letter did not impact the Company’s listing of its common stock on the Nasdaq Capital Market at that time. The Notification Letter stated that the Company had 180 calendar days or until April 29, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2), provided that such date was subsequently extended to October 28, 2024, upon request to Nasdaq, and in accordance with Nasdaq’s rules. To regain compliance, the bid price of the Company’s common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. On October 30, 2024, we were provided notice from Nasdaq that, as a result of the Reverse Stock Split, we had gained compliance with the minimum bid price requirement of Nasdaq.

Our stockholders’ equity has in the past not been above Nasdaq’s $2.5 million minimum, we may not generate over $500,000 of yearly net income moving forward, we may not maintain $35 million in market value of listed securities, we may not be able to maintain independent directors (to the extent required), and as discussed above, we have in the past not maintained a stock price over $1.00 per share. Nasdaq’s determination that we fail to meet the continued listing standards of Nasdaq may result in our securities being delisted from Nasdaq.

The absence of such a listing on Nasdaq may adversely affect the acceptance of our common stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market. If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market or the Pink Open Market, where an investor may find it more difficult to sell our securities or obtain accurate quotations as to the market value of our securities. In the event our common stock is delisted from Nasdaq in the future, we may not be able to list our common stock on another national securities exchange or obtain quotation on an over-the counter quotation system.

A delisting of our common stock from the Nasdaq could adversely affect our business, financial condition and results of operations and our ability to attract new investors, reduce the price at which our common stock trades, decrease, investors’ ability to make transactions in our common stock, decrease the liquidity of our outstanding shares, increase the transaction costs inherent in trading such shares, and reduce our flexibility to raise additional capital without overall negative effects for our stockholders.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities during the quarter ended September 30, 2024, and from the period from October 1, 2024 to the filing date of this Report, which have not previously been reported in a Current Report on Form 8-K.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

61

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures

Not Applicable.

Item 5. Other Information.

(a) Form 8-K Information. The information and disclosures which are set forth above under “Part II, Item 2. Unregistered Sales of Equity Securities and Use of Proceeds”, are incorporated by reference into this “Item 5. Other Information”, in their entirety, and shall serve as disclosure of such information pursuant to Item 3.02 of Form 8-K.

(c) Rule 10b5-1 Trading Plans. Our directors and executive officers may from time to time enter into plans or other arrangements for the purchase or sale of our shares that are intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) or may represent a non-Rule 10b5-1 trading arrangement under the Exchange Act. During the quarter ended September 30, 2024, none of the Company’s directors or officers (as defined in Rule 16a-1(f)) adopted or terminated any contract, instruction or written plan for the purchase or sale of Company securities that was intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) or any “non-Rule 10b5-1 trading arrangement.”

Item 6. Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

		Filed/	Incorporated by Reference
Exhibit	Description of	Furnished			Filing	File
Number	Exhibit	Herewith	Form	Exhibit	Date	Number
3.1	Amendment to Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., submitted to the Secretary of State of Texas on June 27, 2024		8-K	3.2	7/2/2024	001-41615
3.2	Certificate of Amendment to Certificate of Formation, as amended and restated of Mangoceuticals, Inc., filed with the Secretary of State of Texas on October 8, 2024		8-K	3.1	11/11/2024	001-41615
4.1	Common Share Purchase Warrant dated June 28, 2024 (500,000 shares), granted to Platinum Point Capital LLC		8-K	4.1	7/2/2024	001-41615
4.2	Common Share Purchase Warrant dated June 28, 2024 (1,000,000 shares), granted to Platinum Point Capital LLC		8-K	4.2	7/2/2024	001-41615

62

10.1	Omnibus Amendment Agreement No. 1 dated June 27, 2024, entered into between Mangoceuticals, Inc. and Platinum Point Capital LLC		8-K	10.2	7/2/2024	001-41615
10.2	Master Distribution Agreement dated July 2, 2024 and entered into on July 9, 2024, by and between Mangoceuticals, Inc. and ISFLST, Inc. (ISFLST)		8-K	10.1	7/11/2024	001-41615
10.3#	$150,000 Promissory Note issued by Mangoceuticals, Inc. in favor of Cohen Enterprises, Inc.		8-K	10.1	10/22/2024	001-41615
10.4#	Consulting Agreement dated November 11, 2024, and effective October 1, 2024, by and between Mangoceuticals, Inc. and Eugene M. Johnston		8-K	10.1	11/12/2024	001-41615
31.1*	Certification of Principal Executive Officer pursuant to Exchange Act Rule 13a-14(a)	X
31.2*	Certification of Principal Financial Officer pursuant to Exchange Act Rule 13a-14(a)	X
32.1**	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350	X
32.2**	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350	X
101.INS	Inline XBRL Instance Document - the Instance Document does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document	X
101.SCH	Inline XBRL Taxonomy Extension Schema Document	X
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document	X
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document	X
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document	X
101.LAB	Inline XBRL Taxonomy Extension Presentation Linkbase Document	X
104	Inline XBRL for the cover page of this Quarterly Report on Form 10-Q, included in the Exhibit 101 Inline XBRL Document Set	X

* Filed herewith.

** Furnished herein.

# Indicates management contract or compensatory plan or arrangement.

63

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mangoceuticals, Inc.

Date: November 14, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 14, 2024	By:	/s/ Eugene M. Johnston
Eugene M. Johnston
Chief Financial Officer
(Principal Financial and Accounting Officer)

64

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As described in greater detail in the Current Reports on Form 8-K filed by Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”), with the Securities and Exchange Commission (SEC) on April 11, 2024 (the “April 2024 Form 8-K”), July 2, 2024 (the “July 2024 Form 8-K”) and August 23, 2024 (the “August 2024 Form 8-K”), the Company is party to a Securities Purchase Agreement dated April 4, 2024, and amended April 28, 2024 (as amended, the “SPA”), with an institutional accredited investor (the “Purchaser”), pursuant to which the Purchaser agreed to purchase 2,500 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) of the Company, and certain warrants.

The sale of a total of 1,000 shares of Series B Preferred Stock in a fourth closing under the SPA (the “Fourth Closing”), was subject to certain conditions to closing, of which 500 shares of Series B Preferred Stock were sold on August 22, 2024, as discussed in the August 2024 Form 8-K. On September 26, 2024, an additional 250 shares of Series B Preferred Stock were sold under the SPA, as discussed below.

Item 3.02 Unregistered Sales of Equity Securities.

On September 26, 2024, the Company sold the Purchaser an additional 250 shares of Series B Preferred Stock (the “Additional Fourth Closing Shares”) for $250,000 in connection with a partial closing of the Fourth Closing. A total of 750 of the 1,000 possible Fourth Closing Series B Preferred Stock shares have been sold to date, and a total of 250 Series B Preferred Stock shares remain available for future sale to the Purchaser.

The Series B Preferred Stock each have an initial stated value of $1,100 per share, and as a result, the effective purchase price of the Series B Preferred Stock shares sold is a 10% discount to the stated value thereof.

The Company’s stockholders at the 2024 Annual Meeting of Stockholders held on June 17, 2024, approved the issuance of more than 19.99% of our outstanding common stock upon the conversion of the shares of Series B Preferred Stock and upon the exercise of warrants sold under the SPA in accordance with Nasdaq Listing Rule 5635(d).

The rights and preferences of the Series B Preferred Stock are described in greater detail in the April 2024 Form 8-K and July 2024 Form 8-K, which description is incorporated by reference herein.

The issuance of the Additional Fourth Closing Shares were exempt from registration pursuant to an exemption from registration provided by, Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient is (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If the 250 Additional Fourth Closing Shares were converted in full, without factoring in any dividends which can be paid in-kind, a maximum of 1,833,333 shares of common stock would be due to the holder thereof, based on a floor price of $0.15 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: September 27, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 1, 2024, Mangoceuticals, Inc. (the “Company”, “we” and “us”) issued a press release announcing the launch of its oral Semaglutide weight loss treatment, marketed and branded under the name ‘Slim.’ A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
99.1*	Press Release dated October 1, 2024
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

The inclusion of any website address in this Form 8-K, and any exhibit thereto, is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, such website is not part of or incorporated into this Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K, including the press release filed as Exhibit 99.1 to this Current Report on Form 8-K, contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press release as well as in the Company’s other filings with the Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements. These statements also involve known and unknown risks, which may cause the results of the Company, its divisions and concepts to be materially different than those expressed or implied in such statements, including those referenced in the press release. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC and available at www.sec.gov and in the “SEC Filings” section of the Company’s website at www.mangoceuticals.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: October 1, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On August 15, 2024, Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”) entered into a Consulting Agreement with Veritas Consulting Group, Inc. (“Veritas”), to provide certain investor relations, management consulting and business advisory services to the Company during the term of the agreement, which is for three months, and which may be renewed for an additional three months unless otherwise terminated by either party, and may be terminated by the Company for any reason with 15 days written notice. The agreement contains customary indemnification obligations of the parties. In consideration for agreeing to provide the services under the agreement, the Company issued 150,000 shares of the Company’s restricted common stock upon the parties’ entry into the agreement (which were fully earned upon issuance) and agreed to pay Veritas $7,500 per month in cash. The shares were valued at $0.2877 per share for a total of $43,155.

On August 22, 2024, we entered into a Marketing Agreement with Levo Healthcare Consulting, Inc. (“Levo”), to provide certain digital marketing and advertising services to the Company during the term of the agreement, which is for six months, and which continues on a month-to-month basis thereafter unless otherwise terminated by either party after the initial six months. In consideration for agreeing to provide the services under the agreement, the Company issued 195,000 shares of the Company’s restricted common stock upon the parties’ entry into the agreement, which vest at a rate of 16,250 per month until fully earned for the entire twelve months, and agreed to pay Levo $6,250 per month in cash. The shares were valued at $0.2877 per share for a total of $56,102.

The Company also agreed to grant Levo warrants to purchase 300,000 shares of the Company’s common stock, upon the Company meeting certain milestones, including warrants to purchase 75,000 shares of the Company’s common stock upon the Company reaching each of: (a) 1,000 customers; (b) 2,500 customers; (c) 5,000 customers; and (d) 10,000 customers. The exercise price of such warrants shall be equal to the closing sales price on the applicable date the applicable warrants are earned (or if not a trading day, the last trading day prior thereto). All such earned warrants will be issued within 10 days of the date earned and have a term of three years. The right to receive warrants and any unearned warrants expire upon termination of the agreement or the end of the initial or any renewal term, as applicable.

On September 10, 2024, we entered into a Consulting Agreement with Luca Consulting, LLC (“Luca”), to provide certain management and consulting services to the Company during the term of the agreement, which is for six months unless otherwise earlier terminated due to breach of the agreement by either party. In consideration for agreeing to provide the services under the agreement, the Company issued 650,000 shares of the Company’s restricted common stock to Luca upon the parties’ entry into the agreement (which are earned upon issuance) and agreed to pay Luca $30,000 in cash, payable as follows: (a) $5,000 on the signing of the agreement; and (b) $5,000 on the tenth of each month throughout the remainder of the agreement. The Consulting Agreement includes customary indemnification obligations requiring the Company to indemnify Luca and its affiliates with regard to certain matters. The shares were valued at $0.27 per share for a total of $175,500.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 11, 2024, on April 5, 2024, the Company entered into an Equity Purchase Agreement (the “ELOC”) with the Platinum Point Capital (the “Purchaser”) pursuant to which the Platinum Point Capital committed to purchase up to $25,000,000 of the Company’s common stock pursuant to the terms of the ELOC.

Pursuant to the ELOC, the Company, subject to certain conditions, is able to direct the Purchaser to purchase shares of the Company’s common stock (the “Advance Shares”) in a maximum amount of one hundred percent (100%) of the average daily trading volume over the five trading days preceding the applicable advance date. At any time and from time to time during the 2-year term of the ELOC (the “Commitment Period”), the Company may deliver a notice to Purchaser (the “Advance Notice”) and shall deliver the Advance Shares to Purchaser via DWAC on the next trading day. The purchase price (the “Purchase Price”) for the Advance Shares shall equal 90.0% of the gross proceeds received by the Purchaser for the resale of the Advance Shares during the three consecutive trading days immediately following the date an Advance Notice is delivered (the “Valuation Period”). The closing of an Advance Notice shall occur within two trading days following the end of the respective Valuation Period, whereby the Purchaser shall deliver the purchase price for the shares (the Purchase Price, less clearing costs and transfer agent fees) to the Company by wire transfer of immediately available funds.

On October 1, 2024, the Company delivered an Advance Notice to the Purchaser and sold the Purchaser 2,000,000 shares of common stock pursuant to the terms of the ELOC for $0.26 per share for a total of $521,016, net of fees, discounts and expenses.

The issuance of the shares of common stock discussed above were exempt, and the grant of the warrants, to the extent due as discussed above, will be exempt, from registration pursuant to an exemption from registration provided by, Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not/will not involve a public offering, the recipients took/will take the securities for investment and not resale, we took/will take appropriate measures to restrict transfer, and the recipients are each (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The resale of the shares of common stock issuable pursuant to the ELOC have been registered by the Company under the Securities Act, on a registration statement declared effective by the Securities and Exchange Commission.

On September 26, 2024, Platinum Point Capital converted a total of 140 shares of Series B Preferred Stock of the Company into 718,552 shares of common stock of the Company, in accordance with the terms of the Series B Preferred Stock. The shares were valued at $0.2143 per share for a total value of $154,000.

On October 2, 2024, Platinum Point Capital converted a total of 190 shares of Series B Preferred Stock of the Company into 1,003,842 shares of common stock of the Company, in accordance with the terms of the Series B Preferred Stock. The shares were valued at $0.2082 per share for a total value of $209,000.

The resale of the shares of common stock issuable upon conversion of the Series B Preferred Stock have been registered by the Company under the Securities Act, on a registration statement declared effective by the Securities and Exchange Commission.

We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act for such issuances of common stock upon conversion of the Series B Preferred Stock, as the securities were exchanged by us with our existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchanges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: October 2, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 3, 2024, Mangoceuticals, Inc. (the “Company”, “we” and “us”) issued a press release announcing the launch of its oral Tirzepatide weight loss treatment, marketed and branded under the name ‘Trim.’ A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
99.1*	Press Release dated October 3, 2024
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

The inclusion of any website address in this Form 8-K, and any exhibit thereto, is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, such website is not part of or incorporated into this Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K, including the press release filed as Exhibit 99.1 to this Current Report on Form 8-K, contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press release as well as in the Company’s other filings with the Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements. These statements also involve known and unknown risks, which may cause the results of the Company, its divisions and concepts to be materially different than those expressed or implied in such statements, including those referenced in the press release. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC and available at www.sec.gov and in the “SEC Filings” section of the Company’s website at www.mangoceuticals.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: October 3, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 5.03 is hereby incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

As discussed in greater detail in Item 5.07 of the Current Report on Form 8-K filed by Mangoceuticals, Inc. (the “Company,” “we,” “our,” or “us”) with the Securities and Exchange Commission (the “Commission”) on March 26, 2024, on March 25, 2024, at a special meeting of the Company’s stockholders (the “Special Meeting”), the stockholders of the Company approved an amendment to our Certificate of Formation, as amended and restated, to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.0001 per share, by a ratio of between one-for-two to one-for-fifty inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to March 25, 2025 (the “Stockholder Authority”).

On October 7, 2024, the Company’s Board of Directors (the “Board”), with the Stockholder Authority, approved an amendment to our Certificate of Formation, as amended and restated, to effect a reverse stock split of our common stock at a ratio of 1-for-15 (the “Reverse Stock Split”). The Reverse Stock Split is more fully described in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission (the “Commission”) on March 1, 2024.

On October 8, 2024, we filed a Certificate of Amendment to our Certificate of Formation, as amended and restated (the “Certificate of Amendment”) with the Secretary of State of the State of Texas to affect the Reverse Stock Split. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Pursuant to the Certificate of Amendment, the Reverse Stock Split will become effective on October 16, 2024, at 12:01 a.m. Eastern Time (the “Effective Time”). The shares of the Company’s common stock are expected to begin trading on the Nasdaq Capital Market (“Nasdaq”) on a post-split basis on October 16, 2024, with new CUSIP number: 56270V205. No change will be made to the trading symbol for the Company’s shares of common stock, “MGRX”, in connection with the Reverse Stock Split.

At the Effective Time, every fifteen (15) shares of issued and outstanding common stock will be converted into one (1) share of issued and outstanding common stock, and the total outstanding shares of common stock will be reduced from approximately 35.5 million to approximately 2.4 million (based on the number of issued and outstanding shares as of the date of this Report), without giving effect to any rounding up of fractional shares. The Company’s transfer agent, ClearTrust, LLC (“Clear Trust”), will serve as exchange agent for the Reverse Stock Split and will provide instructions to stockholders of record regarding the Reverse Stock Split, to the extent applicable.

Because the Certificate of Amendment is not reducing the number of authorized shares of our common stock, the effect of the Reverse Stock Split will be to increase the number of shares of our common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split will also not alter the par value of our common stock or modify any voting rights or other terms of our common stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to have their fractional shares rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.

Each certificate that immediately prior to the Effective Time represented shares of our common stock (“Old Certificates”) shall thereafter represent that number of shares of our common stock into which the shares of our common stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above. Unless otherwise requested by the stockholder, ClearTrust will be issuing all of the post-split shares in paperless, “book-entry” form, and unless otherwise requested by the stockholder, ClearTrust will hold the shares in an account set up for the stockholder. All book-entry or other electronic positions representing issued and outstanding shares of our common stock will be automatically adjusted. Those stockholders holding our common stock in “street name” will receive instructions from their brokers.

In addition, the number of shares of common stock issuable upon exercise of our stock options and other equity awards (including shares reserved for issuance under the Company’s equity compensation plan) were proportionately adjusted by the applicable administrator, using the 1-for-15 ratio, to be effective at the Effective Time, pursuant to the terms of the Company’s equity plans. In addition, the exercise price for each outstanding stock option and warrant will be increased in inverse proportion to the 1-for-15 split ratio such that upon an exercise, the aggregate exercise price payable by the optionee or warrant holder to the Company for the shares subject to the option or warrant will remain approximately the same as the aggregate exercise price prior to the Reverse Stock Split, subject to the terms of such securities. Similar changes will be made to other outstanding convertible securities.

Each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split.

The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Reason for the Reverse Stock Split

The Company is undertaking the Reverse Stock Split to satisfy the $1.00 minimum bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2), for continued listing on The Nasdaq Capital Market. As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2023, on October 30, 2023, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for the common stock was trading below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). In accordance with Nasdaq Rules, the Company was provided an initial period of 180 calendar days, or until April 29, 2024, which date was subsequently extended pursuant to the rules of Nasdaq to October 28, 2024 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If at any time before the Compliance Date the closing bid price for the Company’s common stock is at least $1.00 for a minimum of 10 consecutive business days, the Staff will provide the Company written confirmation of compliance with the Bid Price Requirement. By effecting the Reverse Stock Split, the Company expects that the closing bid price for the common stock will increase above the $1.00 per share requirement.

Item 8.01. Other Events

The information provided in Item 5.03 is hereby incorporated by reference.

The Company has registration statements on Form S-8 (File Nos. 333-279391 and 333-271321) on file with the Commission. Commission regulations permit the Company to incorporate by reference future filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offerings covered by registration statements filed on Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of common stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

On October 11, 2024, we issued a press release announcing the Reverse Stock Split. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Certificate of Amendment to Certificate of Formation, as amended and restated of Mangoceuticals, Inc., filed with the Secretary of State of Texas on October 8, 2024
99.1	Press Release dated October 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: October 11, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2024, Mangoceuticals, Inc. (the “Company”, “we” and “us”), entered into a $150,000 promissory note (the “Cohen Note”) with Cohen Enterprises, Inc., which entity is owned by Jacob D. Cohen, the Chairman and Chief Executive Officer of the Company (“Cohen Enterprises”), to evidence, document and memorialize (a) $50,000 loaned to the Company from Cohen Enterprises on March 18, 2024, and (b) $100,000 loaned to the Company from Cohen Enterprises on April 1, 2024, which amounts previously accrued no interest and were due on demand.

The Cohen Note in the principal amount of $150,000, accrues interest at the rate of 8% per annum (12% upon the occurrence of an event of default), with interest accruing monthly in arrears and payable at maturity or earlier acceleration. The Cohen Note is due upon the earlier of January 2, 2025, and upon acceleration by Cohen Enterprises pursuant to the terms thereof upon default, or automatically upon certain bankruptcy events occurring. The Cohen Note may be prepaid without penalty, is unsecured and contains customary representations and covenants of the Company.

The note includes customary events of default, and allows Cohen Enterprises the right to accelerate the amount due under the note upon the occurrence of such event of default, subject to certain cure rights.

* * * * *

The foregoing description of the Cohen Note is not complete and is subject to, and qualified in its entirety by reference to the Cohen Note, a copy of which is attached hereto as Exhibit 10.1, which is incorporated in this Item 1.01 by reference in its entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information and disclosures in Item 1.01 hereof relating to the Cohen Note are incorporated into this Item 2.03 by reference in their entirety.

Item 8.01 Other Events.

On October 22, 2024, the Company issued a press release announcing that its Board of Directors has initiated a process to evaluate potential strategic alternatives with the intent to unlock and maximize shareholder value. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated into this Item 8.01 by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	$150,000 Promissory Note issued by Mangoceuticals, Inc. in favor of Cohen Enterprises, Inc.
99.1	Press Release dated October 22, 2024
104	Inline XBRL for the cover page of this Current Report on Form 8-K

Forward-Looking Statements

This Current Report on Form 8-K, including the press release filed as Exhibit 99.1, to this Current Report on Form 8-K, contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press release and presentation as well as in the Company’s other filings with the Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements. These statements also involve known and unknown risks, which may cause the results of the Company, its divisions and concepts to be materially different than those expressed or implied in such statements, including those referenced in the press release. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC and available at www.sec.gov and in the “SEC Filings” section of the Company’s website at www.mangoceuticals.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: October 22, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed in the Current Report on Form 8-K filed by Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”) with the Securities and Exchange Commission on April 11, 2024, on April 5, 2024, the Company entered into an Equity Purchase Agreement (the “ELOC”) with Platinum Point Capital (the “Purchaser”) pursuant to which the Purchaser committed to purchase up to $25,000,000 of the Company’s common stock pursuant to the terms of the ELOC.

Pursuant to the ELOC, the Company, subject to certain conditions, is able to direct the Purchaser to purchase shares of the Company’s common stock (the “Advance Shares”) in a maximum amount of one hundred percent (100%) of the average daily trading volume over the five trading days preceding the applicable advance date. At any time and from time to time during the 2-year term of the ELOC (the “Commitment Period”), the Company may deliver a notice to Purchaser (the “Advance Notice”) and shall deliver the Advance Shares to Purchaser via DWAC on the next trading day. The purchase price (the “Purchase Price”) for the Advance Shares shall equal 90.0% of the gross proceeds received by the Purchaser for the resale of the Advance Shares during the three consecutive trading days immediately following the date an Advance Notice is delivered (the “Valuation Period”). The closing of an Advance Notice shall occur within two trading days following the end of the respective Valuation Period, whereby the Purchaser shall deliver the purchase price for the shares (the Purchase Price, less clearing costs and transfer agent fees) to the Company by wire transfer of immediately available funds.

On October 24, 2024, the Company delivered an Advance Notice to the Purchaser and sold the Purchaser 33,333 shares of common stock pursuant to the terms of the ELOC for $2.36 per share for a total of $78,787, net of fees, discounts and expenses.

The issuance of the shares of common stock discussed above were exempt from registration pursuant to an exemption from registration provided by, Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient was an “accredited investor”. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The resale of the shares of common stock issuable pursuant to the ELOC have been registered by the Company under the Securities Act, on a registration statement declared effective by the Securities and Exchange Commission.

On October 18, 2024, the Purchaser converted a total of 200 shares of Series B Preferred Stock of the Company into 93,299 shares of common stock of the Company, in accordance with the terms of the Series B Preferred Stock. The shares were valued at $2.358 per share for a total value of $220,000.

The resale of the shares of common stock issuable upon conversion of the Series B Preferred Stock have been registered by the Company under the Securities Act, on a registration statement declared effective by the Securities and Exchange Commission.

We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act for such issuance of common stock upon conversion of the Series B Preferred Stock, as the securities were exchanged by us with our existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchanges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: October 25, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on October 30, 2023, Mangoceuticals, Inc. (the “Company”), received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) for the prior 30 consecutive business days, the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a grace period of 180 days, or until April 29, 2024, to regain compliance with the Minimum Bid Price Requirement.

On April 25, 2024, the Company submitted a request to Nasdaq for an additional 180-day extension to regain compliance with the Minimum Bid Price Requirement. On April 30, 2024, the Company received a letter from Nasdaq advising that the Company had been granted a 180-day extension to October 30, 2024, to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A).

Effective on October 16, 2024, we affected a 1-for-15 reverse stock split of our outstanding common stock in an effort to satisfy the Minimum Bid Price Requirement.

On October 30, 2024, the Company received a letter from Nasdaq notifying the Company that it has regained full compliance with the Minimum Bid Price Requirement because Nasdaq has determined that for 10 consecutive business days, the closing bid price of the Company’s common stock was at or above $1.00 per share, and that the matter is now closed.

On October 31, 2024, the Company filed a press release disclosing the fact that it has regained compliance with the Minimum Bid Price Requirement. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated October 31, 2024
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: October 31, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 11, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 11, 2024 and effective on October 1, 2024, Mangoceuticals, Inc. (the “Company”, “we” and “us”), entered into a Consulting agreement with Eugene M. Johnston, the Company’s Chief Financial Officer (the “Consulting Agreement”).

Pursuant to the Consulting Agreement, Mr. Johnston agreed to serve as the Chief Financial Officer of the Company and to provide services to the Company as reasonably requested during the term of the Consulting Agreement, which is 12 months. As consideration for the services to be provided by Mr. Johnston under the Consulting Agreement, the Company agreed to pay him (a) $4,000 per month; and (b) to issue him 25,000 shares of Company common stock under the Company’s 2022 Equity Incentive Plan, as amended, which shares vested upon execution of the Consulting Agreement.

Pursuant to the Consulting Agreement, we agreed to reimburse Mr. Johnston’s expenses, subject to pre-approval for any expense greater than $500.

The Consulting Agreement may be terminated prior to the end of the term (i) with the mutual approval of the parties; (ii) with written notice by the non-breaching party, upon the breach of the agreement by the other party, and the failure to cure such breach within 30 days; or (iii) by Mr. Johnston, at any time, for any reason.

The Consulting Agreement also contains standard assignment of inventions, indemnification and confidentiality provisions, subject to customary exceptions. Further, Mr. Johnston is subject to certain non-solicitation covenants during the term of the agreement and for 12 months thereafter.

Mr. Johnston is also eligible for discretionary equity bonuses and/or cash awards, from time to time in the discretion of the Compensation Committee and/or Board of Directors.

Mr. Johnston’s compensation under the Consulting Agreement may be increased from time to time, by the Compensation Committee, or the Board of Directors (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended Consulting Agreement.

The description of the Consulting Agreement is not complete and is qualified in its entirety by the full text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated by reference into this Item 5.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*#	Consulting Agreement dated November 11, 2024, and effective October 1, 2024, by and between Mangoceuticals, Inc. and Eugene M. Johnston
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

# Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: November 12, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2024, Mangoceuticals, Inc. (the “Company”, “we” and “us”) entered into a service agreement with Greentree Financial Group, Inc. (“Greentree” and the “Service Agreement”). The Company and Greentree were previously party to a service agreement which expired pursuant to its terms on September 30, 2024. Since February 2015, Mr. Eugene M. Johnston, our Chief Financial Officer (who was appointed October 1, 2022), has served as Audit Manager for Greentree.

Pursuant to the Service Agreement, Greentree agreed to perform the following services: (a) assistance to the Company with compliance filings for the quarters ended March 31, 2025, June 30, 2025, September 30, 2025, and the year ended December 31, 2024, including the consolidation structure and entries as well as assistance with United States Generally Accepted Accounting Principles (“US GAAP”) footnotes; (b) reviewing, and providing advice to the Company on, all documents and accounting systems relating to its finances and transactions, with the purpose of bringing such documents and systems into compliance with US GAAP or disclosures required by the Securities and Exchange Commission (the “SEC”); (c) providing necessary consulting services and support as a liaison for the Company to third party service providers, including coordination amongst the Company and its attorneys, certified public accountants and transfer agent; and (d) preparing and filing the Company’s tax returns with the Internal Revenue Service for the 2024 tax year.

The Company agreed to issue Greentree 40,000 shares of the Company’s restricted common stock (the “Greentree Shares”) upon the parties’ entry into the agreement (fully-earned upon issuance), and to pay Greentree $40,000 in cash, payable as follows: (a) $20,000 on or before December 31, 2024; and (b) $20,000 on or before March 31, 2025. We also agreed to reimburse Greentree for its reasonable out-of-pocket expenses incurred in connection with Greentree’s activities under the agreement, including the reasonable fees and travel expenses for the meetings on behalf of the Company.

The Service Agreement continues in effect through October 15, 2025, but may be terminated earlier with 45 days’ notice from the Company to Greentree, provided that in the event the Company terminates the agreement prior to the end of the Term, the entire cash fee due during the term of the Service Agreement is immediately due and payable.

The Service Agreement includes customary indemnification obligations requiring the Company to indemnify Greentree and its affiliates with regard to certain matters.

A copy of the Service Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the terms of the Service Agreement is qualified in its entirety by reference to such exhibit.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated into this Item 3.02 by reference. The offer and sale of the Greentree Shares was exempt from registration pursuant to Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient was an “accredited investor”. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 11, 2024, on April 5, 2024, the Company entered into an Equity Purchase Agreement (the “ELOC”) with Platinum Point Capital (the “Purchaser”) pursuant to which the Purchaser committed to purchase up to $25,000,000 of the Company’s common stock pursuant to the terms of the ELOC.

Pursuant to the ELOC, the Company, subject to certain conditions, is able to direct the Purchaser to purchase shares of the Company’s common stock (the “Advance Shares”) in a maximum amount of one hundred percent (100%) of the average daily trading volume over the five trading days preceding the applicable advance date. At any time and from time to time during the 2-year term of the ELOC (the “Commitment Period”), the Company may deliver a notice to Purchaser (the “Advance Notice”) and shall deliver the Advance Shares to Purchaser via DWAC on the next trading day. The purchase price (the “Purchase Price”) for the Advance Shares shall equal 90.0% of the gross proceeds received by the Purchaser for the resale of the Advance Shares during the three consecutive trading days immediately following the date an Advance Notice is delivered (the “Valuation Period”). The closing of an Advance Notice shall occur within two trading days following the end of the respective Valuation Period, whereby the Purchaser shall deliver the purchase price for the shares (the Purchase Price, less clearing costs and transfer agent fees) to the Company by wire transfer of immediately available funds.

On December 4, 2024, the Company delivered an Advance Notice to the Purchaser and sold the Purchaser 75,000 shares of common stock pursuant to the terms of the ELOC for $2.50 per share for a total of $159,950, net of fees, discounts and expenses.

The issuance of the shares of common stock discussed above were exempt from registration pursuant to an exemption from registration provided by, Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuances did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient was an “accredited investor”. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The resale of the shares of common stock issuable pursuant to the ELOC have been registered by the Company under the Securities Act, on a registration statement declared effective by the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1*	Service Agreement dated December 2, 2024, by and between Mangoceuticals, Inc. and Greentree Financial Group, Inc.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: December 6, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Patent Purchase Agreement

Effective on December 13, 2024, Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”), entered into a Patent Purchase Agreement (the “IP Purchase Agreement”), with Greenfield Investments, Ltd (“Greenfield”). Pursuant to the IP Purchase Agreement, we purchased certain patents owned by Greenfield, related to nutraceutical compositions using fungal compounds derived from mushrooms (collectively, the “Patents”), in consideration for 515,000 shares of the Company’s restricted common stock (the “IP Purchase Shares”).

The IP Purchase Agreement, and the purchase of the Patents, closed on December 13, 2024, upon the parties entry into the IP Purchase Agreement, and the IP Purchase Shares were issued on December 16, 2024.

The IP Purchase Agreement included standard representations and warranties and confidentiality and indemnification obligations of the parties, for a transaction of that type and size.

The IP Purchase Agreement also included a grant back license, whereby the Company provided Greenfield, an irrevocable, co-exclusive, non-transferable and non-assignable (except in the event of a change of control), non-sublicensable, worldwide, license to use the Patents for the lives thereof (the “Grant Back-License”). The Grant Back-License is subject to Greenfield paying the Company a royalty of ten percent (10%) of gross worldwide sales of products sold by Greenfield which utilize the Patents, beginning on December 13, 2025, and continuing until the end of the life of the last Patent (the “Royalty Payments”). The Royalty Payments are to be paid to the Company on an annual basis, within 30 days after the end of the calendar year.

Finally, the IP Purchase Agreement granted Greenfield a right of first refusal, which provides that, if at any time prior to December 13, 2027, if we receive an offer to purchase the Patents and determine to accept such offer, or we determine to sell the Patents to a third party, we are required to provide Greenfield the right of first refusal to either match such offer, or negotiate different purchase terms for the Patents.

The Company intends to utilize the Patents by seeking out commercial opportunities that highlight what the Company believes are the patents innovative uses in nutraceuticals, emphasizing the potential for customized health supplements tailored to specific needs.

The foregoing description of the IP Purchase Agreement is only a summary of the material terms of such agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Parent Subsidiary Contribution Agreement

On December 13, 2024, the Company, entered into a Parent Subsidiary Contribution Agreement with Mango & Peaches Corp., a Texas corporation (“Mango & Peaches”), a then recently formed wholly-owned subsidiary of the Company (the “Contribution Agreement”). Pursuant to the Contribution Agreement, the Company contributed substantially all of its assets, including ownership of: (a) its 98% ownership of MangoRx Mexico S.A. de C.V., a Mexican Stock Company; and (b) its 100% ownership of MangoRx UK Limited, a company incorporated under the laws of the United Kingdom (collectively, the “Contributed Assets”), to Mango & Peaches, in order to restructure the ownership and operations of the Company, better segregate such operations and liabilities and provided for the issuance of a portion of the capital of Mango & Peaches to Mr. Jacob Cohen, the Chief Executive Officer of the Company, as additional consideration to Mr. Cohen, as discussed in greater detail below under Item 5.02. In consideration for the transfer of the assets, the Company received 4,999,999 shares of Mango & Peaches’ common stock, bringing its ownership to 5,000,000 shares of common stock of Mango & Peaches upon the closing of the Contribution Agreement.

Pursuant to the Contribution Agreement, Mango & Peaches assumed all of the liabilities of the Company relating to the Contributed Assets contributed, but none of the other liabilities of the Company and the Company agreed to indemnify Mango & Peaches against any damages relating to a breach of any representation or warranty of the Company in the Contribution Agreement, or any claim relating to the Contributed Assets, before the Contribution Effective Date; and Mango & Peaches agreed to indemnify the Company against any damages relating to a breach of any representation or warranty of Mango & Peaches in the Contribution Agreement, or any claim relating to the Contributed Assets, after the Contribution Effective Date. The Contribution Agreement and the contribution and assumption provided for therein was effective December 15, 2024 (the “Contribution Effective Date”).

The foregoing description of the Contribution Agreement is only a summary of the material terms of such agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.2, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above relating to the IP Purchase Agreement and in Item 5.02 below, relating to the A&R Employment Agreement, as it relates to Mango & Peaches, is incorporated into this Item 2.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

The issuance of the IP Purchase Shares was exempt from registration pursuant to an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient is an “accredited investor”. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 3.03 Material Modifications to Rights of Security Holders.

The information and disclosures in Item 1.01 relating to the Contribution Agreement and Item 5.02 relating to Mango & Peaches is incorporated by reference into this Item 3.03 in their entirety.

Item 5.01 Changes in Control of Registrant.

To the extent required by the rules and requirement of Form 8-K, the information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01 in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement

On December 13, 2024, we entered into an Amended and Restated Executive Employment Agreement with Jacob D. Cohen, our Chief Executive Officer (the “A&R Agreement”).

The A&R Agreement, which has an effective date of December 15, 2024, amended that prior Executive Employment Agreement dated September 1, 2022, by and between the Company and Mr. Cohen, as amended to date (the “Prior Agreement”) to among other things i) expand Mr. Cohen’s duties and obligations to include serving not only as the Chief Executive Officer of the Company, but also as the Chief Executive Officer of Mango & Peaches; ii) extend the term of Mr. Cohen’s engagement to be for a term of three years through December 1, 2027; iii) amended certain provisions of the Prior Agreement relating to the definition of “cause” for termination by the Company and the definition of change of control, to apply in the event that a majority of the members of the Board of Directors change after December 15, 2024, whether or not the directors are nominated by any committee of the Board of Directors; iv) increase Mr. Cohen’s base salary to $360,000 per year and provide that any cash bonus or equity bonus earned by Mr. Cohen will be paid after the end of the fiscal year to which it relates, at the same time and under the same terms and conditions as other executives of the Company; provided that in no event shall the cash bonus or equity bonus be paid later than March 15th of the fiscal year following the fiscal year for which it was earned; v) provide for Mr. Cohen to be paid a flat fee allowance of $7,500 per month which is intended to cover the cost of office space used by Mr. Cohen and all overhead costs associated therewith; vi) provide Mr. Cohen the right to earn a cash bonus of up to $10,000,000, during the term of the A&R Agreement, based on Mango & Peaches meeting certain milestones and achievements (the “M&P Bonus”) as set forth in greater detail in Exhibit B to the A&R Agreement, which at the option of Mr. Cohen can be converted into shares of common stock of Mango & Peaches at a conversion rate of $0.50 per share, as equitably adjusted for stock splits, dividends and recapitalizations of Mango & Peaches. The right to earn any unvested M&P Bonus terminates upon the termination of the A&R Agreement, except (1) if a change of control (as defined in the A&R Agreement) occurs; (2) if the A&R Agreement is terminated by Mr. Cohen for good reason (as defined in the A&R Agreement); or (3) if the A&R Agreement is terminated by the Company for a reason other than “cause” (as defined in the A&R Agreement), in which case the unvested portion of the M&P Bonus shall vest in full to Mr. Cohen upon the occurrence of such change of control or termination, as applicable; vii) increase the severance payable to Mr. Cohen upon a termination of the A&R Agreement by Mr. Cohen for good reason or without “cause” by the Company, each as described in greater detail in the A&R Agreement, the sum of (i) an amount equal to three (3) times his then current annual base salary (up from one (1) times previously), plus (ii) an amount equal to Mr. Cohen’s targeted bonus for the year containing the termination date; and (b) provided Mr. Cohen elects to receive continued health insurance coverage through COBRA, the Company will pay Mr. Cohen’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve (12) months following the termination date; and viii) provide for the compensation payable under the A&R Agreement to be subject to the Company’s clawback policy, to the extent applicable.

The A&R Agreement also provided for Mr. Cohen to be issued (a) 1,700,000 shares of the common stock of Mango & Peaches (representing 25.4% of Mango and Peaches’ outstanding shares of common stock)(the “M&P Common Shares”); and (b) 100 shares of a to be designated series of Series A Preferred Stock of Mango & Peaches. The Series A Preferred Stock shares of Mango & Peaches (the “M&P Series A Shares”), which are expected to be designated shortly after the date of this filing, and issued to Mr. Cohen shortly thereafter, will have the following terms: the right to vote fifty-one percent (51%) of the total vote on all Mango & Peaches shareholder matters, voting separately as a class, and no liquidation, conversion or redemption rights.

As a result of the issuance of the M&P Common Shares, Mr. Cohen obtained, and as a result of the issuance of the M&P Series A Shares, Mr. Cohen will obtain, significant control (or upon the issuance of the M&P Series A Shares, majority control) over substantially all of the assets and operations of the Company, which following the Contribution Effective Date, are held by Mango & Peaches, including the right to vote 75.5% of Mango & Peaches outstanding voting shares as result of his ownership of M&P Common Shares and the M&P Series A Shares, which will provide him the right to approve any merger or consolidation of Mango & Peaches and/or any amendment to the Certificate of Formation of Mango & Peaches.

Additionally, in the event the full amount of the M&P Bonus, vests to Mr. Cohen and he converts such entire M&P Bonus into 20,000,000 shares of common stock of Mango & Peaches pursuant to the conversion terms thereof, he will own 81.3% of Mango & Peaches outstanding common stock (not factoring in any other issuances), and 92.8% of Mango & Peaches’ outstanding voting stock (as a result of the ownership of the M&P Series A Shares and not factoring in any future issuances). There is no assurance that any of the milestones will be reached by Mango & Peaches and/or that any portion of the M&P Bonus will vest to Mr. Cohen.

The Company plans to seek ratification of the terms of the A&R Agreement as it relates to the Mango & Peaches shares issued, and issuable, to Mr. Cohen at the next meeting of shareholders of the Company.

Except as modified by the A&R Agreement, the terms of Mr. Cohen’s employment agreement remained substantially the same as the Prior Agreement, which is described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 16, 2024, under the heading “Executive and Director Compensation—Employment Agreements— Jacob D. Cohen, Chief Executive Officer”, which description, as modified by the A&R Agreement, is incorporated by reference herein.

The description of the A&R Employment Agreement and Mango & Peaches above is not complete and is qualified in its entirety by the full text of the A&R Employment Agreement and the Certificate of Formation of Mango & Peaches, copies of which are attached hereto as Exhibits 10.3 and 3.1, respectively, and incorporated by reference into this Item 5.02 in their entirety.

The Company plans to file another Current Report on Form 8-K disclosing the final terms of the Series A Shares, once those are designated at M&P.

Item 8.01 Other Events.

On December 13, 2024, Cohen Enterprises, Inc., which is owned and controlled by Jacob Cohen, our Chief Executive Officer and Chairman (“Cohen Enterprises”), entered into a Note Purchase Agreement with Mill End Capital Ltd. (“Mill End” and the “Note Purchase”). Pursuant to the Note Purchase, Mill End purchased all of Cohen Enterprises rights under that certain outstanding Promissory Note dated October 18, 2024, issued by the Company as borrower, to Cohen Enterprises, as lender, in the original amount of $150,000, in consideration for $150,000.

The description of the Note Purchase above is not complete and is qualified in its entirety by the full text of the Note Purchase, a copy of which is attached hereto as Exhibit 10.4, and incorporated by reference into this Item 8.01 in its entirety.

On December 19, 2024, the Company filed a press release disclosing the acquisition of the patent. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1*	Certificate of Formation of Mango & Peaches, Inc., as filed with the Secretary of State of Texas on December 10, 2024
3.2*	Bylaws of Mango & Peaches, Inc.
10.1*#	Patent Purchase Agreement dated December 13, 2024, by and between Mangoceuticals, Inc., as purchaser and Greenfield Investments, Ltd, as seller
10.2*	Parent Subsidiary Contribution Agreement dated December 13, 2024, by and between Mangoceuticals, Inc. and Mango & Peaches Corp.
10.3*£	Amended and Restated Executive Employment Agreement dated December 13, 2024 and effective December 1, 2024, by and between Mangoceuticals, Inc. and Jacob Cohen
10.4*	Note Purchase Agreement dated December 13, 2024, by and between Cohen Enterprises, Inc., and Mill End Capital Ltd.
99.1*	Press release of Mangoceuticals, Inc. dated December 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Mangoceuticals, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

£ Represents management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: December 19, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

Effective on December 18th and 19th, 2024, Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”), agreed to definitive terms on Securities Purchase Agreements (the “SPAs”), with certain institutional accredited investors (the “Purchasers”), pursuant to which the Company sold the Purchasers, and the Purchasers purchased from the Company, 250 shares of Series B Convertible Preferred Stock of the Company (“Series B Preferred Stock”) for $250,000, and warrants to purchase 330,000 shares of common stock (the “Warrants”, and the shares of common stock issuable upon exercise thereof, the “Warrant Shares”), with an exercise price of $2.71 per share, and 100 shares of Series B Preferred Stock for $100,000, and Warrants to purchase 132,000 shares of common stock with an exercise price of $2.57 per share, respectively.

The Company anticipates selling up to an additional $900,000 of shares of Series B Preferred Stock and 1,188,000 Warrants on similar terms as the SPAs.

The SPAs provide that until the 18th month anniversary of the applicable closing date, the Purchasers have the right to participate in any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents or any offering of debt or any other type of financing, or a combination thereof (other certain customary exempt issuances)(each a “Subsequent Financing”), in an amount not to exceed the amount of the Purchaser’s subscription, on the same terms, conditions and price provided for in the Subsequent Financing.

The Company has reserved from its duly authorized capital stock 3,000,000 shares of common stock issuable upon exercise of the Warrants and conversion of the Series B Preferred Stock.

The SPAs contain customary representations, warranties and covenants by the Company (including a restriction on entering into any variable rate transaction for a period of 180 days from the applicable closing date), customary conditions to closing, indemnification obligations of the Company and the Purchasers, other obligations of the parties and termination provisions.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The terms of the Company’s Series B Preferred Stock are described in greater detail in the Current Reports on Form 8-K filed with the Securities and Exchange Commission (SEC) on April 11, 2024 and July 2, 2024, which description is incorporated by reference herein.

Warrants

In connection with the December 18, 2024 and December 19, 2024, closings under the SPAs, the Company issued the Purchasers Warrants to purchase up to 462,000 shares of common stock. The exercise price of the Warrants as discussed above (as applicable, the “Exercise Price”), are equal to one hundred and five percent (105%) of the 10-trading day average volume weighted average price of the Company’s common stock calculated on the trading day immediately preceding the applicable closing. The Exercise Price is subject to adjustment in the event of customary stock splits, stock dividends, combinations or similar events. If at any time following the Initial Exercise Date (as defined below) of the Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for the shares of common stock issuable upon exercise of the Warrants, the Warrants can be exercised on a cashless basis as described in greater detail in the Common Share Purchase Warrants entered into to evidence the Warrants (the “Warrant Agreements”).

The Warrants are exercisable on or after 180 days from their grant date (“Initial Exercise Date”), and for five years thereafter.

The Warrants contain provisions that prohibit exercise if the holder thereof, together with its affiliates, would beneficially own in excess of 4.99% of the number of the Company’s shares of common stock outstanding immediately after giving effect to such exercise. A holder of the Warrants may increase or decrease this percentage, but not in excess of 9.99%, by providing at least 61 days’ prior notice to the Company. In the event of certain corporate transactions, a holder of the Warrants will be entitled to receive, upon exercise of the Warrants, the kind and amount of securities, cash or other property that the holder would have received had it exercised the Warrants immediately prior to such transaction.

If the Company or any subsidiary at any time while the Warrants are outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents, at an effective price per share less than the exercise price of the Warrants then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the exercise price shall be reduced and only reduced to equal the Base Share Price. No adjustment however is to be made for certain customary Exempt Issuances (as defined in the SPAs).

The Warrants also include customary buy-in rights in the event the Company fails to timely deliver the shares of common stock issuable upon exercise thereof.

If at any time the Warrants are outstanding there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the common stock (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price (defined below) is less than the then exercise price then in effect, then on the sixth trading day immediately following such Share Combination Event Date, the exercise price then in effect on such sixth trading day is automatically reduced (but in no event increased) to the Event Market Price. The “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the volume weighted average price of the common stock for each of the five trading days ending and including the trading day immediately preceding the sixth trading day after such Share Combination Event Date, divided by (y) five.

The foregoing description of the SPAs, Warrants, and Series B Preferred Stock, is only a summary of the material terms of such agreements/filings and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements/filings, which are filed (or incorporated by reference) as Exhibits 10.1, 4.1, 3.1, and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

The issuance of the Series B Preferred Stock and the Warrants, as discussed above, were each exempt from registration pursuant to an exemption from registration provided by Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuances did not involve a public offering, the recipients took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipients were each (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”). The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If the Series B Preferred Stock shares were converted in full, without factoring in any dividends which can be paid in-kind, a maximum of 171,112 shares of common stock would be due to the holder thereof, based on a Floor Price of $2.25 per share.

If the Warrants issued to the Purchasers on December 18, 2024 and December 19, 2024, were exercised in full, a maximum of 462,000 shares of common stock would be due to the holder thereof.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., filed with the Secretary of State of Texas on March 28, 2024 (Filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2024, and incorporated by reference herein)
3.2	Amendment to Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., submitted to the Secretary of State of Texas on June 27, 2024 (Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 2, 2024, and incorporated by reference herein)
4.1*	Form of Common Share Purchase Warrant between Mangoceuticals, Inc. and the holders thereof (December 2024 Offering)
10.1*#	Form of Securities Purchase Agreement relating to the sale of 1,650,000 shares of Series B Convertible Preferred Stock and Warrants to Purchase 1,650,000 shares of Common Stock, between Mangoceuticals, Inc. (December 2024 Offering)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Mangoceuticals, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

£ Represents management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: December 26, 2024	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2024

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

Effective on December 31, 2024, January 3, 2025, January 6, 2025 and January 6, 2025, Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”), agreed to definitive terms on four Securities Purchase Agreements (the “SPAs”), with certain institutional accredited investors (the “Purchasers”), pursuant to which the Company sold the Purchasers, and the Purchasers purchased from the Company: 50 shares of Series B Convertible Preferred Stock of the Company (“Series B Preferred Stock”) for $50,000, and warrants to purchase 60,000 shares of common stock (the “Warrants”, and the shares of common stock issuable upon exercise thereof, the “Warrant Shares”), with an exercise price of $2.57 per share; 300 shares of Series B Preferred Stock for $300,000, and Warrants to purchase 396,000 shares of common stock with an exercise price of $2.61 per share; 500 shares of Series B Preferred Stock for $500,000, and Warrants to purchase 660,000 shares of common stock with an exercise price of $2.59 per share; and 50 shares of Series B Preferred Stock for $50,000, and Warrants to purchase 66,000 shares of common stock with an exercise price of $2.59 per share, respectively.

Each of the SPAs closed on the dates they were entered into, and the Warrants were granted on the same dates.

Upon the final sale of the Series B Preferred Stock and Warrants described above on January 6, 2025, the Company’s current offering of 1,250 shares of Series B Preferred Stock which began on December 18, 2024 (the “Offering”), closed.

The SPAs provide that until the 18th month anniversary of the applicable closing date of each SPA, the Purchasers have the right to participate in any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents or any offering of debt or any other type of financing, or a combination thereof (other certain customary exempt issuances)(each a “Subsequent Financing”), in an amount not to exceed the amount of the Purchaser’s subscription, on the same terms, conditions and price provided for in the Subsequent Financing.

The Company has reserved from its duly authorized capital stock 3,000,000 shares of common stock issuable upon exercise of the Warrants and conversion of the Series B Preferred Stock sold in the Offering.

The SPAs contain customary representations, warranties and covenants by the Company (including a restriction on entering into any variable rate transaction for a period of 180 days from the applicable closing date of each SPA), customary conditions to closing, indemnification obligations of the Company and the Purchasers, other obligations of the parties and termination provisions.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The terms of the Company’s Series B Preferred Stock, which each have a stated value of $1,100 per share, are described in greater detail in the Current Reports on Form 8-K filed with the Securities and Exchange Commission (SEC) on April 11, 2024 and July 2, 2024, which description is incorporated by reference herein.

Warrants

In connection with the December 31, 2024, January 3, 2025, and January 6, 2025, closings under the SPAs, the Company issued the Purchasers Warrants to purchase up to 1,188,000 shares of common stock. The exercise price of the Warrants as discussed above (as applicable, the “Exercise Price”), are equal to one hundred and five percent (105%) of the 10-trading day average volume weighted average price of the Company’s common stock calculated on the trading day immediately preceding the applicable closing. The Exercise Price is subject to adjustment in the event of customary stock splits, stock dividends, combinations or similar events. If at any time following the Initial Exercise Date (as defined below) of the Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for the shares of common stock issuable upon exercise of the Warrants, the Warrants can be exercised on a cashless basis as described in greater detail in the Common Share Purchase Warrants entered into to evidence the Warrants (the “Warrant Agreements”).

The Warrants are exercisable on or after 180 days from their grant dates, as applicable (“Initial Exercise Date”), and for five years thereafter.

The Warrants contain provisions that prohibit exercise if the holder thereof, together with its affiliates, would beneficially own in excess of 4.99% of the number of the Company’s shares of common stock outstanding immediately after giving effect to such exercise. A holder of the Warrants may increase or decrease this percentage, but not in excess of 9.99%, by providing at least 61 days’ prior notice to the Company. In the event of certain corporate transactions, a holder of the Warrants will be entitled to receive, upon exercise of the Warrants, the kind and amount of securities, cash or other property that the holder would have received had it exercised the Warrants immediately prior to such transaction.

If the Company or any subsidiary at any time while the Warrants are outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents, at an effective price per share less than the exercise price of the Warrants then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the exercise price shall be reduced and only reduced to equal the Base Share Price. No adjustment however is to be made for certain customary Exempt Issuances (as defined in the SPAs), including sales under the SPAs.

The Warrants also include customary buy-in rights in the event the Company fails to timely deliver the shares of common stock issuable upon exercise thereof.

If at any time the Warrants are outstanding there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the common stock (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price (defined below) is less than the then exercise price then in effect, then on the sixth trading day immediately following such Share Combination Event Date, the exercise price then in effect on such sixth trading day is automatically reduced (but in no event increased) to the Event Market Price. The “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the volume weighted average price of the common stock for each of the five trading days ending and including the trading day immediately preceding the sixth trading day after such Share Combination Event Date, divided by (y) five.

The foregoing description of the SPAs, Warrants, and Series B Preferred Stock, is only a summary of the material terms of such agreements/filings and does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements/filings, which are or incorporated by reference as Exhibits 10.1, 4.1, 3.1, and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

The issuance of the Series B Preferred Stock and the Warrants, as discussed above, were each exempt from registration pursuant to an exemption from registration provided by Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuances did not involve a public offering, the recipients took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipients were each (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”). The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If the Series B Preferred Stock shares sold on December 31, 2024, January 3, 2025, and January 6, 2025, were converted in full, without factoring in any dividends which can be paid in-kind, based on an aggregate stated value of $990,000, a maximum of 440,000 shares of common stock would be due to the holders thereof, based on a Floor Price of $2.25 per share.

If the Warrants issued to the Purchasers on December 31, 2024, January 3, 2025, and January 6, 2025, were exercised in full, a maximum of 1,188,000 shares of common stock would be due to the holders thereof.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., filed with the Secretary of State of Texas on March 28, 2024 (Filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K, filed with the SEC on April 1, 2024, and incorporated by reference herein)
3.2	Amendment to Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Mangoceuticals, Inc., submitted to the Secretary of State of Texas on June 27, 2024 (Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 2, 2024, and incorporated by reference herein)
4.1	Form of Common Share Purchase Warrant between Mangoceuticals, Inc. and the holders thereof (December 2024/January 2025 Offering)(Filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Mangoceuticals, Inc. with the Securities and Exchange Commission on December 26, 2024, and incorporated by reference herein)
10.1#	Form of Securities Purchase Agreement relating to the sale of 1,650,000 shares of Series B Convertible Preferred Stock and Warrants to Purchase 1,650,000 shares of Common Stock, between Mangoceuticals, Inc. (December 2024/January 2025 Offering)(Filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Mangoceuticals, Inc. with the Securities and Exchange Commission on December 26, 2024, and incorporated by reference herein)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Mangoceuticals, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

£ Represents management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: January 8, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03, below, is incorporated by reference into this Item 3.03 in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2025, Mango & Peaches Corp. (“M&P”), the current wholly-owned subsidiary of Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”), filed a Certificate of Designations of Mango & Peaches Corp., establishing the designations, preferences, limitations, and relative rights of its Series A Super Majority Voting Preferred Stock (the “Series A Preferred Stock”), with the Secretary of State of Texas, which was filed by the Texas Secretary of State on January 15, 2025, effective January 9, 2025 (the “Series A Designation”). The Series A Designation designated 100 shares of Series A Preferred Stock, the rights of which are discussed in greater detail below:

Series A Super Majority Voting Preferred Stock

The Series A Designation provides for the Series A Preferred Stock to have the following rights:

Dividend Rights. The Series A Preferred Stock do not accrue dividends.

Liquidation Preference. The Series A Preferred Stock have no liquidation preference.

Conversion Rights. The Series A Preferred Stock have no conversion rights.

Voting Rights. For so long as any shares of Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, have the right to vote on all shareholder matters (including, but not limited to at every meeting of the stockholders of M&P and upon any action taken by stockholders of M&P with or without a meeting) equal to fifty-one percent (51%) of the total vote (the “Total Series A Vote” and the “Voting Rights”). For example, if there are 10,000 shares of M&P’s common stock issued and outstanding at the time of a shareholder vote, the holders of the Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,400 shares, out of a total number of 20,400 shares voting.

Additionally, so long as Series A Preferred Stock is outstanding, M&P shall not, without the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of Series A Preferred Stock, voting separately as a class (i) amend, alter or repeal any provision of the Certificate of Formation or the Bylaws of M&P so as to adversely affect the designations, preferences, limitations and relative rights of the Series A Preferred Stock, (ii) effect any reclassification of the Series A Preferred Stock, (iii) designate any additional series of preferred stock, the designation of which adversely effects the rights, privileges, preferences or limitations of the Series A Preferred Stock; or (iv) amend, alter or repeal any provision of the Series A Designation (except in connection with certain non-material technical amendments).

Redemption Right. The Series A Preferred Stock has no redemption rights.

Protective Provisions. Subject to the rights of series of preferred stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, M&P cannot without first obtaining the approval (by written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class:

(a) Issue any additional shares of Series A Preferred Stock after the original issuance of shares of Series A Preferred Stock;

(b) Increase or decrease the total number of authorized or designated shares of Series A Preferred Stock;

(c) Effect an exchange, reclassification, or cancellation of all or a part of the Series A Preferred Stock;

(d) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; or

(e) Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in the Series A Designation.

It is anticipated that the 100 designated shares of Series A Preferred Stock of M&P will be issued to Jacob Cohen, the Chief Executive Officer of the Company, pursuant to the terms of his Amended and Restated Executive Employment Agreement with the Company, entered into on December 13, 2024, as described in greater detail in the Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission on December 19, 2024

* * * * *

The description of the Series A Designation above is not complete and is qualified in its entirety by the full text of the Series A Designation, filed herewith as Exhibit 3.1, which is incorporated by reference in this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1*	Certificate of Designations of Mango & Peaches Corp., Establishing the Designations, Preferences, Limitations, and Relative Rights of Its Series A Super Majority Voting Preferred Stock, filed with the Secretary of State of Texas on January 9, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: January 15, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 15, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Debt Conversion Agreement

On January 15, 2025, Mangoceuticals, Inc. (the “Company”, “we” and “us”) entered into a Debt Conversion Agreement (the “Debt Conversion Agreement”) with Mill End Capital Ltd. (“Mill End”), which entity was owed $150,000 from the Company pursuant to that certain outstanding Promissory Note dated October 18, 2024 (the “Promissory Note”), originally issued to Cohen Enterprises, Inc., which is owned and controlled by Jacob Cohen, our Chief Executive Officer and Chairman (“Cohen Enterprises”), and acquired by Mill End from Cohen Enterprises on December 13, 2024, for $150,000.

Pursuant to the Debt Conversion Agreement, the Company and Mill End agreed to convert the entire $150,000 owed by the Company to Mill End under the Promissory Note (the “Converted Note”), into an aggregate of 100,000 shares of restricted common stock of the Company (the “Debt Conversion Shares”), based on an agreed conversion price of $1.50 per share.

Pursuant to the Debt Conversion Agreement, which included customary representations and warranties of the parties, Mill End agreed that the shares of common stock issuable in connection therewith were in full and complete satisfaction of amounts owed under the Converted Note.

The foregoing summary of the terms of the Debt Conversion Agreement is not complete and is qualified in its entirety by reference to the full text of the Debt Conversion Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated in this Item 1.01 by reference in its entirety.

Consulting Agreement

In connection with the appointment of Mr. Antonios Isaac as a member of the Board of Directors of the Company and as President of the Company, as discussed in greater detail in Item 5.02, below, the Company entered into a Consulting Agreement with Mr. Isaac on January 15, 2025 (the “Isaac Consulting Agreement”).

Pursuant to the Isaac Consulting Agreement, Mr. Isaac agreed to serve as the President of the Company and to provide services to the Company as reasonably requested during the term of the Isaac Consulting Agreement, which is 12 months. As consideration for the services to be provided by Mr. Isaac under the Isaac Consulting Agreement, the Company agreed to pay him $10,000 per month.

Pursuant to the Isaac Consulting Agreement, we agreed to reimburse Mr. Isaac’s expenses, subject to pre-approval for any expense greater than $500.

The Isaac Consulting Agreement may be terminated prior to the end of the term (i) with the mutual approval of the parties; (ii) with written notice by the non-breaching party, upon the breach of the agreement by the other party, and the failure to cure such breach within 30 days; or (iii) by Mr. Isaac, at any time, for any reason. The Company may also terminate Mr. Isaac’s position as President of the Company at any time, for any reason, which shall not operate as a termination of the Isaac Consulting Agreement, but shall only result in a termination of Mr. Isaac’s role as President of the Company. The Company may also immediately terminate the Isaac Consulting Agreement for Cause upon written notice of termination to Mr. Isaac, with the particular Cause being specified in such notice. With respect to a termination by the Company, “Cause” means any of the following in the Company’s reasonable judgment: (i) Mr. Isaac’s act or acts amounting to gross negligence or willful misconduct to the detriment of the Company; (ii) Mr. Isaac’s fraud or embezzlement of funds or property, or misappropriation involving the Company’s assets, business, customers, suppliers, or employees; (iii) Mr. Isaac’s failure to observe or perform any covenant, condition or provision of this Agreement; (iv) Mr. Isaac’s willful failure to comply with a lawful directive of the Company’s Board of Directors; (v) Mr. Isaac’s failure to comply with any of the Company’s written policies and procedures; or (vi) Mr. Isaac’s conviction of, or plea of guilty or nolo contendere to a felony.

The Isaac Consulting Agreement also contains standard assignment of inventions, indemnification and confidentiality provisions, subject to customary exceptions. Further, Mr. Isaac is subject to certain non-solicitation covenants during the term of the agreement and for 12 months thereafter.

Mr. Isaac is also eligible for discretionary equity bonuses and/or cash awards, from time to time in the discretion of the Compensation Committee and/or Board of Directors.

Mr. Isaac’s compensation under the Isaac Consulting Agreement may be increased from time to time, by the Compensation Committee, or the Board of Directors (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended Isaac Consulting Agreement.

The description of the Isaac Consulting Agreement is not complete and is qualified in its entirety by the full text of the Isaac Consulting Agreement, a copy of which is attached hereto as Exhibit 10.2, and which is incorporated by reference into this Item 5.02 in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information and disclosures set forth in Item 1.01 above are incorporated into this Item 3.02 by reference in their entirety. The Company claims an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of the Debt Conversion Shares, since the offer and sale of such shares did not involve a public offering and the recipient was an “accredited investor”. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

As described in greater detail in the Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission (SEC) on April 11, 2024 (the “April 2024 Form 8-K”), July 2, 2024 (the “July 2024 Form 8-K”), August 23, 2024 (the “August 2024 Form 8-K”) and September 27, 2024 (the “September 2024 Form 8-K”), the Company is party to a Securities Purchase Agreement dated April 4, 2024, and amended April 28, 2024 (as amended, the “SPA”), with an institutional accredited investor (the “Purchaser”), pursuant to which the Purchaser agreed to purchase 2,500 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) of the Company, and certain warrants.

The sale of a total of 1,000 shares of Series B Preferred Stock in a fourth closing under the SPA (the “Fourth Closing”), was subject to certain conditions to closing, of which 500 shares of Series B Preferred Stock were sold on August 22, 2024, as discussed in the August 2024 Form 8-K, and 250 shares of Series B Preferred Stock were sold on September 26, 2024, as discussed in the September 2024 Form 8-K.

On January 15, 2025, the Company sold the Purchaser the final 250 shares of Series B Preferred Stock (the “Final Fourth Closing Shares”) for $250,000 in connection with a partial and final closing of the Fourth Closing.

The Series B Preferred Stock each have an initial stated value of $1,100 per share, and as a result, the effective purchase price of the Series B Preferred Stock shares sold is a 10% discount to the stated value thereof.

The Company’s stockholders at the 2024 Annual Meeting of Stockholders held on June 17, 2024, approved the issuance of more than 19.99% of our outstanding common stock upon the conversion of the shares of Series B Preferred Stock sold under the SPA and upon the exercise of warrants sold under the SPA in accordance with Nasdaq Listing Rule 5635(d).

The rights and preferences of the Series B Preferred Stock are described in greater detail in the April 2024 Form 8-K and July 2024 Form 8-K, which description is incorporated by reference herein.

The issuance of the Final Fourth Closing Shares were exempt from registration pursuant to an exemption from registration provided by, Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient was (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If the 250 Final Fourth Closing Shares were converted in full, without factoring in any dividends which can be paid in-kind, a maximum of 183,333 shares of common stock would be due to the holder thereof, based on a floor price of $1.50 per share (see also Item 8.01, below).

If the other 2,520 outstanding shares of Series B Preferred Stock (when not taking into account the Final Fourth Closing Shares), were converted in full, without factoring in any dividends which can be paid in-kind, a maximum of 1,848,000 shares of common stock would be due to the holder thereof, based on a floor price of $1.50 per share (see also Item 8.01, below).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Director

On January 15, 2025, the Board of Directors of the Company, with the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, increased the number of members of the Board of Directors (the “Board”) of the Company from four (4) to five (5), and appointed Antonios Isaac as a member of the Board and as President of the Company, which appointments were effective the same day. Mr. Issac will serve as a member of the Board until the Company’s 2025 annual meeting of shareholders, until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

The Board of Directors determined that Mr. Isaac was not “independent” pursuant to the rules of the Nasdaq Capital Market, due to his position as President of the Company and Mr. Isaac was not appointed to any committees of the Board.

Mr. Isaac is not party to any material plan, contract or arrangement (whether or not written) with the Company, except for the Consulting Agreement (discussed and described above in Item 1.01), and there are no arrangements or understandings between Mr. Isaac and any other person pursuant to which Mr. Isaac was selected to serve as a director of the Company, nor is Mr. Isaac a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between any director or executive officer of the Company, including Mr. Isaac.

Biographical information for Mr. Isaac is provided below:

Antonios Isaac, age 70

Mr. Isaac has been a director of Alt5 Sigma (Nasdaq: ALTS), which operates a next generation blockchain platform, since May 2015, Chief Executive Officer of Alt5 Sigma since May 2016, and President of Alt5 Sigma since August 2024. Mr. Isaac served as Financial Planning and Strategist/Economist of Live Ventures Incorporated (Nasdaq: LIVE), a holding company for diversified businesses, from March 2012 to May 2015. He is the Chairman and Co-Founder of the Isaac Organization, a privately held investment company.

Mr. Isaac has invested in various companies, both private and public, from 1981 to the present. His specialty is negotiation and problem-solving in complex real estate and business transactions. Mr. Isaac has served as a director of Live Ventures Incorporated since December 2011. He graduated from Ottawa University in 1981, where he majored in Commerce, Business Administration, and Economics.

We have concluded that Mr. Isaac is well qualified to serve on our Board of Directors based upon his significant business experience and public company background and knowledge.

Item 8.01. Other Events.

As a result of the conversion of the Promissory Note, pursuant to the terms of the Debt Conversion Agreement, at a conversion price of $1.50 per share, the exercise price of those certain common stock warrants issued by the Company in connection with its December 2025 Series B Convertible Preferred Stock offering (warrants to purchase up to 1,650,000 shares of common stock with exercise prices from between $2.59 and $2.71 per share); and those certain common stock warrants to purchase 320,000 shares of common stock granted to the Purchaser in connection with the SPA (with an exercise price of $2.53 per share), were automatically re-priced pursuant to the anti-dilutive terms thereof, to have an exercise price equal to the Conversion Price of the Debt Conversion Agreement, $1.50 per share, effective upon the date of the Debt Conversion Agreement.

Additionally, as a result of the conversion of the Promissory Note, pursuant to the terms of the Debt Conversion Agreement, at a conversion price of $1.50 per share, the conversion price of the Company’s Series B Preferred Stock was automatically adjusted, pursuant to the designation of such Series B Preferred Stock, to have a conversion price of $1.50 per share, effective upon the date of the Debt Conversion Agreement.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Debt Conversion Agreement dated January 15, 2025, between Mangoceuticals, Inc. and Mill End Capital Ltd.
10.2*£	Consulting Agreement dated January 15, 2025, between Mangoceuticals, Inc. and Antonios Isaac
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

£ Represents management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: January 21, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Payment Plan Letter Agreement

On January 27, 2025, Mangoceuticals, Inc. (the “Company”, “we” and “us”) entered into a First Amendment to Payment Plan Letter Agreement (the “1st Amendment”) with MAAB Global Ltd. (“MAAB”). MAAB had previously purchased rights to $500,000 owed by the Company to Barstool Sports, Inc. (“Barstool” and the “Debt”) on January 10, 2025, which amount was non-interest bearing, and due pursuant to the terms of a Payment Plan Letter Agreement entered into between Barstool and the Company on August 27, 2024.

Pursuant to the 1st Amendment, the Company and MAAB agreed to amend the terms of the Debt to allow MAAB the right, exercisable at any time, to convert the $500,000 of Debt into shares of the Company’s common stock at a conversion price of $1.50 per share (the “Debt Conversion Shares”).

The foregoing summary of the terms of the Payment Plan Letter Agreement and 1st Amendment is not complete and is qualified in its entirety by reference to the full text of the Payment Plan Letter Agreement and 1st Amendment, which are filed as Exhibits 10.3 and 10.1, respectively, to this Current Report and are incorporated in this Item 1.01 by reference in their entirety.

Assignment of Epiq Script Agreements

On January 30, 2025, the Company, with the approval of the disinterested members of the Board of Directors and the Company’s Audit Committee, made up of independent members of the Board of Directors, entered into two Assignment, Assumption and Novation Agreements (the “Epiq Scripts Assignments”) with Epiq Scripts, LLC, which is 51% owned by Jacob Cohen, the Company’s Chief Executive Officer and Chairman, and the Chief Executive Officer and sole director of Mango & Peaches Corp., the Company’s current wholly-owned subsidiary (“M&P”)(provided that the Company has agreed to issue Mr. Cohen (a) 1,700,000 shares of the common stock of M&P (representing 25.4% of M&P’s outstanding shares of common stock); and (b) 100 shares of Series A Super Majority Voting Preferred Stock of M&P, which will have the right to vote fifty-one percent (51%) of the total vote on all M&P shareholder matters).

Pursuant to the Epiq Scripts Assignments, the Company assigned all of its rights under (1) a September 1, 2022, Master Services Agreement, as amended with Epiq Scripts; and (2) a September 15, 2023, Consulting Agreement with Epiq Scripts, to M&P, M&P agreed to take responsibility for all obligations thereunder, effective as of the assignment date, and Epiq Scripts agreed to novate the responsibility of the Company thereunder, effective as of the assignment date. Additionally, we agreed to indemnify M&P for any liability under such agreements prior to the assignment date and M&P agreed to indemnify us against any liability under such agreements after the assignment date.

The description of the Epiq Scripts Assignments above, is not complete and is qualified in its entirety by the full text of the Epiq Scripts Assignments, copies of which are attached hereto as Exhibits 10.4 and 10.5, and which are incorporated by reference into this Item 1.01 in their entirety.

LT Global Practice Management Service Agreement

On January 28, 2025, the Company, with the approval of the disinterested members of the Board of Directors and the Company’s Audit Committee, made up of independent members of the Board of Directors, entered into an LT Global Practice Management Service Agreement (the “LT Service Agreement”) with LT Global Practice Management (“LT Global”), which entity is owned by the wife of Mr. Cohen. Pursuant to the agreement, LT Global agreed to provide us virtual professionals at the rate of between $1,800 to $3,500 on a full-time basis per virtual professional. The agreement has a term beginning on January 15, 2025, and continuing until either party provides the other at least 30 days prior written notice. The agreement includes customary confidentiality requirements of the parties, indemnification requirements, and other provisions.

The description of the LT Service Agreement above, is not complete and is qualified in its entirety by the full text of the LT Service Agreement, a copy of which is attached hereto as Exhibit 10.6, and which is incorporated by reference into this Item 1.01 in its entirety.

Master Distribution Agreement

On January 30, 2025, the Company entered into a Master Distribution Agreement (the “MSA”), with Propre Energie Inc (“Propre”). Pursuant to the MSA, the Company will license certain intellectual property and patent rights from Propre relating to clinically proven, plant-based formulations targeting hyperpigmentation, dark spots, uneven skin tone, and skin brightening through advanced solutions marketed under the brand Dermytol®.

We agreed pursuant to the MSA to pay Propre 650,000 shares of the Company’s restricted common stock (the “Propre Shares”) and 1% of the gross sales revenue we generate during the term of the MSA. The MSA has a term of three years, renewable thereafter for up to three additional one year terms, provided that neither party provides the other notice of termination at least 90 days prior to the renewal date, provided that Propre has a right of termination in the event we sell substantially all of our assets or a majority interest in the Company during the term and either party may terminate the agreement if the other party breaches the MSA and fails to cure such breach within 90 days or becomes insolvent.

The MSA contains customary confidentiality provisions, representations and warranties of the parties, indemnification obligations, disclaimers and covenants, for an agreement of type and size of the MSA.

The description of the MSA above is not complete and is qualified in its entirety by the full text of the MSA, a copy of which is attached hereto as Exhibit 10.7, and which is incorporated by reference into this Item 1.01 in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information and disclosures set forth in Item 1.01 above relating to the 1st Amendment and MSA are incorporated into this Item 3.02 by reference in their entirety.

The Company claims an exemption from registration for (a) the offer of the Debt Conversion Shares and the 1st Amendment, and (b) the offer and sale of the Propre Shares, pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the offer and sale (where applicable) of such shares and 1st Amendment did not involve a public offering and the recipients were “accredited investors” and had access to similar information as would be included in a registration statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing offers and sales (where applicable) and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If the Debt was converted in full, a maximum of 333,334 Debt Conversion Shares would be due to the holder thereof, based on a conversion price of $1.50 per share (see also Item 1.01, above).

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	August 27, 2024, Payment Plan Letter Agreement between Mangoceuticals, Inc. and Barstool Sports, Inc. relating to $516,250 of outstanding debt
10.2*€	January 10, 2025, Debt Purchase Agreement, between MAAB Global and Barstool Sports Inc.
10.3*	First Amendment to Payment Plan Letter Agreement between Mangoceuticals, Inc. and MAAB Global, dated January 27, 2025
10.4*	Assignment, Assumption and Novation Agreement dated January 30, 2025, by and among Mangoceuticals, Inc., as assignor, Mango & Peaches Corp., as assignee, and Epiq Scripts, LLC (MSA)
10.5*	Assignment, Assumption and Novation Agreement dated January 30, 2025, by and among Mangoceuticals, Inc., as assignor, Mango & Peaches Corp., as assignee, and Epiq Scripts, LLC (Consulting Agreement)
10.6*	LT Global Practice Management Service Agreement dated January 28, 2025, between Mangoceuticals, Inc. and LT Global Practice Management
10.7*	Master Distribution Agreement dated January 30, 2025, between Propre Energie Inc, as supplier, and Mangoceuticals, Inc., as distributor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

€ Certain information contained in this Exhibit has been omitted (and replaced by X’s) pursuant to Item 601(a)(6) of Regulation S-K, because disclosure of such information would constitute a clearly unwarranted invasion of personal privacy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: January 31, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On February 3, 2025, Mangoceuticals, Inc. (the “Company”, “we” and “us”) entered into a Subscription Agreement with an accredited investor (the “Purchaser”), pursuant to which the Purchaser agreed to purchase 70,000 shares of the Company’s restricted common stock from the Company for a total of $105,000, $1.50  per share. The Subscription Agreement included customary representations and warranties of the Purchaser and the Company.

The Company claims an exemption from registration for the issuance of the shares pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the offer and sale of such shares did not involve a public offering and the recipient was an “accredited investor” and had access to similar information as would be included in a registration statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing offers and sales and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The description of the Subscription Agreement above is not complete and is qualified in its entirety by the full text of the form of Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated by reference into this Item 3.02 in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to Amanda Hammer Agreement

On, and effective on February 6, 2025, the Company, with the approval of the Board of Directors of the Company, with the recommendation of the Compensation Committee of the Board of Directors, entered into a First Amendment to Employment Agreement with Amanda Hammer, the Company’s Chief Operating Officer (the “Hammer Amendment”).

Pursuant to the Hammer Amendment, Ms. Hammer’s role with the Company was expanded to include serving as Chief Operating Officer of Mango & Peaches Corp., the Company’s current wholly-owned subsidiary (“M&P”)(provided that the Company has agreed to issue Mr. Cohen (a) 1,700,000 shares of the common stock of M&P (representing 25.4% of M&P’s outstanding shares of common stock); and (b) 100 shares of Series A Super Majority Voting Preferred Stock of M&P, which will have the right to vote fifty-one percent (51%) of the total vote on all M&P shareholder matters); certain provisions of the employment agreement relating to the Company were amended to include both the Company and M&P; Ms. Hammer’s compensation was increased to $180,000 per year, effective February 1, 2025; and the Company agreed to pay Ms. Hammer a cash bonus of $15,000 within 30 days of the effective date of the Hammer Amendment.

The description of the Hammer Amendment is not complete and is qualified in its entirety by the full text of the Hammer Amendment, a copy of which is attached hereto as Exhibit 10.2, and which is incorporated by reference into this Item 5.02 in its entirety.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Form Common Stock Subscription Agreement (February 2025)
10.2*£	First Amendment to Employment Agreement dated February 6, 2025, between Mangoceuticals, Inc. and Amanda Hammer
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

£ Represents management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: February 7, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer